PRUDENTIAL JENNISON ACTIVE BALANCED FUND
PRUDENTIAL JENNISON GROWTH FUND
PRUDENTIAL JENNISON GROWTH & INCOME FUND

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PROSPECTUS DATED JANUARY 23, 1998

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Prudential Jennison Active Balanced Fund (Active Balanced Fund), Prudential
Jennison Growth Fund (Growth Fund) and Prudential Jennison Growth & Income Fund (Growth & Income Fund) (each a Fund and collectively, the Funds) are each a series of Prudential Jennison Series Fund, Inc. (the Company), a diversified, open-end, management investment company.

ACTIVE BALANCED FUND'S INVESTMENT OBJECTIVE IS TO SEEK TO ACHIEVE TOTAL RETURNS APPROACHING EQUITY RETURNS, WHILE ACCEPTING LESS RISK THAN AN ALL-EQUITY PORTFOLIO, THROUGH AN ACTIVELY-MANAGED PORTFOLIO OF EQUITY SECURITIES, FIXED-INCOME SECURITIES AND MONEY MARKET INSTRUMENTS. The Active Balanced Fund's investments will be actively shifted among these asset classes in order to capitalize on intermediate term (i.e., 12 to 18 months) valuation opportunities and to maximize the Fund's total investment return.

GROWTH FUND'S INVESTMENT OBJECTIVE IS LONG-TERM GROWTH OF CAPITAL. The Growth Fund seeks to achieve its objective by investing primarily in equity securities (common stock, preferred stock and securities convertible into common stock) of established companies with above-average growth prospects. Current income, if any, is incidental. Under normal market conditions, the Growth Fund intends to invest at least 65% of its total assets in equity securities of companies that exceed $1 billion in market capitalization.

GROWTH & INCOME FUND'S INVESTMENT OBJECTIVE IS LONG-TERM GROWTH OF CAPITAL AND INCOME, WITH CURRENT INCOME AS A SECONDARY OBJECTIVE. The Growth & Income Fund seeks to achieve its objectives by investing primarily in common stocks of established companies with growth prospects believed to be underappreciated by the market.

Each Fund may engage in various derivative transactions such as using options on stocks, stock indices and foreign currencies, entering into foreign currency exchange contracts and the purchase and sale of futures contracts on stock indices and foreign currencies and options thereon to hedge its portfolio and to attempt to enhance return. The Growth & Income Fund may engage in short sales. There can be no assurance that any Fund's investment objective will be achieved. See "How the Funds Invest--Investment Objectives and Policies." The Company's address is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, and its telephone number is (800) 225-1852.

This Prospectus sets forth concisely the information about each Fund that a prospective investor should know before investing and is available at the Web site of The Prudential Insurance Company of America (http://www.prudential.com). Additional information about the Funds has been filed with the Securities and Exchange Commission (the Commission) in a Statement of Additional Information, dated January 23, 1998, which information is incorporated herein by reference (is legally considered a part of this Prospectus) and is available without charge upon request to the Company at the address or telephone number noted above. The Commission maintains a Web site (http://www.sec.gov) that contains the Statement of Additional Information, material incorporated by reference and other information regarding the Funds.

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Investors are advised to read the Prospectus and retain it for future reference.
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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                FUND HIGHLIGHTS


   The following summary is intended to highlight certain information contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein.
WHAT ARE THE FUNDS?

  Each Fund is a mutual fund. A mutual fund pools the resources of investors by selling its shares to the public and investing the proceeds of such sale in a portfolio of securities designed to achieve its investment objectives. Technically, each Fund is a series of Prudential Jennison Series Fund, Inc., an open-end, diversified, management investment company.

WHAT ARE THE FUNDS' INVESTMENT OBJECTIVES?

  ACTIVE BALANCED FUND: Active Balanced Fund's investment objective is to seek to achieve total returns approaching equity returns, while accepting less risk than an all-equity portfolio, through an actively-managed portfolio of equity securities, fixed-income securities and money market instruments. See "How the Funds Invest--Investment Objectives and Policies" at page 18.

  GROWTH FUND: Growth Fund's investment objective is long-term growth of capital. It seeks to achieve this objective by investing primarily in equity securities (common stock, securities convertible into common stock and preferred stock) of established companies with above-average growth prospects. Current income, if any, is incidental. See "How the Funds Invest--Investment Objectives and Policies" at page 18.

  GROWTH & INCOME FUND: Growth & Income Fund's primary investment objective is long-term growth of capital and income, with current income as a secondary objective. It seeks to achieve its objectives by investing primarily in common stocks of established companies with growth prospects believed to be underappreciated by the market. See "How the Funds Invest--Investment Objectives and Policies" at page 18.

  There can be no assurance that any Fund's investment objective will be achieved.

WHAT ARE EACH FUND'S RISK FACTORS AND SPECIAL CHARACTERISTICS?

  ACTIVE BALANCED FUND: With respect to the equity portion of the Active Balanced Fund, the Fund invests primarily in common stocks of established companies with growth prospects which are, in the opinion of the Fund's investment adviser, Jennison Associates LLC (Jennison, the Subadviser or the investment adviser), underappreciated by the market. These may include companies that are experiencing important changes in their business structure and management philosophy. The ability of the investment adviser to successfully identify these changes will be an important factor in the Active Balanced Fund's performance record. See "How the Funds Invest--Investment Objectives and Policies" at page 18.

  The Active Balanced Fund may invest up to 15% of its total assets in equity securities of foreign issuers and up to 20% of its total assets in debt securities of foreign issuers. Investing in securities of foreign companies and countries involves certain risks and considerations not typically associated with investments in domestic companies. See "How the Funds Invest--Risk Factors and Special Considerations of Investing in Foreign Securities" at page 27. The Active Balanced Fund may commit up to 20% of the value of its total assets to investment techniques such as dollar rolls, forward rolls and reverse repurchase agreements. See "How the Funds Invest--Investment Objectives and Policies--Forward Rolls, Dollar Rolls and

Reverse Repurchase Agreements--Active Balanced Fund Only" at page 24. The Fund may invest up to 5% of its total assets in non-investment grade debt securities or in unrated securities of comparable quality. Non-investment grade securities are securities rated lower than Baa by Moody's Investors Service (Moody's) or BBB by Standard & Poor's Ratings Group (S&P) and are commonly known as "junk bonds." These securities are considered speculative and are subject to a greater risk of loss of principal and interest than higher rated securities as well as greater price volatility. See "How the Funds Invest--Risk Factors Relating to Investing in Debt Securities Rated Below Investment Grade (Junk Bonds)--Active Balanced Fund and Growth & Income Fund Only" at page 28. The Fund may engage in various hedging and return enhancement strategies including using derivatives. See "How the Funds Invest--Hedging and Return Enhancement Strategies--Risks of Hedging and Return Enhancement Strategies" at page 31. As with an investment in any mutual fund, an investment in this Fund can decrease in value and you can lose money.

  GROWTH FUND: Securities of the kinds of companies in which the Growth Fund invests may be subject to significant price fluctuation and above-average risk. Thus, the Growth Fund may be considered subject to greater investment risks than are assumed by certain other investment companies. In addition, companies achieving an earnings growth rate higher than that of S&P 500 companies tend to reinvest their earnings rather than distribute them. As a result, the Growth Fund is not likely to receive significant dividend income on its portfolio securities. Accordingly, an investment in the Growth Fund should not be considered as a complete investment program and may not be appropriate for all investors.

  Under normal market conditions, the Growth Fund intends to invest at least 65% of its total assets in equity securities of companies that exceed $1 billion in market capitalization. See "How the Funds Invest--Investment Objectives and Policies" at page 18. The Growth Fund may also invest in (i) other equity securities including up to 20% of its total assets in securities of foreign issuers, (ii) investment grade fixed-income securities and (iii) obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities, including mortgage-backed securities. Investing in securities of foreign companies and countries involves certain risks and considerations not typically associated with investments in domestic companies. See "How the Funds Invest--Risk Factors and Special Considerations of Investing in Foreign Securities" at page 27. The Growth Fund may also engage in various hedging and return enhancement strategies including using derivatives. See "How the Funds Invest--Hedging and Return Enhancement Strategies--Risks of Hedging and Return Enhancement Strategies" at page 31. As with an investment in any mutual fund, an investment in this Fund can decrease in value and you can lose money.

  GROWTH & INCOME FUND: Growth & Income Fund invests primarily in common stocks of established companies with growth prospects which are, in the opinion of the investment adviser, underappreciated by the market. These may include companies that are experiencing important changes in their business structure and management philosophy. The ability of the investment adviser to successfully identify these changes will be an important factor in the Growth & Income Fund's performance record. Also, the Growth & Income Fund's portfolio holdings may be characterized by volatility somewhat greater than the overall market. Additionally, although current income is a secondary objective, some of the Growth & Income Fund's holdings may pay little or no dividend income. See "How the Funds Invest--Investment Objectives and Policies" at page 18.

  The Growth & Income Fund may invest up to 20% of its total assets in equity and debt securities of foreign issuers. Investing in securities of foreign companies and countries involves certain risks and considerations not typically associated with investments in domestic companies. See "How the Funds Invest-- Risk Factors and Special Considerations of Investing in Foreign Securities" at page 27. The Growth & Income Fund may invest up to 10% of its total assets in non-investment grade debt securities or in unrated securities of comparable quality. Securities rated lower than Baa by Moody's or BBB by S&P, commonly known as "junk bonds," are considered speculative and are subject to a greater risk of loss of principal and interest than higher rated securities as well as greater price volatility. See "How the Funds Invest--Risk Factors

Relating to Investing in Debt Securities Rated Below Investment Grade (Junk Bonds)--Active Balanced Fund and Growth & Income Fund Only" at page 28. The Growth & Income Fund also may engage in short sales which subject the Fund to additional risks. See "How the Funds Invest--Other Investments and Policies-- Short Sales" at page 27. The Growth & Income Fund also may engage in various hedging and return enhancement strategies including using derivatives. See "How the Funds Invest--Hedging and Return Enhancement Strategies--Risks of Hedging and Return Enhancement Strategies" at page 31. As with an investment in any mutual fund, an investment in this Fund can decrease in value and you can lose money.

WHO MANAGES THE FUNDS?

  Prudential Investments Fund Management LLC (PIFM or the Manager) is the manager of each Fund and is compensated for its services at an annual rate of
 .60 of 1% of the average daily net assets of each of Growth Fund and Growth & Income Fund and is compensated for its services to Active Balanced Fund at an annual rate of .65 of 1% of its average daily net assets. As of December 31, 1997, PIFM served as manager or administrator to 64 investment companies, including 42 mutual funds, with aggregate assets of approximately $62 billion. Jennison furnishes investment advisory services in connection with the management of each Fund under Subadvisory Agreements with PIFM. The Prudential Investment Corporation, which does business under the name Prudential Investments (PI), invests available cash balances for the Active Balanced Fund through a joint repurchase agreement account. See "How the Funds are Managed-- Manager" at page 32 and "How the Funds are Managed--Subadvisers" at page 33.

WHO DISTRIBUTES EACH FUND'S SHARES?

  Prudential Securities Incorporated (Prudential Securities or the Distributor), a major securities underwriter and securities and commodities broker, acts as the Distributor of the Company's Class A, Class B, Class C and Class Z shares and is paid a distribution and service fee with respect to Class A shares which is currently being charged at the annual rate of .25 of 1% of the average daily net assets of the Class A shares and is paid a distribution and service fee with respect to Class B and Class C shares at an annual rate of 1% of the average daily net assets of each of the Class B and Class C shares. The Distributor incurs the expense of distributing each Fund's Class Z shares under a Distribution Agreement with the Company, none of which is reimbursed or paid for by the Funds. See "How the Funds are Managed--Distributor" at page 33.

WHAT IS THE MINIMUM INVESTMENT?

  The minimum initial investment is $1,000 for Class A and Class B shares and $5,000 for Class C shares. The minimum subsequent investment is $100 for Class A, Class B and Class C shares. Class Z shares are not subject to any minimum investment requirements. There is no minimum investment requirement for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Guide--How to Buy Shares of the Funds" at page 39 and "Shareholder Guide--Shareholder Services" at page 50.

HOW DO I PURCHASE SHARES?

  You may purchase shares of any Fund through Prudential Securities, Pruco Securities Corporation (Prusec) or directly from the Fund, through its transfer agent, Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), at the net asset value per share (NAV) next determined after receipt of your purchase order by the Transfer Agent or Prudential Securities plus a sales charge which may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). Class Z shares are offered to a limited group of investors at NAV without any sales charge.

Participants in programs sponsored by Prudential Retirement Services should contact their client representative for more information about Class Z shares. See "How Each Fund Values its Shares" at page 35 and "Shareholder Guide--How to Buy Shares of the Funds" at page 39.

WHAT ARE MY PURCHASE ALTERNATIVES?

  Each Fund offers four classes of shares:

  .Class A Shares: Sold with an initial sales charge of up to 5% of the offering price.

  .Class B Shares: Sold without an initial sales charge but are subject to a contingent deferred sales charge or CDSC (declining from 5% to zero of the lower of the amount invested or the redemption proceeds) which will be imposed on certain redemptions made within six years of purchase. Although Class B shares are subject to higher ongoing distribution-related expenses than Class A shares, Class B shares will automatically convert to Class A shares (which are subject to lower ongoing distribution-related expenses) approximately seven years after purchase.

  .Class C Shares: Sold without an initial sales charge but, for one year after purchase, are subject to a CDSC of 1% on redemptions. Like Class B shares, Class C shares are subject to higher ongoing distribution-related expenses than Class A shares but do not convert to another class.

  .Class Z Shares: Sold without an initial sales charge or CDSC to a limited group of investors. Class Z shares are not subject to any ongoing service or distribution expenses.

  See "Shareholder Guide--Alternative Purchase Plan" at page 41.

HOW DO I SELL MY SHARES?

  You may redeem your shares at any time at the NAV next determined after Prudential Securities or the Transfer Agent receives your sell order. However, the proceeds of redemptions of Class B and Class C shares may be subject to a CDSC. Participants in programs sponsored by Prudential Retirement Services should contact their client representative for more information about selling their Class Z shares. See "Shareholder Guide--How to Sell Your Shares" at page 45.

HOW ARE DIVIDENDS AND DISTRIBUTIONS PAID?

  Active Balanced Fund expects to pay dividends of net investment income, if any, annually, and Growth Fund and Growth & Income Fund expect to pay dividends of net investment income, if any, semi-annually. Each Fund expects to make distributions of any net capital gains at least annually. Dividends and distributions will be automatically reinvested in additional shares of the respective Fund at NAV without a sales charge unless you request that they be paid to you in cash. See "Taxes, Dividends and Distributions" at page 36.

                      FUND EXPENSES--ACTIVE BALANCED FUND


                             CLASS A SHARES        CLASS B SHARES         CLASS C SHARES   CLASS Z SHARES
                             --------------        --------------         --------------   --------------
SHAREHOLDER TRANSACTION EX-
 PENSES+
  Maximum Sales Load Im-
   posed on Purchases (as a
   percentage of offering
   price)..................        5%                   None                   None             None
  Maximum Sales Load Im-
   posed on Reinvested Div-
   idends..................       None                  None                   None             None
  Maximum Deferred Sales
   Load (as a percentage of
   original purchase price
   or redemption proceeds,
   whichever is lower).....       None         5% during the first year,   1% on redemptions    None
                                               decreasing by 1% annually   made within one
                                            to 1% in the fifth and sixth   year of purchase
                                           years and 0% the seventh year*


  Redemption Fees..........       None                  None                   None             None
  Exchange Fee.............       None                  None                   None             None
ANNUAL FUND OPERATING        CLASS A SHARES        CLASS B SHARES         CLASS C SHARES   CLASS Z SHARES
EXPENSES                     --------------        --------------         --------------   --------------
(as a percentage of average
net assets)
  Management Fees..........        .65%                  .65%                   .65%             .65%
  12b-1 Fees (After Reduc-
   tion)                           .25%++               1.00%                  1.00%            None
  Other Expenses...........        .41%                  .41%                   .41%             .41%
                                   ---                   ---                    ---              ---
  Total Fund Operating Ex-
   penses (After Reduc-
   tion)...................       1.31%                 2.06%                  2.06%            1.06%
                                  ====                  ====                   ====             ====
                                   1                     3                       5               10
                                  YEAR                 YEARS                   YEARS           YEARS
EXAMPLE                           ----                 -----                   -----           -----
You would pay the following
 expenses on a $1,000 in-
 vestment, assuming (1) 5%
 annual return and (2) re-
 demption at the end of
 each time period:
   Class A.................       $63                   $89                    $118             $200
   Class B.................       $71                   $95                    $121             $211
   Class C.................       $31                   $65                    $111             $239
   Class Z.................       $11                   $34                    $ 58             $129
You would pay the following
 expenses on the same in-
 vestment, assuming no re-
 demption:
   Class A.................       $63                   $89                    $118             $200
   Class B.................       $21                   $65                    $111             $211
   Class C.................       $21                   $65                    $111             $239
   Class Z.................       $11                   $34                    $ 58             $129

The above example is based on expenses incurred during the fiscal year ended September 30, 1997 by Prudential Active Balanced Fund, whose assets were acquired by Active Balanced Fund at the commencement of its investment operations on January 23, 1998. The example should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.
The purpose of this table is to assist investors in understanding the various types of costs and expenses that an investor in the Active Balanced Fund will bear, whether directly or indirectly. For more complete descriptions of the various costs and expenses, see "How the Funds are Managed." "Other Expenses" includes estimated operating expenses of the Fund, such as Directors' and professional fees, registration fees, reports to shareholders and transfer agency and custodian (domestic and foreign) fees (but excludes foreign withholding taxes).
--------
  * Class B shares will automatically convert to Class A shares approximately seven years after purchase. See "Shareholder Guide--Conversion Feature-- Class B Shares."
  + Pursuant to rules of the National Association of Securities Dealers, Inc., the aggregate initial sales charges, deferred sales charges and asset-based sales charges (12b-1 fees) on shares of the Fund may not exceed 6.25% of total gross sales, subject to certain exclusions. This 6.25% limitation is imposed on each class of the Fund rather than on a per shareholder basis. Therefore, long-term Class B and Class C shareholders of the Fund may pay more in total sales charges than the economic equivalent of 6.25% of such shareholders' investment in such shares. See "How the Funds are Managed--Distributor."

  ++ Although the Class A Distribution and Service Plan provides that the Fund may pay a distribution fee of up to .30 of 1% per annum of the average daily net assets of the Class A shares, the Distributor has agreed to limit its distribution fees with respect to Class A shares of the Fund to .25 of 1% of the average daily net assets of the Class A shares for the fiscal year ending September 30, 1998. See "How the Funds are Managed-- Distributor." Total Fund Operating Expenses would be 1.36% absent this limitation with respect to Class A shares.

                           FUND EXPENSES--GROWTH FUND

                          CLASS A SHARES          CLASS B SHARES           CLASS C SHARES   CLASS Z SHARES
                          --------------          --------------           --------------   --------------
SHAREHOLDER TRANSACTION
 EXPENSES+
 Maximum Sales Load
  Imposed on Purchases
  (as a percentage of
  offering price).......          5%                   None                     None             None
 Maximum Sales Load
  Imposed on Reinvested
  Dividends.............       None                    None                     None             None
 Maximum Deferred Sales
  Load (as a percentage
  of original purchase
  price or redemption
  proceeds, whichever is
  lower)................       None         5% during the first year,      1% on redemptions     None
                                         decreasing by 1% annually to 1%    made within one
                                         in the fifth and the sixth years  year of purchase
                                           and 0% in the seventh year*


 Redemption Fees........       None                    None                     None             None
 Exchange Fee...........       None                    None                     None             None
                          CLASS A SHARES          CLASS B SHARES           CLASS C SHARES   CLASS Z SHARES
                          --------------          --------------           --------------   --------------
ANNUAL FUND OPERATING
 EXPENSES
 (as a percentage of av-
 erage net assets)
 Management Fees........        .60%                    .60%                     .60%            .60%
 12b-1 Fees (After Re-
   duction).............        .25%++                 1.00%                    1.00%            None
 Other Expenses.........        .24%                   .24%                      .24%            .24%
                                ---                    ---                       ---             ---
 Total Fund Operating
   Expenses (After
   Reduction)...........       1.09%                   1.84%                    1.84%            .84%
                               ====                    ====                     ====             ===

                                                 1 YEAR 3 YEARS 5 YEARS 10 YEARS
EXAMPLE                                          ------ ------- ------- --------
You would pay the following expenses on a
$1,000 investment, assuming (1) 5% annual re-
turn and (2) redemption at the end of each time
period:
 Class A.......................................   $61     $83    $107     $176
 Class B.......................................   $69     $88    $110     $187
 Class C.......................................   $29     $58    $100     $216
 Class Z.......................................   $ 9     $27    $ 47     $104
You would pay the following expenses on the
 same investment, assuming no redemption:
 Class A.......................................   $61     $83    $107     $176
 Class B.......................................   $19     $58    $100     $187
 Class C.......................................   $19     $58    $100     $216
 Class Z.......................................   $ 9     $27    $ 47     $104

The above example is based on data for the Growth Fund's fiscal year ended September 30, 1997. The example should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

The purpose of this table is to assist an investor in understanding the various types of costs and expenses that an investor in the Growth Fund will bear, whether directly or indirectly. For more complete descriptions of the various costs and expenses, see "How the Funds are Managed." "Other Expenses" includes operating expenses of the Growth Fund, such as Directors' and professional fees, registration fees, reports to shareholders and transfer agency and custodian (domestic and foreign) fees (but excludes foreign withholding taxes).
------------
 * Class B shares will automatically convert to Class A shares approximately seven years after purchase. See "Shareholder Guide--Conversion Feature-- Class B Shares."
 + Pursuant to rules of the National Association of Securities Dealers, Inc., the aggregate initial sales charges, deferred sales charges and asset-based sales charges (12b-1 fees) on shares of the Fund may not exceed 6.25% of total gross sales, subject to certain exclusions. This 6.25% limitation is imposed on the Fund rather than on a per shareholder basis. Therefore, long-term Class B and Class C shareholders of the Fund may pay more in total sales charges than the economic equivalent of 6.25% of such shareholders' investment in such shares. See "How the Funds are Managed--Distributor."
++ Although the Class A Distribution and Service Plan provides that the Growth
   Fund may pay up to an annual rate of .30 of 1% of the average daily net assets of the Class A shares, the Distributor has agreed to limit its distribution fees with respect to Class A shares of the Growth Fund to .25 of 1% of the average daily net assets of the Class A shares for the fiscal year ending September 30, 1998. See "How the Funds are Managed-- Distributor." Total Fund Operating Expenses would be 1.14% absent this limitation with respect to Class A shares.

                      FUND EXPENSES--GROWTH & INCOME FUND

                          CLASS A SHARES        CLASS B SHARES         CLASS C SHARES   CLASS Z SHARES
                          --------------        --------------         --------------   --------------
SHAREHOLDER TRANSACTION
 EXPENSES+
 Maximum Sales Load
  Imposed on Purchases
  (as a percentage of
  offering price).......       5%                    None                   None             None
 Maximum Sales Load Im-
  posed on Reinvested
  Dividends.............       None                  None                   None             None
 Maximum Deferred Sales
  Load (as a percentage
  of original purchase
  price or redemption
  proceeds, whichever is
  lower)................       None       5% during the first year,   1% on redemptions      None
                                         decreasing by 1% annually    made within one
                                          to 1% in the fifth and      year of purchase
                                             the sixth years and
                                           0% in the seventh year*
 Redemption Fees........       None                  None                   None             None
 Exchange Fee...........       None                  None                   None             None
                          CLASS A SHARES        CLASS B SHARES         CLASS C SHARES   CLASS Z SHARES
                          --------------        --------------         --------------   --------------
ANNUAL FUND OPERATING
 EXPENSES
 (as a percentage of av-
 erage net assets)
 Management Fees........        .60%                 .60%                    .60%            .60%
 12b-1 Fees (After Re-
   duction).............        .25%++               1.00%                  1.00%            None
 Other Expenses.........        .73%                  .73%                   .73%            .73%
                               ----                  ----                   ----             ---
 Total Fund Operating
   Expenses
   (After Reduction)....       1.58%                 2.33%                  2.33%            1.33%
                               ====                  ====                   ====             ====

                                                 1 YEAR 3 YEARS 5 YEARS 10 YEARS
EXAMPLE                                          ------ ------- ------- --------
You would pay the following expenses on a
$1,000 investment, assuming (1) 5% annual re-
turn and (2) redemption at the end of each time
period:
 Class A.......................................   $65    $ 97    $132     $228
 Class B.......................................   $74    $103    $135     $239
 Class C.......................................   $34    $ 73    $125     $267
 Class Z.......................................   $14    $ 42    $ 73     $160
You would pay the following expenses on the
 same investment, assuming no redemption:
 Class A.......................................   $65    $ 97    $132     $228
 Class B.......................................   $24    $ 73    $125     $239
 Class C.......................................   $24    $ 73    $125     $267
 Class Z.......................................   $14    $ 42    $ 73     $160

The above example is based on data for the Growth & Income Fund's fiscal period ended September 30, 1997. The example should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

The purpose of this table is to assist an investor in understanding the various types of costs and expenses that an investor in the Growth & Income Fund will bear, whether directly or indirectly. For more complete descriptions of the various costs and expenses, see "How the Funds are Managed." "Other Expenses" includes operating expenses of the Growth & Income Fund, such as Directors' and professional fees, registration fees, reports to shareholders and transfer agency and custodian (domestic and foreign) fees (but excludes foreign withholding taxes).
------------
 * Class B shares will automatically convert to Class A shares approximately seven years after purchase. See "Shareholder Guide--Conversion Feature-- Class B Shares."
 + Pursuant to rules of the National Association of Securities Dealers, Inc., the aggregate initial sales charges, deferred sales charges and asset-based sales charges (12b-1 fees) on shares of the Fund may not exceed 6.25% of total gross sales, subject to certain exclusions. This 6.25% limitation is imposed on the Fund rather than on a per shareholder basis. Therefore, long-term Class B and Class C shareholders of the Fund may pay more in total sales charges than the economic equivalent of 6.25% of such shareholders' investment in such shares. See "How the Funds are Managed--Distributor."
++ Although the Class A Distribution and Service Plan provides that the Growth
   & Income Fund may pay up to an annual rate of .30 of 1% of the average daily net assets of the Class A shares, the Distributor has agreed to limit its distribution fees with respect to Class A shares of the Growth & Income Fund to .25 of 1% of the average daily net assets of the Class A shares for the fiscal year ending September 30, 1998. See "How the Funds are Managed-- Distributor." Total Fund Operating Expenses would be 1.63% absent this limitation with respect to Class A shares.

                  FINANCIAL HIGHLIGHTS--ACTIVE BALANCED FUND
           (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED)
                               (CLASS A SHARES)
 The following financial highlights for the period ended September 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class A share outstanding, total return, ratios to average net assets and other supplemental data for the period indicated. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

                                                                      CLASS A
                                                                   -------------
                                                                    NOVEMBER 7,
                                                                      1996(A)
                                                                      THROUGH
                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
 PER SHARE OPERATING PERFORMANCE:
 Net asset value, beginning of period............................     $13.40
                                                                      ------
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income...........................................        .21(d)
 Net realized and unrealized gain on investment transactions.....       1.97
                                                                      ------
   Total from investment operations..............................       2.18
                                                                      ------
 LESS DISTRIBUTIONS:
 Dividends from net investment income............................       (.39)
 Dividends from net realized gains...............................       (.78)
                                                                      ------
   Total distributions...........................................      (1.17)
                                                                      ------
 Net asset value, end of period..................................     $14.41
                                                                      ======
 TOTAL RETURN(C):................................................      17.48%
 RATIOS/SUPPLEMENTAL DATA:
 Net assets, end of period (000).................................     $  990
 Average net assets (000)........................................     $  100
 Ratios to average net assets(b):
  Expenses, including distribution fees..........................       1.31(b)
  Expenses, excluding distribution fees..........................       1.06(b)
  Net investment income..........................................       2.69(b)
 Portfolio turnover rate.........................................         50%
 Average commission rate paid per share..........................     $.0625

 -----------
 (a) Commencement of offering of Class A shares of Prudential Active Balanced Fund, a series of Prudential Index Series Fund (formerly Prudential Dryden Fund), whose assets and liabilities were acquired by the Active Balanced Fund, Class A shares for Class A shares, on January 23, 1998. Immediately prior to this transfer, the Active Balanced Fund had no assets. The Active Balanced Fund is the accounting survivor to Prudential Active Balanced Fund and, as such, financial data is shown from November 7, 1996.
 (b) Annualized.
 (c) Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total return for periods of less than a full year are not annualized.
 (d) Calculated based upon weighted average shares outstanding during the year.

                  FINANCIAL HIGHLIGHTS--ACTIVE BALANCED FUND
           (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED)
                               (CLASS B SHARES)
 The following financial highlights for the period ended September 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class B share outstanding, total return, ratios to average net assets and other supplemental data for the period indicated. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

                                                                     CLASS B
                                                                  -------------
                                                                   NOVEMBER 7,
                                                                     1996(A)
                                                                     THROUGH
                                                                  SEPTEMBER 30,
                                                                      1997
                                                                  -------------
 PER SHARE OPERATING PERFORMANCE:
 Net asset value, beginning of period...........................     $13.40
                                                                     ------
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income..........................................        .19 (d)
 Net realized and unrealized gain on investment transactions....       1.92
                                                                     ------
  Total from investment operations..............................       2.11
                                                                     ------
 LESS DISTRIBUTIONS:
 Dividends from net investment income...........................       (.39)
 Distributions from net realized gains..........................       (.78)
                                                                     ------
  Total distributions...........................................      (1.17)
                                                                     ------
 Net asset value, end of period.................................     $14.34
                                                                     ======
 TOTAL RETURN(C): ..............................................      16.91%
 RATIOS/SUPPLEMENTAL DATA:
 Net assets, end of period (000)................................     $  213
 Average net assets (000).......................................     $   71
 Ratios to average net assets(b):
  Expenses, including distribution fees.........................       2.06%(b)
  Expenses, excluding distribution fees.........................       1.06%(b)
  Net investment income.........................................       1.94%(b)
 Portfolio turnover rate........................................         50%
 Average commission rate paid per share.........................     $.0625

-----------
(a) Commencement of offering of Class B shares of Prudential Active Balanced Fund, a series of Prudential Index Series Fund (formerly Prudential Dryden
    Fund), whose assets and liabilities were acquired by the Active Balanced Fund, Class B shares for Class B shares, on January 23, 1998. Immediately prior to this transfer, the Active Balanced Fund had no assets. The Active Balanced Fund is the accounting survivor to Prudential Active Balanced Fund and, as such, financial data is shown from November 7, 1996.
(b) Annualized.
(c) Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total return for periods of less than a full year are not annualized.
(d) Calculated based upon weighted average shares outstanding during the year.

                  FINANCIAL HIGHLIGHTS--ACTIVE BALANCED FUND
           (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED)
                               (CLASS C SHARES)
 The following financial highlights for the period ended September 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class C share outstanding, total return, ratios to average net assets and other supplemental data for the period indicated. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

                                                                  CLASS C
                                                             ------------------
                                                                NOVEMBER 7,
                                                                  1996(A)
                                                                  THROUGH
                                                             SEPTEMBER 30, 1997
                                                             ------------------
 PER SHARE OPERATING PERFORMANCE:
 Net asset value, beginning of period......................        $13.40
                                                                   ------
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.....................................           .13(d)
 Net realized and unrealized gain on investment
  transactions.............................................          1.98
                                                                   ------
  Total from investment operations.........................          2.11
                                                                   ------
 LESS DISTRIBUTIONS:
 Dividends from net investment income......................          (.39)
 Distributions from net realized gains.....................          (.78)
                                                                   ------
  Total distributions......................................         (1.17)
                                                                   ------
 Net asset value, end of period............................        $14.34
                                                                   ======
 TOTAL RETURN(C): .........................................         16.91%
 RATIOS/SUPPLEMENTAL DATA:
 Net assets, end of period (000)...........................        $    5
 Average net assets (000)..................................        $    1
 Ratios to average net assets(b):
  Expenses, including distribution fees....................          2.06%(b)
  Expenses, excluding distribution fees....................          1.06%(b)
  Net investment income....................................          1.94%(b)
 Portfolio turnover rate...................................            50%
 Average commission rate paid per share....................        $.0625

-----------
(a) Commencement of offering of Class C shares of Prudential Active Balanced Fund, a series of Prudential Index Series Fund (formerly Prudential Dryden
    Fund), whose assets and liabilities were acquired by the Active Balanced Fund, Class C shares for Class C shares, on January 23, 1998. Immediately prior to this transfer, the Active Balanced Fund had no assets. The Active Balanced Fund is the accounting survivor to Prudential Active Balanced Fund and, as such, financial data is shown from November 7, 1996.
(b) Annualized.
(c) Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total return for periods of less than a full year are not annualized.
(d) Calculated based upon weighted average shares outstanding during the year.

                  FINANCIAL HIGHLIGHTS--ACTIVE BALANCED FUND
      (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE PERIODS INDICATED)
                               (CLASS Z SHARES)
 The following financial highlights for the year ended September 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and for the years ended September 30, 1996 and for the period from January 4, 1993 through September 30, 1993 have been audited by Deloitte & Touche LLP, independent auditors, whose reports thereon were unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class Z share outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services-- Reports to Shareholders."

                                                 CLASS Z
                             ---------------------------------------------------------------
                                                                                JANUARY 4,
                                                                                  1993(A)
                                  YEAR ENDED SEPTEMBER 30,                        THROUGH
                             ---------------------------------------------     SEPTEMBER 30,
                               1997        1996         1995        1994           1993
                             --------    --------     --------     -------     -------------
 PER SHARE OPERATING
  PERFORMANCE:
 Net asset value,
  beginning of period.....   $  13.01    $  12.46     $  10.92     $ 11.05         $10.00
                             --------    --------     --------     -------        -------
 INCOME FROM INVESTMENT
  OPERATIONS:
 Net investment income....        .39(e)      .29(b)       .33(b)      .24(b)         .21(b)
 Net realized and
  unrealized gain (loss)
  on investment
  transactions............       2.22         .81         1.54        (.12)           .84
                             --------    --------     --------     -------        -------
  Total from investment
   operations.............       2.61        1.10         1.87         .12           1.05
                             --------    --------     --------     -------        -------
 LESS DISTRIBUTIONS:
 Dividends from net
  investment income.......       (.39)       (.37)        (.29)       (.14)         --
 Dividends from net
  realized income.........       (.78)       (.18)        (.04)       (.11)         --
                             --------    --------     --------     -------        -------
  Total distributions.....      (1.17)       (.55)        (.33)       (.25)         --
                             --------    --------     --------     -------        -------
 Net asset value, end of
  period..................   $  14.45%   $  13.01     $  12.46     $ 10.92        $ 11.05
                             ========    ========     ========     =======        =======
 TOTAL RETURN(D): ........      21.34%       9.11%       17.66%       1.07%         10.50%
 RATIOS/SUPPLEMENTAL DATA:
 Net assets, end of period
  (000)...................   $158,672    $153,588     $133,352     $81,176        $38,786
 Average net assets (000).   $154,199    $142,026     $104,821     $58,992        $12,815
 Ratios to average net
  assets:
  Expenses................       1.06%       1.00%(b)     1.00%(b)    1.00%(b)       1.00%(b)(c)
  Net investment income...       2.94%       3.09%(b)     3.53%(b)    3.06%(b)       2.68%(b)(c)
 Portfolio turnover rate..         50%         51%          30%         40%            47%
 Average commission rate
  paid per share..........   $  .0625    $  .0654          N/A         N/A            N/A

-----------
(a) Commencement of investment operations of Prudential Active Balanced Fund, a series of Prudential Index Series Fund (formerly Prudential Dryden
    Fund), whose assets and liabilities were acquired by the Active Balanced Fund, Class Z shares for Class Z shares, on January 23, 1998. Immediately prior to this transfer, the Active Balanced Fund had no assets. The Active Balanced Fund is the accounting survivor to Prudential Active Balanced Fund and, as such, financial data is shown from January 4, 1993.
(b) Net of expense subsidy.
(c) Annualized.
(d) Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and other distributions. Total return for periods of less than a full year are not annualized. Total return includes the effect of expense subsidies where applicable.
(e) Calculated based upon weighted average shares outstanding during the year.

                       FINANCIAL HIGHLIGHTS--GROWTH FUND
      (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE PERIODS INDICATED)
                               (CLASS A SHARES)
 The following financial highlights for the year ended September 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and for the period from November 2, 1995 through September 30, 1996 have been audited by Deloitte & Touche LLP, independent auditors, whose reports thereon were unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class A share of common stock of the Growth Fund outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services-- Reports to Shareholders."

                                                           CLASS A
                                              ---------------------------------
                                                            NOVEMBER 2, 1995(A)
                                               YEAR ENDED         THROUGH
                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                  1997             1996
                                              ------------- -------------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period.........   $  10.97          $ 10.00
                                                --------          -------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(d)..............       (.03)            (.03)
Net realized and unrealized gain on
 investment transactions.....................       4.45             1.00
                                                --------          -------
  Total from investment operations...........       4.42              .97
                                                --------          -------
Net asset value, end of period...............   $  15.39          $ 10.97
                                                ========          =======
TOTAL RETURN(C): ............................      40.29%            9.70 %
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)..............   $145,022          $85,440
Average net assets (000).....................   $105,982          $70,667
Ratios to average net assets:
 Expenses, including distribution fees.......       1.09%            1.23 %(b)
 Expenses, excluding distribution fees.......        .84%             .98 %(b)
 Net investment income (loss)................       (.25)%           (.37)%(b)
Portfolio turnover rate......................         63%              42 %
Average commission rate paid per share.......   $  .0596          $ .0611

-----------
(a) Commencement of investment operations.
(b) Annualized.
(c) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(d) Calculated based upon weighted average shares outstanding during the period.

                       FINANCIAL HIGHLIGHTS--GROWTH FUND
      (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE PERIODS INDICATED)
                               (CLASS B SHARES)
 The following financial highlights for the year ended September 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and for the period from November 2, 1995 through September 30, 1996 have been audited by Deloitte & Touche LLP, independent auditors, whose reports thereon were unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class B share of common stock of the Growth Fund outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services-- Reports to Shareholders."

                                                           CLASS B
                                              ---------------------------------
                                                  YEAR-     NOVEMBER 2, 1995(A)
                                                  ENDED           THROUGH
                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                  1997             1996
                                              ------------- -------------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period........    $  10.89         $  10.00
                                                --------         --------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(d).............        (.12)            (.10)
Net realized and unrealized gain (loss) on
 investment and foreign currency
 transactions...............................        4.41              .99
                                                --------         --------
 Total from investment operations...........        4.29              .89
                                                --------         --------
Net asset value, end of period..............    $  15.18         $  10.89
                                                ========         ========
TOTAL RETURN(C): ...........................       39.39 %           8.90 %
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000).............    $419,405         $231,541
Average net assets (000)....................    $299,476         $162,412
Ratios to average net assets:
 Expenses, including distribution fees......        1.84 %           1.98 %(b)
 Expenses, excluding distribution fees......         .84 %            .98 %(b)
 Net investment income (loss)...............       (1.00)%          (1.12)%(b)
Portfolio turnover rate.....................          63 %             42 %
Average commission rate paid per share......    $  .0596         $  .0611

-----------
(a) Commencement of investment operations.
(b) Annualized.
(c) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(d) Calculated based upon weighted average shares outstanding during the period.

                       FINANCIAL HIGHLIGHTS--GROWTH FUND
      (FOR A SHARE OUTSTANDING THROUGHOUT THE EACH OF PERIODS INDICATED)
                               (CLASS C SHARES)
 The following financial highlights for the year ended September 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and for the period from November 2, 1995 through September 30, 1996 have been audited by Deloitte & Touche LLP, independent auditors, whose reports thereon were unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class C share of common stock of the Growth Fund outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services-- Reports to Shareholders."

                                                           CLASS C
                                              ---------------------------------
                                                  YEAR      NOVEMBER 2, 1995(A)
                                                  ENDED           THROUGH
                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                  1997             1996
                                              ------------- -------------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period........     $ 10.89          $ 10.00
                                                 -------          -------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(d).............        (.12)            (.10)
Net realized and unrealized gain (loss) on
 investment and foreign currency
 transactions...............................        4.41              .99
                                                 -------          -------
 Total from investment operations...........        4.29              .89
                                                 -------          -------
Net asset value, end of period..............     $ 15.18          $ 10.89
                                                 =======          =======
TOTAL RETURN(C): ...........................       39.39%            8.90 %
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000).............     $25,134          $15,281
Average net assets (000)....................     $18,248          $12,550
Ratios to average net assets:
 Expenses, including distribution fees......        1.84 %           1.98 %(b)
 Expenses, excluding distribution fees......         .84 %            .98 %(b)
 Net investment income (loss)...............       (1.00)%          (1.12)%(b)
Portfolio turnover rate.....................          63 %             42 %
Average commission rate paid per share......     $ .0596          $ .0611

-----------
(a) Commencement of investment operations.
(b) Annualized.
(c) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(d) Calculated based upon weighted average shares outstanding during the period.

                       FINANCIAL HIGHLIGHTS--GROWTH FUND
      (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE PERIODS INDICATED)
                               (CLASS Z SHARES)
 The following financial highlights for the year ended September 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and for the period from April 15, 1996 through September 30, 1996 have been audited by Deloitte & Touche LLP, independent auditors, whose reports thereon were unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class Z share of common stock of the Growth Fund outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services-- Reports to Shareholders."

                                                            CLASS Z
                                                -------------------------------
                                                    YEAR      APRIL 15, 1996(A)
                                                    ENDED          THROUGH
                                                SEPTEMBER 30,   SEPTEMBER 30,
                                                    1997            1996
                                                ------------- -----------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period..........    $  10.98        $  10.32
                                                  --------        --------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(d)...............         --             (.02)
Net realized and unrealized gain (loss) on
 investment and foreign currency transactions.        4.47             .68
                                                  --------        --------
 Total from investment operations.............        4.47             .66
                                                  --------        --------
Net asset value, end of period................    $  15.45        $  10.98
                                                  ========        ========
TOTAL RETURN(C): .............................       40.71 %          6.40 %
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)...............    $609,869        $362,416
Average net assets (000)......................    $455,684        $ 26,829
Ratios to average net assets(b):
 Expenses, including distribution fees........         .84 %           .98 %(b)
 Expenses, excluding distribution fees........         .84 %           .98 %(b)
 Net investment income (loss).................         --             (.12)%(b)
Portfolio turnover rate.......................          63 %            42 %
Average commission rate paid per share........    $  .0596        $  .0611

-----------
(a) Commencement of offering of Class Z shares.
(b) Annualized.
(c) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(d) Calculated based upon weighted average shares outstanding during the period.

                  FINANCIAL HIGHLIGHTS--GROWTH & INCOME FUND
           (FOR A SHARE OUTSTANDING THROUGHOUT THE INDICATED PERIOD)
                (CLASS A, CLASS B, CLASS C AND CLASS Z SHARES)
 The following financial highlights have been audited by Price Waterhouse LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class A, Class B, Class C and Class Z share of common stock of the Growth & Income Fund, respectively, outstanding, total return, ratios to average net assets and other supplemental data for the period indicated. The information has been determined based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

                                CLASS A             CLASS B             CLASS C             CLASS Z
                          ------------------- ------------------- ------------------- -------------------
                          NOVEMBER 7, 1996(A) NOVEMBER 7, 1996(A) NOVEMBER 7, 1996(A) NOVEMBER 7, 1996(A)
                                THROUGH             THROUGH             THROUGH             THROUGH
                             SEPTEMBER 30,       SEPTEMBER 30,       SEPTEMBER 30,       SEPTEMBER 30,
                                 1997                1997                1997                1997
                          ------------------- ------------------- ------------------- -------------------
PER SHARE OPERATING
 PERFORMANCE:
Net asset value,
 beginning of period....        $ 10.00             $ 10.00             $10.00              $10.00
                                -------             -------             ------              ------
INCOME FROM INVESTMENT
 OPERATIONS:
Net investment income...            .09                 .02                .02                 .10
Net realized and
 unrealized gain on
 investment
 transactions...........           2.87                2.86               2.86                2.92
                                -------             -------             ------              ------
 Total from investment
  operations............           2.96                2.88               2.88                3.02
                                -------             -------             ------              ------
LESS DISTRIBUTIONS:
Dividends from net
 investment income......           (.07)               (.02)              (.02)               (.09)
                                -------             -------             ------              ------
Net asset value, end of
 period.................        $ 12.89             $ 12.86             $12.86              $12.93
                                =======             =======             ======              ======
TOTAL RETURN(B): .......          29.72 %             28.83 %            28.83 %             30.30 %
RATIOS/SUPPLEMENTAL
 DATA:
Net assets, end of
 period (000)...........        $34,846             $87,558             $7,111              $  609
Average net assets
 (000)..................        $27,008             $62,575             $5,631              $  227
Ratios to average net
 assets(c):
 Expenses, including
  distribution fees.....           1.58 %              2.33 %             2.33 %              1.33 %
 Expenses, excluding
  distribution fees.....           1.33 %              1.33 %             1.33 %              1.33 %
 Net investment income..            .90 %               .15 %              .15 %              1.15 %
Portfolio turnover rate.             55 %                55 %               55 %                55 %
Average commission rate
 paid per share.........        $ .0588             $ .0588             $.0588              $.0588

-----------
(a) Commencement of investment operations.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(c) Annualized.

                             HOW THE FUNDS INVEST

INVESTMENT OBJECTIVES AND POLICIES

 ACTIVE BALANCED FUND

  THE ACTIVE BALANCED FUND'S INVESTMENT OBJECTIVE IS TO SEEK TO ACHIEVE TOTAL RETURNS APPROACHING EQUITY RETURNS, WHILE ACCEPTING LESS RISK THAN AN ALL-EQUITY PORTFOLIO, THROUGH AN ACTIVELY-MANAGED PORTFOLIO OF EQUITY SECURITIES, FIXED-INCOME SECURITIES AND MONEY MARKET INSTRUMENTS. THERE CAN BE NO ASSURANCE THAT THE ACTIVE BALANCED FUND'S OBJECTIVE WILL BE ACHIEVED. See "Investment Objectives and Policies" in the Statement of Additional Information.

  Jennison, the investment adviser to the Active Balanced Fund, uses the following ranges as the normal operating parameters for the securities to be purchased by the Fund: (i) 40-75% of the total assets of the Fund will be invested in common stocks, preferred stocks and other equity-related securities; (ii) 25-60% of the total assets of the Fund will be invested in investment grade fixed-income securities; and (iii) 0-35% of the total assets of the Fund will be invested in money market instruments. Within these parameters, at least 25% of the Active Balanced Fund's total assets will be invested in fixed-income senior securities.

  The Active Balanced Fund's investments will be actively shifted among these asset classes in order to capitalize on intermediate term (i.e., 12 to 18 months) valuation opportunities and to maximize the Fund's total investment return. The equity component of the Fund will be invested in the common stocks, preferred stocks and other equity-related securities of companies that are expected to generate superior earnings growth or are attractively valued. The fixed-income component of the Fund will be invested primarily in fixed-income securities rated A or better by Moody's Investors Service (Moody's) or Standard & Poor's Ratings Group (S&P) (or the equivalent rating of another nationally recognized statistical rating organization (NRSRO)) or, if not rated, determined by Jennison to be of comparable quality to securities so rated. However, the Fund also may invest up to 20% of the fixed-income portion of its portfolio in securities rated Baa/BBB (or the equivalent rating of another NRSRO) or, if not rated, determined by Jennison to be of comparable quality to securities so rated. The weighted average maturity of the fixed-income component of the Active Balanced Fund will normally be between 5 and 25 years.

  Under normal market conditions, at least 65% of the value of the Active Balanced Fund's total assets will be invested according to the above allocations. Within these allocations, the Fund's assets may be invested as follows: (i) up to 15% of the Fund's total assets, in common stocks, preferred stocks and other equity-related securities of foreign issuers; (ii) up to 20% of the Fund's total assets, in investment grade fixed-income securities of foreign issuers; (iii) in mortgage-backed securities; (iv) in custodial receipts and asset-backed securities; and (v) in obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities.

  In order to invest uncommitted cash balances, to maintain liquidity to meet redemptions, or for hedging or incidental return enhancement, the Active Balanced Fund may: (i) enter into repurchase agreements, when-issued, delayed delivery and forward commitment transactions; (ii) lend its portfolio securities; (iii) purchase and sell put and call options on securities, stock indices and interest rate indices; (iv) purchase and sell futures contracts on stock indices and interest rate indices and options thereon; and (v) purchase and sell futures contracts on securities.

  The Active Balanced Fund also may: (i) purchase and sell currency spot contracts; (ii) purchase and sell currency futures contracts and currency forward contracts; and (iii) purchase and sell put and call options on currencies and on foreign currency futures contracts, in each case to attempt to reduce risks associated with currency fluctuations.

                                    * * * *

 GROWTH FUND

  THE GROWTH FUND'S INVESTMENT OBJECTIVE IS LONG-TERM GROWTH OF CAPITAL. THE GROWTH FUND SEEKS TO ACHIEVE THIS OBJECTIVE BY INVESTING PRIMARILY IN EQUITY SECURITIES (COMMON STOCK, PREFERRED STOCK AND SECURITIES CONVERTIBLE INTO COMMON STOCK) OF ESTABLISHED COMPANIES WITH ABOVE-AVERAGE GROWTH PROSPECTS. CURRENT INCOME, IF ANY, IS INCIDENTAL. THERE CAN BE NO ASSURANCE THAT THE GROWTH FUND'S OBJECTIVE WILL BE ACHIEVED. See "Investment Objectives and Policies" in the Statement of Additional Information.

  UNDER NORMAL MARKET CONDITIONS, THE GROWTH FUND INTENDS TO INVEST AT LEAST 65% OF ITS TOTAL ASSETS IN EQUITY SECURITIES OF COMPANIES THAT EXCEED $1 BILLION IN MARKET CAPITALIZATION. COMPANIES WITH MARKET CAPITALIZATIONS IN EXCESS OF $1 BILLION ARE GENERALLY CONSIDERED MEDIUM TO LARGE CAPITALIZATION COMPANIES. Stocks will be selected on a company-by-company basis primarily through the use of fundamental analysis. The Growth Fund's investment adviser looks for companies that have demonstrated growth in earnings and sales, high returns on equity and assets, or other strong financial characteristics and, in the judgment of the investment adviser, are attractively valued. These companies tend to have a unique market niche, a strong new product profile or superior management.

  The Growth Fund may also invest up to 35% of its total assets in (i) equity securities of other companies that are undergoing changes in management or product and marketing dynamics that have not yet been reflected in reported earnings but that are expected to impact earnings in the intermediate-term-- these securities often lack investor recognition and are often favorably valued, (ii) other equity-related securities, (iii) equity securities of foreign issuers (with respect to 20% of its total assets), (iv) obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities, including mortgage-backed securities and (v) investment grade fixed-income securities.

  The effort to achieve superior investment return necessarily involves a risk of exposure to declining values. Securities in which the Growth Fund may primarily invest have historically been more volatile than the S&P 500 Index. Accordingly, during periods when stock prices decline generally, it can be expected that the value of the Growth Fund will decline more than market indices.

  Securities of the kinds of companies in which the Growth Fund invests may be subject to significant price fluctuation and above-average risk. In addition, companies achieving an earnings growth rate higher than that of S&P 500 companies tend to reinvest their earnings rather than distribute them. As a result, the Growth Fund is not likely to receive significant dividend income on its portfolio securities. Accordingly, an investment in the Growth Fund should not be considered as a complete investment program and may not be appropriate for all investors.

                                    * * * *

 GROWTH & INCOME FUND

  THE GROWTH & INCOME FUND'S PRIMARY INVESTMENT OBJECTIVE IS LONG-TERM GROWTH OF CAPITAL AND INCOME, WITH CURRENT INCOME AS A SECONDARY OBJECTIVE. THE GROWTH & INCOME FUND SEEKS TO ACHIEVE ITS OBJECTIVES BY INVESTING PRIMARILY IN COMMON STOCKS OF ESTABLISHED COMPANIES WITH GROWTH PROSPECTS BELIEVED TO BE UNDERAPPRECIATED BY THE MARKET. THERE CAN BE NO ASSURANCE THAT THE GROWTH & INCOME FUND'S OBJECTIVES WILL BE ACHIEVED. See "Investment Objectives and Policies" in the Statement of Additional Information.

  UNDER NORMAL MARKET CONDITIONS, THE GROWTH & INCOME FUND WILL BE PRIMARILY INVESTED IN A DIVERSIFIED PORTFOLIO OF COMMON STOCKS. THE GROWTH & INCOME FUND MAY ALSO INVEST IN PREFERRED STOCKS AND SECURITIES CONVERTIBLE INTO COMMON STOCK. Stocks will be selected on a company-by-company basis generally through the use of fundamental analysis. The Growth & Income Fund's investment adviser looks for companies that have the potential for growth in earnings and dividends and, in the judgment of the investment adviser, are attractively valued.

  The Growth & Income Fund invests primarily in common stocks of established companies with growth prospects which are, in the opinion of the investment adviser, underappreciated by the market. These may include companies that are experiencing important changes in their business structure and management philosophy. The ability of the investment adviser to successfully identify these changes will be an important factor in the Growth & Income Fund's performance record. Also, the Growth & Income Fund's portfolio holdings may be characterized by volatility somewhat greater than the overall market. Additionally, although current income is a secondary objective, some of the Growth & Income Fund's holdings may pay little or no dividend income.

  The Growth & Income Fund also may invest in (i) other equity-related securities, (ii) equity and debt securities of foreign issuers (limited to 20% of total assets), including ADRs, (iii) investment grade fixed-income securities, (iv) obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities and (v) fixed-income securities rated below investment grade (limited to 10% of total assets). Under normal market conditions, the Growth & Income Fund will not invest more than 30% of its total assets in fixed-income securities, including corporate and other debt obligations and U.S. Government securities. The Growth & Income Fund also may engage in short selling.

                                    * * * *

  Each Fund may purchase and sell put and call options on equity securities, stock indices and foreign currencies, purchase and sell futures contracts on stock indices and foreign currencies and options thereon and enter into forward foreign currency exchange contracts to hedge its portfolio and to attempt to enhance return. Each Fund may also lend its portfolio securities, enter into repurchase agreements and purchase securities on a when-issued and delayed delivery basis.

  Each Fund reserves the right as a defensive measure to hold temporarily other types of securities without limit, including high quality commercial paper, bankers' acceptances, non-convertible debt securities (corporate and government) or government and high quality money market securities of U.S. and non-U.S. issuers, or cash (foreign currencies or U.S. dollars), in such proportions as, in the opinion of Jennison, prevailing market, economic or political conditions warrant. Each Fund also may temporarily hold cash and invest in high quality foreign or domestic money market instruments pending investment of proceeds from new sales of Fund shares or to meet ordinary daily cash needs. See "Other Investments and Policies" below.

  As with an investment in any mutual fund, an investment in any Fund can decrease in value and you can lose money.

  EACH FUND'S INVESTMENT OBJECTIVE IS A FUNDAMENTAL POLICY AND MAY NOT BE CHANGED WITHOUT THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE RESPECTIVE FUND'S OUTSTANDING VOTING SECURITIES, AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940 (INVESTMENT COMPANY ACT). INVESTMENT POLICIES THAT ARE NOT FUNDAMENTAL MAY BE MODIFIED BY THE BOARD OF DIRECTORS.

  THE FOLLOWING POLICIES APPLY TO EACH FUND UNLESS OTHERWISE NOTED.

  U.S. GOVERNMENT SECURITIES

  Each Fund may invest in securities issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. Not all U.S. Government securities are backed by the full faith and credit of the United States. Some are supported only by the credit of the issuing agency. See "Investment Objectives and Policies--U.S. Government Securities" in the Statement of Additional Information.

  MORTGAGE-BACKED SECURITIES--ACTIVE BALANCED FUND AND GROWTH FUND
ONLY. Active Balanced Fund and Growth Fund may invest in mortgage-backed securities and other derivative mortgage products, including those representing an undivided ownership interest in a pool of mortgages, e.g., Government National Mortgage Association (GNMA), Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC) certificates where the U.S. Government or its agencies or instrumentalities guarantees the payment of interest and principal of these securities. These guarantees do not extend to the securities' yield or value, which are likely to vary inversely with fluctuations in interest rates, nor do these guarantees extend to the yield or value of the Fund's shares. See "Investment Objectives and Policies--U.S. Government Securities" in the Statement of Additional Information. These certificates are in most cases "pass-through" instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate, net of certain fees.

  Mortgage-backed securities are subject to the risk that the principal on the underlying mortgage loans may be prepaid at any time. Although the extent of prepayments on a pool of mortgage loans depends on various economic and other factors, as a general rule prepayments on fixed rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Accordingly, amounts available for reinvestment by either Fund are likely to be greater during a period of declining interest rates and, as a result, likely to be reinvested at lower interest rates than during a period of rising interest rates. Mortgage-backed securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment.

  COLLATERALIZED MORTGAGE OBLIGATIONS--ACTIVE BALANCED FUND AND GROWTH FUND ONLY. Active Balanced Fund and Growth Fund may purchase collateralized mortgage obligations (CMOs) issued by agencies or instrumentalities of the U.S. Government. Active Balanced Fund also may purchase CMOs issued by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special-purpose subsidiaries of the foregoing. A CMO is backed by a portfolio of mortgages or mortgage-backed securities. The issuer's obligation to make interest and principal payments is secured by the underlying portfolio of mortgages or mortgage-backed securities. The issuer of a series of CMOs may elect to be treated as a Real Estate Mortgage Investment Conduit (REMIC). All future references to CMOs include REMICs.

  In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the underlying mortgage assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the underlying mortgage assets may be allocated among the several classes of a CMO series in a number of different ways. Generally, the purpose of the allocation of the cash flow of a CMO to the various classes is to obtain a more predictable cash flow to the individual tranches than exists with the underlying collateral of the CMO. As a general rule, the more predictable the cash flow is on a CMO tranche, the lower the anticipated yield will be on that tranche at the time of issuance relative to prevailing market yields on mortgage-backed securities.

  Active Balanced Fund and Growth Fund also may invest in mortgage-backed security strips (MBS strips) issued by the U.S. Government or its agencies or instrumentalities. MBS strips are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of stripped mortgage security will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class). The yields to maturity on IOs and POs are sensitive to the expected or anticipated rate of principal payments (including prepayments) on the related underlying mortgage assets, and principal payments may have a material effect on yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially adversely affected.

  In reliance on rules and interpretations of the Securities and Exchange Commission (SEC), the Active Balanced Fund's and the Growth Fund's investments in certain qualifying CMOs and REMICs are not subject to the Investment Company Act's limitation on acquiring interests in other investment companies. See "Investment Objectives and Policies--Mortgage-Related Securities" in the Statement of Additional Information.

  ASSET-BACKED SECURITIES--ACTIVE BALANCED FUND ONLY

  The Active Balanced Fund may purchase asset-backed securities that represent either fractional interests or participations in pools of leases, retail installment loans, or revolving credit receivables held by a trust or limited purpose finance subsidiary. Such asset-backed securities may be secured by the underlying assets (such as certificates for automobile receivables) or may be unsecured (such as credit card receivable securities). Depending on the structure of the asset-backed security, monthly or quarterly payments of principal and interest or interest only are passed-through or paid through to certificate holders. Asset-backed securities may be guaranteed up to certain amounts by guarantees, insurance, or letters of credit issued by a financial institution affiliated or unaffiliated with the originator of the pool.

  Underlying automobile sales contracts and credit card receivables are, of course, subject to prepayment (although to a lesser degree than mortgage pass-through securities), which may shorten the securities' weighted average life and reduce their overall return to certificate holders. On the other hand, asset-backed securities may present certain risks that are not presented by mortgage-backed securities. Primarily, these securities often do not have the benefit of a security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, some of which may reduce the ability to obtain full payment. In the case of automobile receivables, the security interests in the underlying automobiles are often not transferred when the pool is created, with the resulting possibility that the collateral could be resold.

  Unlike traditional fixed-income securities, interest and principal payments on asset-backed securities are made more frequently, usually monthly, and principal may be prepaid at any time. As a result, if the Fund purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Alternatively, if the Fund purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce yield to maturity. Certificate holders may also experience delays in payment if the full amounts due on underlying loans, leases or receivables are not realized because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. If consistent with its investment objective and policies, the Active Balanced Fund may invest in other asset-backed securities that may be developed in the future.

  TYPES OF CREDIT ENHANCEMENT. Mortgage-backed securities and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, those securities may contain elements of credit support, which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The Active Balanced Fund will not pay any fees for credit support, although the existence of credit support may increase the price of a security.

  LIQUIDITY PUTS--ACTIVE BALANCED FUND ONLY

  The Active Balanced Fund may purchase instruments together with the right to resell the instruments at an agreed-upon price or yield, within a specified period prior to the maturity date of the instruments. This instrument is commonly known as a "liquidity put" or a "tender option bond."

  CORPORATE AND OTHER DEBT OBLIGATIONS

  Each Fund may invest in investment grade corporate and other debt obligations of domestic and foreign issuers, including convertible securities and money market instruments. Bonds and other debt securities are used by issuers to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and must repay the amount borrowed at maturity. Investment grade debt securities are rated within the four highest quality grades as determined by Moody's (currently Aaa, Aa, A and Baa for bonds) or S&P (currently AAA, AA, A and BBB for bonds), or comparably rated by another NRSRO or in unrated securities which are of equivalent quality in the opinion of Jennison. If a security (or issuer) held by the Growth Fund is assigned a rating below investment grade (or, in the view of Jennison, if a security has declined in credit quality so that it is comparable to a security rated below investment grade), Jennison will seek to dispose of the security as soon as reasonably practicable. Securities rated Baa by Moody's, although considered to be investment grade, lack outstanding investment characteristics and, in fact, have speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make interest and principal payments than is the case with higher grade bonds. Such lower rated securities are subject to a greater risk of loss of principal and interest.

  NON-INVESTMENT GRADE FIXED-INCOME SECURITIES--ACTIVE BALANCED FUND AND GROWTH & INCOME FUND ONLY. Up to 5% of the total assets of the Active Balanced Fund and up to 10% of the total assets of the Growth & Income Fund may be invested in non-investment grade fixed-income securities. Non-investment grade fixed-income securities (those rated below Baa by Moody's or BBB by S&P or comparably rated by another NRSRO or unrated securities determined by Jennison to be of comparable quality) have speculative characteristics (including the possibility of default or bankruptcy of the issuers of such securities, market price volatility based upon interest rate sensitivity, questionable creditworthiness and relative liquidity of the secondary trading market). Because these securities have been found to be more sensitive to adverse economic changes or individual corporate developments and less sensitive to interest rate changes than higher-rated investments, an economic downturn could disrupt the market for these securities and adversely affect the value of these securities and the ability of issuers to repay principal and interest. See "Risk Factors Relating to Investing in Debt Securities Rated Below Investment Grade (Junk Bonds)--Active Balanced Fund and Growth & Income Fund Only" below.

  EQUITY-RELATED SECURITIES. Each Fund may invest in equity-related securities. Equity-related securities include common stocks, preferred stocks, securities convertible or exchangeable for common stocks or preferred stocks, equity investments in partnerships, joint ventures and other forms of non-corporate investments, American Depositary Receipts, and warrants and rights exercisable for equity securities. See "Convertible Securities, Warrants and Rights" below.

  American Depositary Receipts (ADRs) are U.S. dollar-denominated certificates issued by a U.S. bank or trust company and represent the right to receive securities of a foreign issuer deposited in a domestic bank or foreign branch of a U.S. bank and traded on a U.S. exchange or in an over-the-counter market. Generally, ADRs are in registered form. There are no fees imposed on the purchase or sale of ADRs when purchased from the issuing bank or trust company in the initial underwriting, although the issuing bank or trust company may impose charges for the collection of dividends and the conversion of ADRs into the underlying securities. Investment in ADRs has certain advantages over direct investment in the underlying foreign securities since: (i) ADRs are U.S. dollar-denominated investments that are registered domestically, easily transferable, and for which market quotations are readily available; and (i) issuers whose securities are represented by ADRs are usually subject to comparable auditing, accounting and financial reporting standards as domestic issuers.

  CONVERTIBLE SECURITIES, WARRANTS AND RIGHTS

  A CONVERTIBLE SECURITY IS A BOND, DEBENTURE, CORPORATE NOTE, PREFERRED STOCK OR OTHER SIMILAR SECURITY THAT MAY BE CONVERTED AT A STATED PRICE WITHIN A SPECIFIED PERIOD OF TIME INTO A CERTAIN QUANTITY OF THE COMMON STOCK OR OTHER EQUITY SECURITIES OF THE SAME OR A DIFFERENT ISSUER. A warrant or right entitles the holder to purchase equity securities at a specific price for a specific period of time. Convertible securities are senior to common stocks in a corporation's capital structure, but are usually subordinated to similar nonconvertible securities. While providing a fixed income stream (generally higher in yield than the income derivable from a common stock but lower than that afforded by a similar nonconvertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation dependent upon a market price advance in the convertible security's underlying common stock.

  In general, the market value of a convertible security is at least the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., its value upon conversion into its underlying common stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

  In recent years, convertible securities have been developed which combine higher or lower current income with options and other features. Each Fund may invest in these types of convertible securities.

  The Active Balanced Fund and Growth & Income Fund may invest in convertible securities which are rated below investment grade or in unrated securities of comparable quality. See "Risk Factors Relating to Investing in Debt Securities Rated Below Investment Grade (Junk Bonds)--Active Balanced Fund and Growth & Income Fund Only" below.

  FORWARD ROLLS, DOLLAR ROLLS AND REVERSE REPURCHASE AGREEMENTS--ACTIVE BALANCED FUND ONLY

  The Active Balanced Fund may commit up to 20% of the value of its total assets to investment techniques such as dollar rolls, forward rolls and reverse repurchase agreements. A forward roll is a transaction in which the Fund sells a security to a financial institution, such as a bank or broker-dealer, and simultaneously agrees to repurchase the same or similar security from the institution at a later date at an agreed upon price. With respect to mortgage-related securities, such transactions are often called "dollar rolls." In dollar roll transactions, the mortgage-related securities that are repurchased will bear the same coupon rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. During the roll period, the Fund forgoes principal and interest paid on the securities and is compensated by the difference between the current sales price and the forward price for the future purchase as well as by interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the dollar roll transaction.

  Reverse repurchase agreements involve sales by the Active Balanced Fund of portfolio securities to a financial institution concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

  Reverse repurchase agreements, forward rolls and dollar rolls involve the risk that the market value of the securities purchased by the Active Balanced Fund with the proceeds of the initial sale may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement, forward roll or dollar roll files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligations to repurchase the securities. The staff of the SEC has taken the position that reverse repurchase agreements, forward rolls and dollar rolls are to be treated as borrowings. The Company expects that under normal conditions most of the borrowings of the Fund will consist of such investment techniques rather than bank borrowings. See "Other Investments and Policies--Borrowing" below.

  CUSTODIAL RECEIPTS--ACTIVE BALANCED FUND ONLY

  The Active Balanced Fund may acquire custodial receipts or certificates, such as CATS, TIGRs and FICO Strips, underwritten by securities dealers or banks, that evidence ownership of future interest payments, principal payments or both on certain notes or bonds issued by the U.S. Government, its agencies or instrumentalities. The underwriters of these certificates or receipts generally purchase a U.S. Government security and deposit the security in an irrevocable trust or custodial account with a custodian bank, which then issues receipts or certificates that evidence ownership of the periodic unmatured coupon payments and the final principal payment on the U.S. Government security. Custodial receipts evidencing specific coupon or principal payments have the same general attributes as zero coupon U.S. Government securities but are not U.S. Government securities and are neither insured nor guaranteed by the U.S. Government.

  SECURITIES OF FOREIGN ISSUERS

  Each Fund may invest a portion of its assets in equity securities and fixed-income securities of foreign issuers (denominated in either U.S. or foreign currency). ADRs and American Depositary Shares (both of which are U.S. dollar-denominated certificates issued by a U.S. bank or trust company that represent the right to receive securities of a foreign issuer deposited in a domestic bank or foreign branch of a U.S. bank) are not deemed to be foreign securities.

  MONEY MARKET INSTRUMENTS

  Each Fund may invest in high quality money market instruments, including commercial paper of a U.S. or non-U.S. company, foreign government securities, certificates of deposit, bankers' acceptances and time deposits of domestic and foreign banks, and obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities. These obligations will be U.S. dollar denominated or denominated in a foreign currency. Money market instruments typically have a maturity of one year or less as measured from the date of purchase. Each Fund may invest in money market instruments without limit for temporary defensive and cash management purposes. To the extent a Fund otherwise invests in money market instruments, it is subject to the limitations described above.

OTHER INVESTMENTS AND POLICIES


  BORROWING

  Each Fund may borrow an amount equal to no more than 20% of the value of its total assets (calculated when the loan is made) from banks for temporary, extraordinary or emergency purposes or for the clearance of transactions. The Active

Balanced Fund also may borrow through forward rolls, dollar rolls or reverse repurchase agreements and to take advantage of investment opportunities. Each Fund may pledge up to 20% of its total assets to secure these borrowings. If a Fund's asset coverage for borrowings falls below 300%, the Fund will take prompt action to reduce its borrowings. No Fund will purchase portfolio securities when borrowings exceed 5% of the value of its total assets. See "Investment Objectives and Policies--Borrowing" in the Statement of Additional Information.

  REPURCHASE AGREEMENTS

  Each Fund may enter into repurchase agreements whereby the seller of the security agrees to repurchase that security from the Fund at a mutually agreed-upon time and price. The repurchase date is usually within a day or two of the original purchase, although it may extend over a number of months. A Fund's repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. In the event of a default or bankruptcy by a seller, the Fund will promptly seek to liquidate the collateral. To the extent that the proceeds from any sale of such collateral upon a default in the obligation to repurchase are less than the repurchase price, the Fund will suffer a loss. The Active Balanced Fund may participate in a joint repurchase account managed by PI. See "Investment Objectives and Policies--Repurchase Agreements" in the Statement of Additional Information.

  ILLIQUID SECURITIES

  Each Fund may hold up to 15% of its net assets in illiquid securities, including repurchase agreements which have a maturity of longer than seven days, securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable in securities markets either within or outside of the United States. Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act) and privately placed commercial paper that have a readily available market are not considered illiquid for purposes of this limitation. The investment adviser will monitor the liquidity of such restricted securities under the supervision of the Board of Directors. The Fund's investment in Rule 144A securities could have the effect of increasing illiquidity to the extent that qualified institutional buyers become, for a limited time, uninterested in purchasing Rule 144A securities. Repurchase agreements subject to demand are deemed to have a maturity equal to the applicable notice period.

  PORTFOLIO TURNOVER

  Each Fund's portfolio turnover rate is not expected to exceed 100%. High portfolio turnover (over 100%) may involve correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the respective Fund. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information. In addition, high portfolio turnover may result in increased short-term capital gains which, when distributed to shareholders, are treated as ordinary income. See "Taxes, Dividends and Distributions."

  WHEN-ISSUED AND DELAYED DELIVERY SECURITIES

  Each Fund may purchase or sell securities (including equity securities) on a when-issued or delayed delivery basis. When-issued or delayed delivery transactions arise when securities are purchased or sold by a Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and/or yield to the Fund at the time of entering into the transaction. While the Funds will only purchase securities on a when-issued or delayed delivery basis with the intention of acquiring the securities, the Funds may sell the securities before the settlement date, if it is deemed advisable. At the time a Fund makes the commitment to purchase securities on a when-issued or delayed delivery basis, the Fund will record the transaction and thereafter reflect the value, each day, of such security in determining the net asset value of the Fund. At the time of delivery of the securities, the value may be more or less than the purchase price. The Funds' Custodian will segregate for the relevant Fund cash or other liquid assets having a value equal to or greater than such Fund's purchase commitments. Subject to this requirement, the Funds may purchase securities on such basis without limit. See "Investment Objectives and Policies--When-Issued and Delayed Delivery Securities" in the Statement of Additional Information.

  SECURITIES LENDING

  Each Fund may lend its portfolio securities to brokers or dealers, banks or other recognized institutional borrowers of securities, provided that the borrower at all times maintains cash or equivalent collateral (which may include a secured letter of credit) in an amount equal to at least 100%, determined daily, of the market value of the securities loaned which is maintained in a segregated account pursuant to applicable regulations. During the time portfolio securities are on loan, the borrower will pay the Fund an amount equivalent to any dividend or interest paid on such securities and the Fund may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower. As with any extensions of credit, there are risks of delay in recovery and in some cases loss of rights in the collateral should the borrower of the securities fail financially. As a matter of fundamental policy, no Fund may lend more than 30% of the value of its total assets. See "Investment Objectives and Policies--Lending of Securities" in the Statement of Additional Information. The Funds may pay reasonable administration and custodial fees in connection with a loan.

  SHORT SALES

  Each Fund may make short sales "against-the-box." A short sale is against-the-box when a Fund enters into a short sale of a security which the Fund owns or has the right to obtain at no added cost. No more than 25% of the Fund's net assets (determined at the time of the short sale against-the-box) may be subject to such sales.

  The Growth Fund and the Growth & Income Fund each may sell a security it does not own in anticipation of a decline in the market value of that security (short sales), except that the Growth Fund has no current intention of doing so. To complete such a transaction, the Fund must borrow the security to make delivery to the buyer. The Fund then is obligated to replace the security borrowed by purchasing it at market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to pay to the lender any dividends or interest which accrue during the period of the loan. To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. Until the Fund replaces a borrowed security, the Fund will maintain daily a segregated account, containing cash or other liquid assets at such a level that (i) the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current value of the security sold short and (ii) the amount deposited in the segregated account plus the amount deposited with the broker as collateral will not be less than the market value of the security at the time it was sold short. The Fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the security declines in price between those dates. This result is the opposite of what one would expect from a cash purchase of a long position in a security. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the Fund may be required to pay in connection with a short sale. No more than 25% of the Fund's net assets will be, when added together: (i) deposited as collateral for the obligation to replace securities borrowed to effect short sales; and (ii) allocated to segregated accounts in connection with short sales. See "Investment Objectives and Policies--Short Sales" in the Statement of Additional Information.

RISK FACTORS AND SPECIAL CONSIDERATIONS OF INVESTING IN FOREIGN SECURITIES

  FOREIGN SECURITIES INVOLVE CERTAIN RISKS, WHICH SHOULD BE CONSIDERED CAREFULLY BY AN INVESTOR IN ANY FUND. THESE RISKS INCLUDE POLITICAL OR ECONOMIC INSTABILITY IN THE COUNTRY OF THE ISSUER, THE DIFFICULTY OF PREDICTING INTERNATIONAL

TRADE PATTERNS, THE POSSIBLE IMPOSITION OF EXCHANGE CONTROLS AND THE RISK OF CURRENCY FLUCTUATIONS. Such securities may be subject to greater fluctuations in price than securities issued by U.S. corporations or issued or guaranteed by the U.S. Government, its instrumentalities or agencies. In addition, there may be less publicly available information about a foreign company than about a domestic company. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies. There is generally less government regulation of securities exchanges, brokers and listed companies abroad than in the United States and there is a possibility of expropriation, confiscatory taxation or diplomatic developments which could affect investment.

  ADDITIONAL COSTS COULD BE INCURRED IN CONNECTION WITH THE FUNDS' INTERNATIONAL INVESTMENT ACTIVITIES. Foreign brokerage commissions are generally higher than U.S. brokerage commissions. Increased custodian costs as well as administrative difficulties (such as the applicability of foreign laws to foreign custodians in various circumstances) may be associated with the maintenance of assets in foreign jurisdictions.

  If the security is denominated in a foreign currency, it will be affected by changes in currency exchange rates and in exchange control regulations, and costs will be incurred in connection with conversions between currencies. A change in the value of any such currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of the Funds' securities denominated in that currency. Such changes also will affect the Funds' income and distributions to shareholders. In addition, although a Fund will receive income in such currencies, the Fund will be required to compute and distribute its income in U.S. dollars. Therefore, if the exchange rate for any such currency declines after a Fund's income has been accrued and translated into U.S. dollars, the Fund could be required to liquidate portfolio securities to make such distributions, particularly in instances in which the amount of income the Fund is required to distribute is not immediately reduced by the decline in such currency. Similarly, if an exchange rate declines between the time a Fund incurs expenses in U.S. dollars and the time such expenses are paid, the amount of such currency required to be converted into U.S. dollars in order to pay such expenses in U.S. dollars will be greater than the equivalent amount in any such currency of such expenses at the time they were incurred. A Fund may, but need not, enter into forward foreign currency exchange contracts, options on foreign currencies and futures contracts on foreign currencies and related options, for hedging purposes, including: locking-in the U.S. dollar price of the purchase or sale of securities denominated in a foreign currency; locking-in the U.S. dollar equivalent of dividends to be paid on such securities which are held by the Fund; and protecting the U.S. dollar value of such securities which are held by the Fund.

  SHAREHOLDERS SHOULD BE AWARE THAT INVESTING IN THE EQUITY MARKETS OF DEVELOPING COUNTRIES INVOLVES EXPOSURE TO ECONOMIES THAT ARE GENERALLY LESS DIVERSE AND MATURE, AND TO POLITICAL SYSTEMS WHICH CAN BE EXPECTED TO HAVE LESS STABILITY, THAN THOSE OF DEVELOPED COUNTRIES. HISTORICAL EXPERIENCE INDICATES THAT THE MARKETS OF DEVELOPING COUNTRIES HAVE BEEN MORE VOLATILE THAN THE MARKETS OF DEVELOPED COUNTRIES. THE RISKS ASSOCIATED WITH INVESTMENTS IN FOREIGN SECURITIES, DESCRIBED ABOVE, MAY BE GREATER WITH RESPECT TO INVESTMENTS IN DEVELOPING COUNTRIES.

RISK FACTORS RELATING TO INVESTING IN DEBT SECURITIES RATED BELOW INVESTMENT GRADE (JUNK BONDS)--ACTIVE BALANCED FUND AND GROWTH & INCOME FUND ONLY

  The Active Balanced Fund may invest up to 5% and the Growth & Income Fund may invest up to 10% of its total assets in non-investment grade debt securities or in unrated securities of comparable quality. Fixed-income securities are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations (credit risk) and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). Lower rated or unrated (i.e., high yield or high risk) securities (commonly referred to as junk bonds) are more likely to react to developments affecting market and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates. The investment adviser considers both credit risk and market risk in making investment decisions for these Funds.

  Under adverse economic conditions, there is a risk that highly leveraged issuers may be unable to service their debt obligations or to repay their obligations upon maturity. In addition, the secondary market for high yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities and, from time to time, it may be more difficult to value high yield securities than more highly rated securities. Under adverse market or economic conditions, the secondary market for high yield securities could contract further, independent of any specific adverse changes in the condition of a particular issuer. As a result, the investment adviser could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating a Fund's net asset value.

  Lower rated or unrated debt obligations also present risks based on payment expectations. If an issuer calls the obligation for redemption, a Fund may have to replace the security with a lower yielding security, resulting in a decreased return for investors. If a Fund experiences unexpected net redemptions, it may be forced to sell its higher rated securities, resulting in a decline in the overall credit quality of the debt portion of its portfolio and increasing the exposure of a Fund to the risks of high yield securities.

HEDGING AND RETURN ENHANCEMENT STRATEGIES

  EACH FUND MAY ALSO ENGAGE IN VARIOUS PORTFOLIO STRATEGIES TO REDUCE CERTAIN RISKS OF ITS INVESTMENTS AND TO ATTEMPT TO ENHANCE RETURN. A FUND, AND THUS ITS INVESTORS, MAY LOSE MONEY IF THE FUND IS UNSUCCESSFUL IN ITS USE OF THESE STRATEGIES. These strategies currently include the use of derivatives, such as options, forward currency exchange contracts and futures contracts and options thereon. A Fund's ability to use these strategies may be limited by market conditions, regulatory limits and tax considerations and there can be no assurance that any of these strategies will succeed. See "Investment Objectives and Policies" and "Taxes, Dividends and Distributions" in the Statement of Additional Information. Jennison does not intend to buy all of these instruments or use all of these strategies to the full extent permitted unless it believes that doing so will help a Fund achieve its objectives. New financial products and risk management techniques continue to be developed and a Fund may use these new investments and techniques to the extent consistent with its investment objectives and policies.

  OPTIONS TRANSACTIONS

  EACH FUND MAY PURCHASE AND WRITE (I.E., SELL) PUT AND CALL OPTIONS ON SECURITIES, STOCK INDICES AND CURRENCIES THAT ARE TRADED ON U.S. OR FOREIGN SECURITIES EXCHANGES OR IN THE OVER-THE-COUNTER (OTC) MARKET TO ENHANCE RETURN OR TO HEDGE ITS PORTFOLIO. These options will be on equity securities, stock indices (e.g., S&P 500) and foreign currencies. A Fund may write put and call options to generate additional income through the receipt of premiums, purchase put options in an effort to protect the value of securities (or currencies) that it owns against a decline in market value and purchase call options in an effort to protect against an increase in the price of securities (or currencies) it intends to purchase. The Funds may also purchase put and call options to offset previously written put and call options of the same series. See "Investment Objectives and Policies--Options on Securities" in the Statement of Additional Information.

  A CALL OPTION GIVES THE PURCHASER, IN EXCHANGE FOR A PREMIUM PAID, THE RIGHT FOR A SPECIFIED PERIOD OF TIME TO PURCHASE THE SECURITIES OR CURRENCY SUBJECT TO THE OPTION AT A SPECIFIED PRICE (THE EXERCISE PRICE OR STRIKE PRICE). The writer of a call option, in return for the premium, has the obligation, upon exercise of the option, to deliver, depending upon the terms of the option contract, the underlying securities or a specified amount of cash to the purchaser upon receipt of the exercise price. When a Fund writes a call option, the Fund gives up the potential for gain on the underlying securities or currency in excess of the exercise price of the option during the period that the option is open. The Funds will write only "covered" call options for which they (i) own an offsetting position in the underlying security or currency or (ii) maintain in a segregated account cash or other liquid assets with a value sufficient at all times to cover their respective obligations.

  A PUT OPTION GIVES THE PURCHASER, IN RETURN FOR A PREMIUM, THE RIGHT, FOR A SPECIFIED PERIOD OF TIME, TO SELL THE SECURITIES OR CURRENCY SUBJECT TO THE OPTION TO THE WRITER OF THE PUT AT THE SPECIFIED EXERCISE PRICE. The writer of the put option, in return for the premium, has the obligation, upon exercise of the option, to acquire the securities or currency underlying the option at the exercise price. A Fund might, therefore, be obligated to purchase the underlying securities or currency for more than their current market price. The Funds will write only put options for which they (i) own an offsetting position in the underlying security or currency or (ii) maintain in a segregated account cash or other liquid assets with a value sufficient at all times to cover their respective obligations.

  FORWARD CURRENCY EXCHANGE CONTRACTS

  EACH FUND MAY ENTER INTO FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS TO PROTECT THE VALUE OF ITS ASSETS AGAINST FUTURE CHANGES IN THE LEVEL OF CURRENCY EXCHANGE RATES. The Active Balanced Fund also may purchase and sell foreign currency forward contracts, futures contracts on foreign currency, and options on futures contracts on foreign currency to protect against the effect of adverse changes in foreign currencies. The Funds may enter into such contracts on a spot, i.e., cash, basis at the rate then prevailing in the currency exchange market or on a forward basis, by entering into a forward contract to purchase or sell currency. A forward contract on foreign currency is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days agreed upon by the parties from the date of the contract at a price set on the date of the contract.

  THE FUNDS' DEALINGS IN FORWARD CONTRACTS WILL BE LIMITED TO HEDGING INVOLVING EITHER SPECIFIC TRANSACTIONS OR PORTFOLIO POSITIONS. THE ACTIVE BALANCED FUND MAY NOT USE FORWARD CONTRACTS, OPTIONS ON FOREIGN CURRENCIES, FUTURES CONTRACTS ON FOREIGN CURRENCIES AND OPTIONS ON SUCH CONTRACTS IN ORDER TO GENERATE INCOME, ALTHOUGH THE USE OF SUCH CONTRACTS MAY INCIDENTALLY GENERATE INCOME. Transaction hedging is the purchase or sale of a forward contract with respect to specific receivables or payables of a Fund generally arising in connection with the purchase or sale of its portfolio securities and accruals of interest or dividends receivable and Fund expenses. Position hedging is the sale of a foreign currency with respect to portfolio security positions denominated or quoted in that currency or in a different currency (cross hedge). Although there are no limits on the number of forward contracts which the Funds may enter into, the Funds may not position hedge (including cross hedges) with respect to a particular currency for an amount greater than the aggregate market value (determined at the time of making any sale of foreign currency) of the securities being hedged. See "Investment Objectives and Policies--Risks Related to Forward Foreign Currency Exchange Contracts" in the Statement of Additional Information.

  FUTURES CONTRACTS AND OPTIONS THEREON

  EACH FUND MAY PURCHASE AND SELL FINANCIAL FUTURES CONTRACTS AND OPTIONS THEREON WHICH ARE TRADED ON A COMMODITIES EXCHANGE OR BOARD OF TRADE TO REDUCE CERTAIN RISKS OF ITS INVESTMENTS AND TO ATTEMPT TO ENHANCE RETURN IN ACCORDANCE WITH REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION
(CFTC). A FUND, AND THUS ITS INVESTORS, MAY LOSE MONEY THROUGH ANY UNSUCCESSFUL USE OF THESE STRATEGIES. The Active Balanced Fund may purchase and sell futures contracts on securities, securities indices, interest rate indices and foreign currencies. The Growth Fund may purchase and sell futures contracts on stock indices and foreign currencies. The Growth & Income Fund may purchase and sell futures contracts on debt securities, including U.S. Government securities, aggregates of debt securities, stock indices and foreign currencies. A futures contract is an agreement to purchase or sell an agreed amount of securities or currencies at a set price for delivery in the future. A stock index futures contract is an agreement to purchase or sell cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. The Funds may purchase and sell futures contracts or related options as a hedge against changes in market conditions.

  No Fund may purchase or sell futures contracts and related options to attempt to enhance return if immediately thereafter the sum of the amount of initial margin deposits on a Fund's existing futures and options on futures and premiums paid for such related options would exceed 5% of the liquidation value of the Fund's total assets. Each Fund may purchase and sell futures contracts and related options, without limitation, for bona fide hedging purposes in accordance with regulations of the CFTC (i.e., to reduce certain risks of its investments). The value of all futures contracts sold will not exceed the total market value of a Fund's portfolio.

  Futures contracts and related options are generally subject to segregation requirements of the SEC and coverage requirements of the CFTC. If a Fund does not hold the security or currency underlying the futures contract, it will be required to segregate on an ongoing basis with its Custodian cash or other liquid assets having an amount at least equal to its obligations with respect to such futures contracts.

  THE FUNDS' SUCCESSFUL USE OF FUTURES CONTRACTS AND RELATED OPTIONS DEPENDS UPON THE INVESTMENT ADVISER'S ABILITY TO PREDICT THE DIRECTION OF THE MARKET AND IS SUBJECT TO VARIOUS ADDITIONAL RISKS. The correlation between movements in the price of a futures contract and the movements in the index or price of the currencies underlying the futures contract is imperfect and there is a risk that the value of the securities or currencies underlying the futures contract may increase or decrease at a greater rate than the related futures contracts resulting in losses to the Funds. Certain futures exchanges or boards of trade have established daily limits on the amount that the price of futures contracts or related options may vary, either up or down, from the previous day's settlement price. These daily limits may restrict the Funds' ability to purchase or sell certain futures contracts or related options on any particular day.

  The Funds' ability to enter into or close out futures contracts and options thereon is limited by the requirements of the Internal Revenue Code for qualification as a regulated investment company. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  RISKS OF HEDGING AND RETURN ENHANCEMENT STRATEGIES

  PARTICIPATION IN THE OPTIONS OR FUTURES MARKETS AND IN CURRENCY EXCHANGE TRANSACTIONS INVOLVES INVESTMENT RISKS AND TRANSACTION COSTS TO WHICH THE FUNDS WOULD NOT BE SUBJECT ABSENT THE USE OF THESE STRATEGIES. A FUND, AND THUS ITS INVESTORS, MAY LOSE MONEY THROUGH ANY UNSUCCESSFUL USE OF THESE STRATEGIES. If the investment adviser's predictions of movements in the direction of the securities, foreign currency and interest rate markets are inaccurate, the adverse consequences to a Fund may leave the Fund in a worse position than if such strategies were not used. Risks inherent in the use of options, foreign currency and futures contracts and options on futures contracts include (1) dependence on the investment adviser's ability to predict correctly movements in the direction of interest rates, securities prices and currency markets; (2) imperfect correlation between the price of options and futures contracts and options thereon and movements in the prices of the securities or currencies being hedged; (3) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (4) the possible absence of a liquid secondary market for any particular instrument at any time; (5) the possible need to defer closing out certain hedged positions to avoid adverse tax consequences; and (6) the possible inability of a Fund to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for a Fund to sell a portfolio security at a disadvantageous time, due to the need for the Fund to maintain "cover" or to segregate securities in connection with hedging transactions. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  The Funds will generally purchase options and futures on an exchange only if there appears to be a liquid secondary market for such options or futures; the Funds will generally purchase OTC options only if management believes that the other party to the options will continue to make a market for such options. However, there can be no assurance that a liquid secondary market will continue to exist or that the other party will continue to make a market. Thus, it may not be possible to close out an option or futures transaction. The inability to close out options and futures positions also could have an adverse impact on a Fund's ability to effectively hedge its portfolio. There is also the risk of loss by a Fund of margin deposits or collateral in the event of bankruptcy of a broker with whom the Fund has an open position in an option, a futures contract or related option.

INVESTMENT RESTRICTIONS

  The Funds are subject to certain investment restrictions which, like their investment objectives, constitute fundamental policies. Fundamental policies cannot be changed without the approval of the holders of a majority of the relevant Fund's outstanding voting securities as defined in the Investment Company Act. See "Investment Restrictions" in the Statement of Additional Information.


                           HOW THE FUNDS ARE MANAGED

  THE COMPANY HAS A BOARD OF DIRECTORS WHICH, IN ADDITION TO OVERSEEING THE ACTIONS OF THE FUNDS' MANAGER, SUBADVISERS AND DISTRIBUTOR, DECIDES UPON MATTERS OF GENERAL POLICY. THE FUNDS' MANAGER CONDUCTS AND SUPERVISES THE DAILY BUSINESS OPERATIONS OF THE FUNDS. EACH FUND'S SUBADVISER(S) FURNISH(ES) DAILY INVESTMENT ADVISORY SERVICES.

  Each Fund is responsible for the payment of certain fees and expenses including, among others, the following: (i) management and distribution fees;
(ii) the fees of unaffiliated Directors; (iii) the fees of the Custodian and Transfer and Dividend Disbursing Agent; (iv) the fees of the legal counsel and independent accountants; (v) brokerage commissions incurred in connection with portfolio transactions; (vi) all taxes and charges of governmental agencies;
(vii) the reimbursement of organization expenses; and (viii) expenses related to shareholder communications including all expenses of shareholders' and Board of Directors' meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders.

  For the fiscal year ended September 30, 1997, the Growth Fund's total expenses as a percentage of average net assets for Class A, Class B, Class C and Class Z shares were 1.09%, 1.84%, 1.84% and .84%, respectively. For the fiscal period ended September 30, 1997, the Growth & Income Fund's total expenses as an annualized percentage of average net assets for Class A, Class B, Class C and Class Z shares were 1.58%, 2.33%, 2.33% and 1.33%, respectively. See "Financial Highlights." No shares of the Active Balanced Fund were outstanding during this period.

MANAGER

  PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM OR THE MANAGER), GATEWAY CENTER THREE, 100 MULBERRY STREET, NEWARK, NEW JERSEY 07102-4077, IS THE MANAGER OF THE FUNDS AND IS COMPENSATED FOR ITS SERVICES AT AN ANNUAL RATE OF
 .60 OF 1% OF EACH OF THE GROWTH FUND'S AND GROWTH & INCOME FUND'S AVERAGE DAILY NET ASSETS AND AT AN ANNUAL RATE OF .65 OF 1% OF THE ACTIVE BALANCED FUND'S AVERAGE NET ASSETS. PIFM is organized in New York as a limited liability company. For the fiscal year ended September 30, 1997, the Growth Fund and Growth & Income Fund each paid management fees to PIFM of .60% of the Fund's average net assets. See "Manager and Subadvisers" in the Statement of Additional Information.

  As of December 31, 1997, PIFM served as the manager to 42 open-end investment companies, constituting all of the Prudential Mutual Funds, and as manager or administrator to 22 closed-end investment companies, with aggregate assets of approximately $62 billion.

  Under the Management Agreements with the Company, PIFM manages the investment operations of the Funds and also administers the Funds' corporate affairs. See "Manager and Subadvisers" in the Statement of Additional Information.

SUBADVISERS

  JENNISON ASSOCIATES LLC (JENNISON, THE SUBADVISER OR THE INVESTMENT ADVISER), 466 LEXINGTON AVENUE, NEW YORK, NEW YORK 10017, IS THE SUBADVISER TO THE FUNDS. As of December 31, 1997, Jennison had over $37 billion in assets under management for institutional and mutual fund clients.

  PURSUANT TO SUBADVISORY AGREEMENTS WITH PIFM, JENNISON FURNISHES INVESTMENT ADVISORY SERVICES IN CONNECTION WITH THE MANAGEMENT OF THE FUNDS AND IS COMPENSATED BY PIFM FOR ITS SERVICES AT AN ANNUAL RATE OF .30 OF 1% OF EACH FUND'S AVERAGE DAILY NET ASSETS UP TO AND INCLUDING $300 MILLION AND .25 OF 1% OF EACH FUND'S AVERAGE DAILY NET ASSETS IN EXCESS OF $300 MILLION.

  Under each Subadvisory Agreement, Jennison, subject to the supervision of PIFM, is responsible for managing the assets of the Funds in accordance with each Fund's respective investment objective, investment program and policies. Jennison determines what securities and other instruments are purchased and sold for the Funds and is responsible for obtaining and evaluating financial data relevant to the Funds.

  BRADLEY GOLDBERG IS THE PORTFOLIO MANAGER AND PETER REINEMANN AND G. TODD SILVA ARE ASSOCIATE PORTFOLIO MANAGERS OF THE ACTIVE BALANCED FUND. Mr. Goldberg is an Executive Vice President of Jennison, and is responsible for the day-to-day management of the Active Balanced Fund. Mr. Goldberg managed Prudential Active Balanced Fund, whose assets were acquired by the Fund on January 23, 1998, since its inception in January 1993 and has been employed as a portfolio manager at Jennison since 1974. Mr. Goldberg also serves as the portfolio manager of the Growth & Income Fund. Mr. Reinemann, a Senior Vice President and Director, joined Jennison in 1992 as an associate portfolio manager. Prior to that time, he served as a Vice President at Paribas Asset Management, Inc. Mr. Reinemann also serves as an Associate Portfolio Manager for the Growth Fund. Mr. Silva, a Senior Vice President of Jennison, joined Jennison in June 1996. He was previously a Vice President and assistant portfolio manager in the Growth & Income Group at Scudder, Stevens & Clark Inc. and an equity analyst at Putnam Investments. Mr. Reinemann and Mr. Silva are also Associate Portfolio Managers of the Growth & Income Fund.

  DAVID POIESZ IS THE PORTFOLIO MANAGER OF THE GROWTH FUND AND PETER REINEMANN IS THE ASSOCIATE PORTFOLIO MANAGER OF THE GROWTH FUND. Mr. Poiesz is responsible for the day-to-day management of the Growth Fund. They are both Senior Vice Presidents of Jennison and have been involved with the Growth Fund since its inception in 1995. Mr. Poiesz, also a Director of Jennison, joined Jennison in 1983 as an equity research analyst and has been an equity portfolio manager since 1991. Mr. Poiesz also serves as the Portfolio Manager of the Prudential Jennison Portfolio of the Prudential Series Fund, Inc., a registered investment company. Mr. Reinemann's biography appears above.

  BRADLEY GOLDBERG IS THE PORTFOLIO MANAGER AND PETER REINEMANN AND G. TODD SILVA ARE ASSOCIATE PORTFOLIO MANAGERS OF THE GROWTH & INCOME FUND. Mr. Goldberg, whose biography appears above, is responsible for the day-to-day management of the Growth & Income Fund. The biographies of Messrs. Reinemann and Silva also appear above.

  THE PRUDENTIAL INVESTMENT CORPORATION (PIC), DOING BUSINESS AS PRUDENTIAL INVESTMENTS (PI), 751 BROAD STREET, NEWARK, NEW JERSEY 07102, INVESTS AVAILABLE CASH BALANCES FOR THE ACTIVE BALANCED FUND THROUGH A JOINT REPURCHASE AGREEMENT ACCOUNT. The Manager reimburses PI for the reasonable costs and expenses it incurs in providing such services.

  PIFM, PIC and Jennison are wholly-owned subsidiaries of The Prudential Insurance Company of America (Prudential), a major diversified insurance and financial services company.

DISTRIBUTOR

  PRUDENTIAL SECURITIES INCORPORATED (PRUDENTIAL SECURITIES OR THE DISTRIBUTOR), ONE SEAPORT PLAZA, NEW YORK, NEW YORK 10292, IS A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE AND SERVES AS THE DISTRIBUTOR OF THE CLASS A, CLASS B, CLASS C AND CLASS Z SHARES OF THE COMPANY. IT IS AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF PRUDENTIAL.

  UNDER SEPARATE DISTRIBUTION AND SERVICE PLANS (THE CLASS A PLAN, THE CLASS B PLAN AND THE CLASS C PLAN, COLLECTIVELY, THE PLANS) ADOPTED BY THE FUNDS UNDER RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT AND A DISTRIBUTION AGREEMENT (THE DISTRIBUTION AGREEMENT), THE DISTRIBUTOR INCURS THE EXPENSES OF DISTRIBUTING EACH FUND'S CLASS A, CLASS B AND CLASS C SHARES. The Distributor also incurs the expenses of distributing the Funds' Class Z shares under the Distribution Agreement, none of which is reimbursed by or paid for by the Funds. These expenses include commissions and account servicing fees paid to, or on account of, financial advisers of Prudential Securities and Pruco Securities Corporation (Prusec), an affiliated broker-dealer, commissions and account servicing fees paid to, or on account of, other broker-dealers or financial institutions (other than national banks) which have entered into agreements with the Distributor, advertising expenses, the cost of printing and mailing prospectuses to potential investors and indirect and overhead costs of Prudential Securities and Prusec associated with the sale of each Fund's shares, including lease, utility, communications and sales promotion expenses.

  Under the Plans, the Funds are obligated to pay distribution and/or service fees to the Distributor as compensation for its distribution and service activities, not as reimbursement for specific expenses incurred. If the Distributor's expenses exceed its distribution and service fees, the Funds will not be obligated to pay any additional expenses. If the Distributor's expenses are less than such distribution and service fees, it will retain its full fees and realize a profit.

  UNDER THE CLASS A PLAN, EACH FUND MAY PAY THE DISTRIBUTOR FOR ITS DISTRIBUTION-RELATED EXPENSES WITH RESPECT TO CLASS A SHARES AT AN ANNUAL RATE OF UP TO .30 OF 1% OF THE AVERAGE DAILY NET ASSETS OF THE CLASS A SHARES. The Class A Plan provides that (i) up to .25 of 1% of the average daily net assets of the Class A shares may be used to pay for personal service and/or the maintenance of shareholder accounts (service fee) and (ii) total distribution fees (including the service fee of .25 of 1%) may not exceed .30 of 1% of the average daily net assets of the Class A shares. Prudential Securities has agreed to limit its distribution-related fees payable under the Class A Plan to .25 of 1% of the average daily net assets of the Class A shares for the fiscal year ending September 30, 1998.

  UNDER THE CLASS B AND CLASS C PLANS, EACH FUND PAYS THE DISTRIBUTOR FOR ITS DISTRIBUTION-RELATED EXPENSES WITH RESPECT TO CLASS B AND CLASS C SHARES AT AN ANNUAL RATE OF 1% OF THE AVERAGE DAILY NET ASSETS OF EACH OF THE CLASS B AND CLASS C SHARES. The Class B and Class C Plans provide for the payment to the Distributor of (i) an asset-based sales charge of .75 of 1% of the average daily net assets of the Class B and Class C shares, respectively, and (ii) a service fee of .25 of 1% of the average daily net assets of each of the Class B and Class C shares. The service fee is used to pay for personal service and/or the maintenance of shareholder accounts. Prudential Securities also receives contingent deferred sales charges from certain redeeming shareholders. See "Shareholder Guide--How to Sell Your Shares--Contingent Deferred Sales Charges."

  For the fiscal year ended September 30, 1997, the Growth Fund and the Growth & Income Fund each paid distribution expenses of .25%, 1.00% and 1.00% of the average daily net assets of their Class A, Class B and Class C shares, respectively. Each Fund records all payments made under the Plans as expenses in the calculation of net investment income. See "Distributor" in the Statement of Additional Information.

  Distribution expenses attributable to the sale of Class A, Class B or Class C shares of the Funds will be allocated to each such class of the respective Fund based upon the ratio of sales of each such class to the sales of Class A, Class B and Class C shares of such Fund other than expenses allocable to a particular class. The distribution fee and sales charge of one class will not be used to subsidize the sale of another class.

  Each Plan provides that it shall continue in effect from year to year provided that a majority of the Board of Directors of the Company, including a majority of the Directors who are not "interested persons" of the Company (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan (the Rule 12b-1 Directors), vote annually to continue the Plan. Each Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors or of a majority of the outstanding shares of the applicable class of a Fund. The Fund will not be obligated to pay expenses incurred under any Plan if it is terminated or not continued.

  In addition to distribution and service fees paid by the Funds under the Class A, Class B and Class C Plans, the Manager (or one of its affiliates) may make payments to dealers (including Prudential Securities) and other persons which distribute shares of the Funds (including Class Z shares). Such payments may be calculated by reference to the net asset value of shares sold by such persons or otherwise.

  The Distributor is subject to the rules of the National Association of Securities Dealers, Inc. (NASD) governing maximum sales charges. See "Distributor" in the Statement of Additional Information.

FEE WAIVERS AND SUBSIDY

  PIFM may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of any Fund. In addition, the Distributor has agreed to limit its distribution fee for the Class A shares as described above under "Distributor." Fee waivers and expense subsidies will increase a Fund's total return. See "Performance Information" in the Statement of Additional Information and "Fund Expenses" above.

PORTFOLIO TRANSACTIONS

  Prudential Securities may act as a broker or futures commission merchant for the Funds provided that the commissions, fees or other remuneration it receives are fair and reasonable. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

  State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian for the Funds' portfolio securities and cash and, in that capacity, maintains certain financial and accounting books and records pursuant to an agreement with the Company. Its mailing address is P.O. Box 1713, Boston, Massachusetts 02105.

  Prudential Mutual Fund Services LLC (PMFS), Raritan Plaza One, Edison, New Jersey 08837, serves as Transfer Agent and Dividend Disbursing Agent for the Funds and in those capacities maintains certain books and records for the Company. PMFS is a wholly-owned subsidiary of PIFM. Its mailing address is P.O. Box 15005, New Brunswick, New Jersey 08906-5005.


                        HOW EACH FUND VALUES ITS SHARES

  EACH FUND'S NET ASSET VALUE PER SHARE OR NAV IS DETERMINED BY SUBTRACTING ITS LIABILITIES FROM THE VALUE OF ITS ASSETS AND DIVIDING THE REMAINDER BY THE NUMBER OF OUTSTANDING SHARES. NAV IS CALCULATED SEPARATELY FOR EACH CLASS. For valuation purposes, quotations of foreign securities in a foreign currency are converted to U.S. dollar equivalents. THE BOARD OF DIRECTORS HAS FIXED THE SPECIFIC TIME OF DAY FOR THE COMPUTATION OF EACH FUND'S NAV TO BE AS OF 4:15 P.M., NEW YORK TIME.

  Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Company's Board of Directors. See "Net Asset Value" in the Statement of Additional Information.

  Each Fund will compute its NAV once daily on days that the New York Stock Exchange is open for trading except on days on which no orders to purchase, sell or redeem shares have been received by the Fund or days on which changes in the value of a Fund's portfolio securities do not materially affect its NAV.

  Although the legal rights of each class of shares are substantially identical, the different expenses borne by each class will result in different NAVs and dividends. The NAV of Class B and Class C shares will generally be lower than the NAV of Class A shares as a result of the larger distribution-related fee to which Class B and Class C shares are subject. The NAV of Class Z shares will generally be higher than the NAV of the other three classes because Class Z shares are not subject to any distribution and/or service fees. It is expected, however, that the NAV of the four classes will tend to converge immediately after the recording of dividends, which will differ by approximately the amount of distribution and/or service fee expense accrual differential among the classes.


                      HOW THE FUNDS CALCULATE PERFORMANCE

  FROM TIME TO TIME A FUND MAY ADVERTISE ITS AVERAGE ANNUAL TOTAL RETURN, AGGREGATE TOTAL RETURN AND YIELD IN ADVERTISEMENTS OR SALES LITERATURE. TOTAL RETURN AND YIELD ARE CALCULATED SEPARATELY FOR CLASS A, CLASS B, CLASS C AND CLASS Z SHARES. These figures are based on historical earnings and are not intended to indicate future performance. The total return shows how much an investment in a Fund would have increased (decreased) over a specified period of time (i.e., one, five, or ten years or since inception of the Fund) assuming that all distributions and dividends by the Fund were reinvested on the reinvestment dates during the period and less all recurring fees. The aggregate total return reflects actual performance over a stated period of time. Average annual total return is a hypothetical rate of return that, if achieved annually, would have produced the same aggregate total return if performance had been constant over the entire period. Average annual total return smooths out variations in performance and takes into account any applicable initial or contingent deferred sales charges. Neither average annual total return nor aggregate total return takes into account any federal or state income taxes which may be payable upon redemption. The yield refers to the income generated by an investment in a Fund over a one-month or 30-day period. This income is then "annualized;" that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for twelve periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. A Fund also may include comparative performance information in advertising or marketing the Fund's shares. Such performance information may include data from Lipper Analytical Services, Inc., Morningstar Publications, Inc., and other industry publications, business periodicals and market indices. See "Performance Information" in the Statement of Additional Information. Further performance information will be contained in each Fund's annual and semi-annual reports to shareholders, which may be obtained without charge. See "Shareholder Guide-- Shareholder Services--Reports to Shareholders."


                      TAXES, DIVIDENDS AND DISTRIBUTIONS

 TAXATION OF THE FUNDS

  EACH FUND HAS ELECTED TO QUALIFY AND INTENDS TO REMAIN QUALIFIED AS A REGULATED INVESTMENT COMPANY UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE INTERNAL REVENUE CODE). ACCORDINGLY, THE FUNDS WILL NOT BE SUBJECT TO FEDERAL INCOME TAXES ON NET INVESTMENT INCOME AND NET CAPITAL GAINS, IF ANY, THAT THEY DISTRIBUTE TO THEIR RESPECTIVE SHAREHOLDERS.

  The Funds may, from time to time, invest in Passive Foreign Investment Companies (PFICs). PFICs are foreign corporations which derive a majority of their income from passive sources. For tax purposes, the Funds' investments in PFICs are subject to special tax provisions that may result in the taxation of certain gains realized by the Funds. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  In addition, under the Internal Revenue Code, special rules apply to the treatment of certain options and futures contracts (Section 1256 contracts). At the end of each year, such investments held by the Funds will be required to be "marked-to-market" for federal income tax purposes; that is, treated as having been sold at market value. Sixty percent of any gain or loss recognized on these "deemed sales" and on actual dispositions may be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  Gains or losses on disposition of debt securities denominated in a foreign currency attributable to fluctuations in the value of foreign currency between the date of acquisition of the security and the date of disposition are treated as ordinary gain or loss. These gains or losses increase or decrease the amount of a Fund's investment company taxable income available to be distributed to shareholders as ordinary income, rather than increasing or decreasing the amount of the Fund's net capital gain. If currency fluctuation losses exceed other investment company taxable income during a taxable year, distributions made by a Fund during the year would be characterized as a return of capital to shareholders, reducing the shareholder's basis in his or her Fund shares.

  The Funds may incur foreign income taxes in connection with some of their foreign investments. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  TAXATION OF SHAREHOLDERS

  All dividends out of net investment income, together with distributions of net short-term capital gains, will be taxable as ordinary income to the shareholder whether or not reinvested. Any net long-term capital gains distributed to shareholders will be taxable as such to the shareholder, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum long-term capital gains rate for corporate shareholders is currently the same as the maximum tax rate for ordinary income. The maximum long-term capital gains rate for individual shareholders for securities held between 12 and 18 months currently is 28% and for securities held more than 18 months is 20%. The maximum tax rate for individual shareholders for ordinary income is 39.6%.

  Any gain or loss realized upon a sale or redemption of shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held more than one year and otherwise as short-term capital gain or loss. Any such loss, however, on shares that are held for six months or less, will be treated as a long-term capital loss to the extent of any capital gain distributions received by the shareholder.

  A shareholder who acquires shares of a Fund and sells or otherwise disposes of such shares within 90 days of acquisition may not be allowed to include certain sales charges incurred in acquiring such shares for purposes of calculating gain or loss realized upon a sale or exchange of shares of such Fund.

  Distributions by the Funds to a shareholder that is a qualified retirement plan would generally not be taxable to participants of the plan. Distributions from a qualified retirement plan (or non-qualified arrangement) to a participant or beneficiary are subject to special rules. These rules vary greatly with individual situations, therefore potential investors are urged to consult with their own tax advisers.

  The Funds have obtained opinions of counsel to the effect that neither (i) the conversion of Class B shares into Class A shares nor (ii) the exchange of any class of a Fund's shares for any other class of its shares constitutes a taxable event for federal income tax purposes. However, such opinions are not binding on the Internal Revenue Service.

  WITHHOLDING TAXES

  Under U.S. Treasury Regulations, the Funds are required to withhold and remit to the U.S. Treasury 31% of dividend, capital gain income and redemption proceeds on the accounts of those shareholders who fail to furnish their tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign shareholders) with the required certifications regarding the shareholder's status under the federal income tax law.

  Shareholders are urged to consult their own tax advisers regarding specific questions as to federal, state or local taxes. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  DIVIDENDS AND DISTRIBUTIONS

  THE ACTIVE BALANCED FUND EXPECTS TO PAY DIVIDENDS OF NET INVESTMENT INCOME, IF ANY, ANNUALLY, AND THE GROWTH FUND AND GROWTH & INCOME FUND EXPECT TO PAY DIVIDENDS OF NET INVESTMENT INCOME, IF ANY, SEMI-ANNUALLY, AND EACH FUND EXPECTS TO MAKE DISTRIBUTIONS OF ANY CAPITAL GAINS IN EXCESS OF NET LONG-TERM CAPITAL LOSSES AT LEAST ANNUALLY. Dividends paid by the Funds with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount except that each class other than Class Z will bear its own distribution and/or service fee charges, generally resulting in lower dividends for Class B and Class C shares in relation to Class A and Class Z shares and lower dividends for Class A shares in relation to Class Z shares. Distribution of net capital gains, if any, will be paid in the same amount per share for each class of shares. See "How Each Fund Values its Shares."

  DIVIDENDS AND DISTRIBUTIONS WILL BE PAID IN ADDITIONAL SHARES OF THE RELEVANT FUND, BASED ON THE NAV OF EACH CLASS ON THE RECORD DATE OR SUCH OTHER DATE AS THE BOARD OF DIRECTORS MAY DETERMINE, UNLESS THE SHAREHOLDER ELECTS IN WRITING NOT LESS THAN FIVE BUSINESS DAYS PRIOR TO THE RECORD DATE TO RECEIVE SUCH DIVIDENDS AND DISTRIBUTIONS IN CASH. Such election should be submitted to Prudential Mutual Fund Services LLC, Attn: Account Maintenance, P.O. Box 15015, New Brunswick, New Jersey 08906-5015. The Funds will notify their respective shareholders after the close of the Funds' taxable year both of the dollar amount and the taxable status of that year's dividends and distributions on a per share basis. If you hold shares through Prudential Securities, you should contact your financial adviser to elect to receive dividends and distributions in cash.

  IF YOU BUY SHARES ON OR IMMEDIATELY PRIOR TO THE RECORD DATE (THE DATE THAT DETERMINES WHO RECEIVES THE DIVIDEND), YOU WILL RECEIVE A PORTION OF THE MONEY YOU INVESTED AS A TAXABLE DIVIDEND. THEREFORE, YOU SHOULD CONSIDER THE TIMING OF DIVIDENDS WHEN BUYING SHARES OF A FUND.


                              GENERAL INFORMATION

DESCRIPTION OF COMMON STOCK

  THE COMPANY WAS INCORPORATED IN MARYLAND ON AUGUST 10, 1995. THE COMPANY IS AUTHORIZED TO ISSUE 3 BILLION SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, DIVIDED INTO THREE SERIES OR PORTFOLIOS, PRUDENTIAL JENNISON ACTIVE BALANCED FUND, PRUDENTIAL JENNISON GROWTH FUND AND PRUDENTIAL JENNISON GROWTH & INCOME FUND. EACH SERIES IS FURTHER DIVIDED INTO FOUR CLASSES OF SHARES, DESIGNATED CLASS A, CLASS B, CLASS C AND CLASS Z. THERE ARE 250 MILLION AUTHORIZED SHARES ALLOCATED TO EACH OF THE FOUR CLASSES OF SHARES IN EACH SERIES OF THE COMPANY. Each class of Common stock of each Fund represents an interest in the same assets of such Fund and is identical in all respects Except that (i) each class is subject to different sales charges and distribution and/or service fees (except for Class Z shares, which are not subject to any sales charges and distribution and/or service fees), which may affect performance, (ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, (iii) each class has a different exchange privilege, (iv) only Class B shares have a conversion feature and (v) Class Z shares are offered exclusively for sale to a limited group of investors. In accordance with the Company's Articles of Incorporation, the Board of Directors may authorize the creation of additional series of common stock and classes within such series, with such preferences, privileges, limitations and voting and dividend rights as the Board may determine.

  The Company's expenses generally are allocated among the Funds on the basis of relative net assets at the time of allocation, except that expenses directly attributable to a Fund are charged to such Fund.

  The Board of Directors may increase or decrease the number of authorized shares without the approval of shareholders. Shares of each Fund, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of the Funds under certain circumstances as described under "Shareholder Guide--How to Sell Your Shares." Each share of each class of common stock is equal as to earnings, assets and voting privileges, except as noted above, and each class bears the expenses related to the distribution of its shares (with the exception of Class Z shares, which are not subject to any distribution or service fees). Except for the conversion feature applicable to the Class B shares, there are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of common stock of a Fund is entitled to its portion of all of such Fund's assets after all debts and expenses of such Fund have been paid. Since Class B and Class C shares generally bear higher distribution expenses than Class A shares, the liquidation proceeds to shareholders of those classes are likely to be lower than to Class A shareholders and to Class Z shareholders, whose shares are not subject to any distribution and/or service fees. The Company's shares do not have cumulative voting rights for the election of Directors.

  THE COMPANY DOES NOT INTEND TO HOLD ANNUAL MEETINGS OF SHAREHOLDERS UNLESS OTHERWISE REQUIRED BY LAW. THE COMPANY WILL NOT BE REQUIRED TO HOLD MEETINGS OF SHAREHOLDERS UNLESS, FOR EXAMPLE, THE ELECTION OF DIRECTORS IS REQUIRED TO BE ACTED ON BY SHAREHOLDERS UNDER THE INVESTMENT COMPANY ACT. SHAREHOLDERS HAVE CERTAIN RIGHTS, INCLUDING THE RIGHT TO CALL A MEETING UPON A VOTE OF 10% OR MORE OF THE COMPANY'S OUTSTANDING SHARES FOR THE PURPOSE OF VOTING ON THE REMOVAL OF ONE OR MORE DIRECTORS OR TO TRANSACT ANY OTHER BUSINESS.

ADDITIONAL INFORMATION

  This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Company with the SEC under the Securities Act of 1933, as amended. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.


                               SHAREHOLDER GUIDE

HOW TO BUY SHARES OF THE FUNDS

  YOU MAY PURCHASE SHARES OF THE FUNDS THROUGH PRUDENTIAL SECURITIES, PRUSEC OR DIRECTLY FROM EACH FUND, THROUGH ITS TRANSFER AGENT, PRUDENTIAL MUTUAL FUND SERVICES LLC (PMFS OR THE TRANSFER AGENT), ATTENTION: INVESTMENT SERVICES, P.O. BOX 15020, NEW BRUNSWICK, NEW JERSEY 08906-5020. Participants in programs sponsored by Prudential Retirement Services should contact their client representative for more information about Class Z shares. The offering price is the NAV next determined following receipt of an order by the Transfer Agent or Prudential Securities plus a sales charge which, at your option, may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). Class Z shares are offered to a limited group of investors at net asset value without any sales charge. Payment may be made by cash, wire, check or through your brokerage account. See "Alternative Purchase Plan" below. See also "How Each Fund Values its Shares."

  The minimum initial investment for each Fund is $1,000 for Class A and Class B shares and $5,000 for Class C shares, except that the minimum initial investment for Class C shares may be waived from time to time. There is no minimum initial investment requirement for Class Z shares. The minimum subsequent investment is $100 for all classes, except for Class Z shares, for which there is no such minimum. All minimum investment requirements are waived for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Services" below.

  Application forms can be obtained from PMFS, Prudential Securities or Prusec. If a stock certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares. Shareholders who hold their shares through Prudential Securities will not receive stock certificates.

  Each Fund reserves the right to reject any purchase order (including an exchange into the Fund) or to suspend or modify the continuous offering of its shares. See "How to Sell Your Shares" below.

  Your dealer is responsible for forwarding payment promptly to the Funds. The Distributor reserves the right to cancel any purchase order for which payment has not been received by the third business day following the investment.

  Transactions in shares of the Funds may be subject to postage and handling charges imposed by your dealer.

  PURCHASE BY WIRE. For an initial purchase of shares of a Fund by wire, you must first telephone PMFS to receive an account number at (800) 225-1852 (toll-free). The following information will be requested: your name, address, tax identification number, class election, dividend distribution election, amount being wired and wiring bank. Instructions should then be given by you to your bank to transfer funds by wire to State Street Bank and Trust Company (State Street), Boston, Massachusetts, Custody and Shareholder Services Division, Attention: Prudential Jennison Series Fund, Inc., Prudential Jennison Active Balanced Fund, Prudential Jennison Growth Fund or Prudential Jennison Growth & Income Fund, as the case may be, specifying on the wire the account number assigned by PMFS and your name and identifying the class in which you are eligible to invest (Class A, Class B, Class C or Class Z shares).

  If you arrange for receipt by State Street of federal funds prior to the calculation of NAV (4:15 P.M., New York time), on a business day, you may purchase shares of the Funds as of that day. See "Net Asset Value" in the Statement of Additional Information.

  In making a subsequent purchase order by wire, you should wire State Street directly and should be sure that the wire specifies Prudential Jennison Series Fund, Inc., Prudential Jennison Active Balanced Fund, Prudential Jennison Growth Fund or Prudential Jennison Growth & Income Fund, as the case may be, Class A, Class B, Class C or Class Z shares and your name and individual account number. It is not necessary to call PMFS to make subsequent purchase orders utilizing federal funds. The minimum amount which may be invested by wire is $1,000.

ALTERNATIVE PURCHASE PLAN

  EACH FUND OFFERS FOUR CLASSES OF SHARES (CLASS A, CLASS B, CLASS C AND CLASS Z SHARES) WHICH ALLOWS YOU TO CHOOSE THE MOST BENEFICIAL SALES CHARGE STRUCTURE FOR YOUR INDIVIDUAL CIRCUMSTANCES GIVEN THE AMOUNT OF THE PURCHASE, THE LENGTH OF TIME YOU EXPECT TO HOLD THE SHARES AND OTHER RELEVANT CIRCUMSTANCES (ALTERNATIVE PURCHASE PLAN).

                                          ANNUAL 12B-1 FEES
                                       (AS A % OF AVERAGE DAILY
                 SALES CHARGE                NET ASSETS)              OTHER INFORMATION
                 ------------          ------------------------       -----------------
CLASS A  Maximum initial sales charge     .30 of 1%             Initial sales charge waived
         of 5% of the public offering     (currently being      or reduced for certain
         price                            charged at a rate     purchases
                                          of .25 of 1%)
CLASS B  Maximum contingent deferred      1%                    Shares convert to Class A
         sales charge or CDSC of 5%                             shares approximately seven
         of the lesser of the amount                            years after purchase
         invested or the redemption
         proceeds; declines to zero
         after six years
CLASS C  Maximum CDSC of 1% of the        1%                    Shares do not convert to
         lesser of the amount                                   another class
         invested or the redemption
         proceeds on redemptions made
         within one year of purchase.
CLASS Z                                   None                  Sold to a limited group of
         None                                                   investors

  Each class of shares of a Fund represents an interest in the same portfolio of investments of such Fund and has the same rights, except that (i) each class is subject to different sales charges and distribution and/or service fees (except for Class Z shares, which are not subject to any sales charge or distribution and/or service fee), which may affect performance, (ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, (iii) each class has a different exchange privilege, (iv) only Class B shares have a conversion feature and (v) Class Z shares are offered exclusively for sale to a limited group of investors. See "How to Exchange Your Shares" below. The income attributable to each class and the dividends payable on the shares of each class will be reduced by the amount of the distribution fee (if any) of each class. Class B and Class C shares bear the expenses of a higher distribution fee which will generally cause them to have higher expense ratios and to pay lower dividends than the Class A and Class Z shares.

  Financial advisers and other sales agents who sell shares of the Funds will receive different compensation for selling Class A, Class B, Class C and Class Z shares and will generally receive more compensation initially for selling Class A and Class B shares than for selling Class C or Class Z shares.

  IN SELECTING A PURCHASE ALTERNATIVE, YOU SHOULD CONSIDER, AMONG OTHER THINGS, (1) the length of time you expect to hold your investment, (2) the amount of any applicable sales charge (whether imposed at the time of purchase or redemption) and distribution-related fees, as noted above, (3) whether you qualify for any reduction or waiver of any applicable sales charge, (4) the various exchange privileges among the different classes of shares (see "How to Exchange Your Shares" below) and (5) the fact that Class B shares automatically convert to Class A shares approximately seven years after purchase (see "Conversion Feature--Class B Shares" below).

  The following is provided to assist you in determining which method of purchase best suits your individual circumstances and is based on current fees and expenses being charged to the Funds.

  If you intend to hold your investment in a Fund for less than 7 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to an initial sales charge of 5% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6-year period, you should consider purchasing Class C shares over either Class A or Class B shares.

  If you intend to hold your investment for 7 years or more and do not qualify for a reduced sales charge on Class A shares, since Class B shares convert to Class A shares approximately 7 years after purchase and because all of your money would be invested initially in the case of Class B shares, you should consider purchasing Class A or Class B shares over Class C shares.

  If you qualify for a reduced sales charge on Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B and Class C shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.

  If you do not qualify for a reduced sales charge on Class A shares and you purchase Class B or Class C shares, you would have to hold your investment for more than 6 years in the case of Class B shares and Class C shares for the higher cumulative annual distribution-related fee on those shares to exceed the initial sales charge plus cumulative annual distribution-related fees on Class A shares. This does not take into account the time value of money, which further reduces the impact of the higher Class B or Class C distribution-related fee on the investment, fluctuations in net asset value, the effect of the return on the investment over this period of time or redemptions during which the CDSC is applicable.

  ALL PURCHASES OF $1 MILLION OR MORE, EITHER AS PART OF A SINGLE INVESTMENT OR UNDER RIGHTS OF ACCUMULATION OR LETTERS OF INTENT, MUST BE FOR CLASS A SHARES, UNLESS THE PURCHASER IS ELIGIBLE TO PURCHASE CLASS Z SHARES. See "Reduction and Waiver of Initial Sales Charges" and "Class Z Shares" below.

CLASS A SHARES

  The offering price of Class A shares for investors choosing the initial sales charge alternative is the next determined NAV plus a sales charge (expressed as a percentage of the offering price and of the amount invested) as shown in the following table:

                          SALES CHARGE AS SALES CHARGE AS DEALER CONCESSION
                           PERCENTAGE OF   PERCENTAGE OF  AS PERCENTAGE OF
                          OFFERING PRICE  AMOUNT INVESTED  OFFERING PRICE
                          --------------- --------------- -----------------
    Less than $25,000          5.00%           5.26%            4.75%
    $25,000 to $49,999         4.50            4.71             4.25
    $50,000 to $99,999         4.00            4.17             3.75
    $100,000 to $249,999       3.25            3.36             3.00
    $250,000 to $499,999       2.50            2.56             2.40
    $500,000 to $999,999       2.00            2.04             1.90
    $1,000,000 and above       None            None             None

  The Distributor may reallow the entire initial sales charge to dealers. Selling dealers may be deemed to be underwriters, as that term is defined in the Securities Act.

  In connection with the sale of Class A shares at NAV (without payment of an initial sales charge), the Manager, the Distributor or one of their affiliates will pay dealers, financial advisers and other persons which distribute shares a finders' fee from its own resources based on a percentage of the net asset value of shares sold by such persons.

  REDUCTION AND WAIVER OF INITIAL SALES CHARGES. Reduced sales charges are available through Rights of Accumulation and Letters of Intent. Shares of a Fund and shares of other Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) may be aggregated to determine the applicable reduction. See "Purchase and Redemption of Fund Shares--Reduction and Waiver of Initial Sales Charges--Class A Shares" in the Statement of Additional Information.

  BENEFIT PLANS. Class A shares may be purchased at NAV, without payment of an initial sales charge, by pension, profit-sharing or other employee benefit plans qualified under Section 401 of the Internal Revenue Code and deferred compensation and annuity plans under Sections 457 or 403(b)(7) of the Internal Revenue Code (collectively, Benefit Plans), provided that the plan has existing assets of at least $1 million invested in shares of Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) or 250 eligible employees or participants. In the case of Benefit Plans whose accounts are held directly with the Transfer Agent or Prudential Securities and for which the Transfer Agent or Prudential Securities does individual account recordkeeping (Direct Account Benefit Plans) and Benefit Plans sponsored by Prudential Securities or its subsidiaries (Prudential Securities or Subsidiary Prototype Benefit Plans), Class A shares may be purchased at NAV by participants who are repaying loans made from such plans to the participant.

  PRUDENTIAL RETIREMENT PROGRAMS. Class A shares may be purchased at NAV by certain savings, retirement and deferred compensation plans, qualified or non-qualified under the Internal Revenue Code, for which Prudential serves as the plan administrator or recordkeeper, provided that (i) the plan has at least $1 million in existing assets or 250 eligible employees and (ii) the applicable Fund is an available investment option. These plans include pension, profit-sharing, stock-bonus or other employee benefit plans under Section 401 of the Internal Revenue Code and deferred compensation and annuity plans under Sections 457 or 403(b)(7) of the Internal Revenue Code and plans that participate in the Transfer Agent's PruArray and SmartPath Programs (benefit plan recordkeeping services) (hereafter referred to as a PruArray or SmartPath
Plan). All plans of a company for which Prudential serves as plan administrator or recordkeeper are aggregated in meeting the $1 million threshold. The term "existing assets" as used herein includes stock issued by a plan sponsor, shares of Prudential Mutual Funds and shares of certain unaffiliated mutual funds that participate in the PruArray or SmartPath Program (Participating Funds). "Existing assets" also include monies invested in The Guaranteed Interest Account (GIA), a group annuity insurance product issued by Prudential, and units of The Stable Value Fund (SVF), an unaffiliated bank collective fund. Class A shares may also be purchased at NAV by plans that have monies invested in GIA and SVF, provided (i) the purchase is made with the proceeds of a redemption from either GIA or SVF and (ii) Class A shares are an investment option of the plan.

  PRUARRAY ASSOCIATION BENEFIT PLANS. Class A shares are also offered at NAV to Benefit Plans or non-qualified plans sponsored by employers which are members of a common trade, professional or membership association (Association) that participate in the PruArray Program provided that the Association enters into a written agreement with Prudential. Such Benefit Plans or non-qualified plans may purchase Class A shares at NAV without regard to the assets or number of participants in the individual employer's qualified plan(s) or non-qualified plans so long as the employers in the Association (i) have retirement plan assets in the aggregate of at least $1 million or 250 participants in the aggregate and (ii) maintain their accounts with the Transfer Agent.

  PRUARRAY SAVINGS PROGRAM. Class A shares are also offered at NAV to employees of companies that enter into a written agreement with Prudential Retirement Services to participate in the PruArray Savings Program. Under this Program, a limited number of Prudential Mutual Funds are available for purchase at NAV by Individual Retirement Accounts and Savings Accumulation Plans of the company's employees. The Program is available only to (i) employees who open an IRA or Savings Accumulation Plan account with the Transfer Agent and (ii) spouses of employees who open an IRA account with the Transfer Agent. The program is offered to companies that have at least 250 eligible employees.

  SPECIAL RULES APPLICABLE TO RETIREMENT PLANS. After a Benefit Plan or PruArray or SmartPath Plan qualifies to purchase Class A shares at NAV, all subsequent purchases will be made at NAV.

  OTHER WAIVERS. In addition, Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by the following persons: (a) officers of the Prudential Mutual Funds (including the Funds), (b) employees of Prudential Securities and PIFM and their subsidiaries and members of the families of such persons who maintain an "employee related" account at Prudential Securities or the Transfer Agent, (c) employees of subadvisers of the Prudential

Mutual Funds provided that purchases at NAV are permitted by such person's employer, (d) Prudential, employees and special agents of Prudential and its subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries, (e) registered representatives and employees of dealers who have entered into a selected dealer agreement with Prudential Securities provided that purchases at NAV are permitted by such person's employer, (f) investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that (i) the purchase is made within 180 days of the commencement of the financial adviser's employment at Prudential Securities, or within one year in the case of Benefit Plans, (ii) the purchase is made with proceeds of a redemption of shares of any open-end non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee of .25 of 1% or less) and (iii) the financial adviser served as the client's broker on the previous purchase and (g) investors in Individual Retirement Accounts, provided the purchase is made with the proceeds of a tax-free rollover of assets from a Benefit Plan for which Prudential Investments serves as the recordkeeper or administrator.

  You must notify the Transfer Agent either directly or through Prudential Securities or Prusec that you are entitled to the reduction or waiver of the sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charges are imposed upon Class A shares purchased upon the reinvestment of dividends and distributions. See "Purchase and Redemption of Fund Shares--Reduction and Waiver of Initial Sales Charges-- Class A Shares" in the Statement of Additional Information.

CLASS B AND CLASS C SHARES

  The offering price of Class B and Class C shares for investors choosing one of the deferred sales charge alternatives is the NAV next determined following receipt of an order by the Transfer Agent, Prudential Securities or Prusec. Although there is no sales charge imposed at the time of purchase, redemptions of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares--Contingent Deferred Sales Charges." The Distributor will pay, from its own resources, sales commissions of up to 4% of the purchase price of Class B shares to dealers, financial advisers and other persons who sell Class B shares at the time of sale. This facilitates the ability of the Funds to sell the Class B shares without an initial sales charge being deducted at the time of purchase. The Distributor anticipates that it will recoup its advancement of sales commissions from the combination of the CDSC and the distribution fee. See "How the Funds are Managed--Distributor." In connection with the sale of Class C shares, the Distributor will pay, from its own resources, dealers, financial advisers and other persons which distribute Class C shares a sales commission of up to 1% of the purchase price at the time of the sale.

CLASS Z SHARES

  Class Z shares are currently available for purchase by the following categories of investors: (i) pension, profit-sharing or other employee benefit plans qualified under Section 401 of the Internal Revenue Code, deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code and non-qualified plans for which the relevant Fund is an available option (collectively, Benefit Plans), provided such Benefit Plans (in combination with other plans sponsored by the same employer or group of related employers) have at least $50 million in defined contribution assets;
(ii) participants in any fee-based program sponsored by Prudential Securities, The Prudential Savings Bank, F.S.B. or any affiliate which includes mutual funds as investment options and for which the relevant Fund is an available option; (iii) certain participants in the Medley Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares of the Prudential Mutual Funds are an available option; (iv) Benefit Plans for which Prudential Retirement Services serves as recordkeeper and as of September 20, 1996, (a) were Class Z shareholders of the Prudential Mutual Funds or (b) executed a letter of intent to purchase Class Z shares of the Prudential Mutual Funds; (v) current and former Directors/Trustees of the Prudential Mutual Funds (including the Funds); and (vi) employees of Prudential and/or Prudential Securities who participate in a Prudential-sponsored employee savings plan. After a Benefit Plan qualifies to purchase Class Z shares, all subsequent purchases will be for Class Z shares.

  In connection with the sale of Class Z shares, the Manager, the Distributor or one of their affiliates may pay dealers, financial advisers and other persons which distribute shares a finders' fee from its own resources based on a percentage of the net asset value of shares sold by such persons.

HOW TO SELL YOUR SHARES

  YOU CAN REDEEM SHARES OF A FUND AT ANY TIME FOR CASH AT THE NAV PER SHARE NEXT DETERMINED AFTER THE REDEMPTION REQUEST IS RECEIVED IN PROPER FORM BY THE TRANSFER AGENT OR PRUDENTIAL SECURITIES. See "How Each Fund Values its Shares." In certain cases, however, redemption proceeds will be reduced by the amount of any applicable CDSC, as described below. See "Contingent Deferred Sales Charges" below.

  IF YOU HOLD SHARES OF A FUND THROUGH PRUDENTIAL SECURITIES, YOU MUST REDEEM YOUR SHARES THROUGH PRUDENTIAL SECURITIES. PLEASE CONTACT YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER.

  IF YOU HOLD SHARES IN NON-CERTIFICATE FORM, A WRITTEN REQUEST FOR REDEMPTION SIGNED BY YOU EXACTLY AS THE ACCOUNT IS REGISTERED IS REQUIRED. IF YOU HOLD CERTIFICATES, THE CERTIFICATES SIGNED IN THE NAMES(S) SHOWN ON THE FACE OF THE CERTIFICATES, MUST BE RECEIVED BY THE TRANSFER AGENT IN ORDER FOR THE REDEMPTION REQUEST TO BE PROCESSED. IF REDEMPTION IS REQUESTED BY A CORPORATION, PARTNERSHIP, TRUST OR FIDUCIARY, WRITTEN EVIDENCE OF AUTHORITY ACCEPTABLE TO THE TRANSFER AGENT MUST BE SUBMITTED BEFORE SUCH REQUEST WILL BE ACCEPTED. All correspondence and documents concerning redemptions should be sent to the respective Fund in care of its Transfer Agent, Prudential Mutual Fund Services LLC, Attention: Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

  If the proceeds of the redemption (a) exceed $50,000, (b) are to be paid to a person other than the record owner, (c) are to be sent to an address other than the address on the Transfer Agent's records, or (d) are to be paid to a corporation, partnership, trust or fiduciary, the signature(s) on the redemption request and on the certificates, if any, or stock power must be guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. The Transfer Agent reserves the right to request additional information from, and make reasonable inquiries of, any eligible guarantor institution. For clients of Prusec, a signature guarantee may be obtained from the agency or office manager of most Prudential Insurance and Financial Services or Prudential Preferred Financial Services offices. In the case of redemptions from a PruArray or SmartPath Plan, if the proceeds of the redemption are invested in another investment option of the plan, in the name of the record holder and at the same address as reflected in the Transfer Agent's records, a signature guarantee is not required.

  PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE MADE BY CHECK WITHIN SEVEN DAYS AFTER RECEIPT BY THE TRANSFER AGENT OF THE CERTIFICATE AND/OR WRITTEN REQUEST EXCEPT AS INDICATED BELOW. IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES, PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE CREDITED TO YOUR PRUDENTIAL SECURITIES ACCOUNT, UNLESS YOU INDICATE OTHERWISE. Such payment may be postponed or the right of redemption suspended at times
(a) when the New York Stock Exchange is closed for other than customary weekends and holidays, (b) when trading on such Exchange is restricted, (c) when an emergency exists as a result of which disposal by a Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the SEC, by order, so permits; provided that applicable rules and regulations of the SEC shall govern as to whether the conditions prescribed in (b), (c) or (d) exist.

  PAYMENT FOR REDEMPTION OF RECENTLY PURCHASED SHARES WILL BE DELAYED UNTIL A FUND OR ITS TRANSFER AGENT HAS BEEN ADVISED THAT THE PURCHASE CHECK HAS BEEN HONORED, UP TO 10 CALENDAR DAYS FROM THE TIME OF RECEIPT OF THE PURCHASE CHECK BY THE TRANSFER AGENT. SUCH DELAY MAY BE AVOIDED BY PURCHASING SHARES BY WIRE OR BY CERTIFIED OR CASHIER'S CHECK.

  REDEMPTION IN KIND. If the Board of Directors determines that it would be detrimental to the best interests of the remaining shareholders of a Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of such Fund, in lieu of cash, in conformity with applicable rules of the SEC. Securities will be readily marketable and will be valued in the same manner as a regular redemption. See "How Each Fund Values its Shares." If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Company has, however, elected to be governed by Rule 18f-1 under the Investment Company Act, under which each Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund during the 90-day period for any one shareholder.

  INVOLUNTARY REDEMPTION. In order to reduce expenses of the Funds, the Board of Directors may redeem all of the shares of any shareholder, other than a shareholder which is an IRA or other tax-deferred retirement plan, whose account has a net asset value of less than $500 due to a redemption. The Funds will give any such shareholder 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption. No CDSC will be imposed on any such involuntary redemption.

  90-DAY REPURCHASE PRIVILEGE. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest any portion or all of the proceeds of such redemption in shares of such Fund at the NAV next determined after the order is received, which must be within 90 days after the date of redemption. Any CDSC paid in connection with such redemption will be credited (in shares) to your account. If less than a full repurchase is made, the credit will be on a pro rata basis. You must notify the Fund's Transfer Agent, either directly or through Prudential Securities, at the time the repurchase privilege is exercised to adjust your account for the CDSC you previously paid. Thereafter, any redemptions will be subject to the CDSC applicable at the time of the redemption. See "Contingent Deferred Sales Charges" below. Exercise of the repurchase privilege will generally not affect the federal tax treatment of any gain realized upon redemption. However, if the redemption was made within a 30 day period of the repurchase and if the redemption resulted in a loss, some or all of the loss, depending on the amount reinvested, may not be allowed for federal income tax purposes.

CONTINGENT DEFERRED SALES CHARGES

  Redemptions of Class B shares will be subject to a contingent deferred sales charge or CDSC declining from 5% to zero over a six-year period. Class C shares redeemed within one year of purchase will be subject to a 1% CDSC. The CDSC will be deducted from the redemption proceeds and reduce the amount paid to you. The CDSC will be imposed on any redemption by you which reduces the current value of your Class B or Class C shares to an amount which is lower than the amount of all payments by you for shares during the preceding six years, in the case of Class B shares, and one year, in the case of Class C shares. A CDSC will be applied on the lesser of the original purchase price or the current value of the shares being redeemed. Increases in the value of your shares or shares purchased through reinvestment of dividends or distributions are not subject to a CDSC. The amount of any contingent deferred sales charge will be paid to and retained by the Distributor. See "How the Funds are Managed--Distributor" and "Waiver of the Contingent Deferred Sales Charges-- Class B Shares" below.

  The amount of the CDSC, if any, will vary depending on the number of years from the time of payment for the purchase of your shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month. The CDSC will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. See "How to Exchange Your Shares" below.

  The following table sets forth the rates of the CDSC applicable to redemptions of Class B shares:

                                                       CONTINGENT DEFERRED SALES
                                                         CHARGE AS A PERCENTAGE
        YEAR SINCE PURCHASE                              OF DOLLARS INVESTED OR
        PAYMENT MADE                                      REDEMPTION PROCEEDS
        -------------------                            -------------------------
        First.........................................           5.0%
        Second........................................           4.0%
        Third.........................................           3.0%
        Fourth........................................           2.0%
        Fifth.........................................           1.0%
        Sixth.........................................           1.0%
        Seventh.......................................           None

  In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that results generally in the lowest possible rate. It will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value above the total amount of payments for the purchase of a Fund's shares made during the preceding six years; then of amounts representing the cost of shares held beyond the applicable CDSC period; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.

  For example, assume you purchased 100 Class B shares at $10 per share for a cost of $1,000. Subsequently, you acquired 5 additional Class B shares through dividend reinvestment. During the second year after the purchase, you decided to redeem $500 of your investment. Assuming at the time of the redemption the NAV had appreciated to $12 per share, the value of your Class B shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represents appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4% (the applicable rate in the second year after purchase) for a total CDSC of $9.60.

  For federal income tax purposes, the amount of the CDSC will reduce the gain or increase the loss, as the case may be, on the amount recognized on the redemption of shares.

  WAIVER OF CONTINGENT DEFERRED SALES CHARGES--CLASS B SHARES. The CDSC will be waived in the case of a redemption following the death or disability of a shareholder or, in the case of a trust account, following the death or disability of the grantor. The waiver is available for total or partial redemptions of shares owned by a person, either individually or in joint tenancy (with rights of survivorship), or a trust, at the time of death or initial determination or disability, provided that the shares were purchased prior to death or disability.

  The CDSC will also be waived in the case of a total or partial redemption in connection with certain distributions made without penalty under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b) custodial account. These distributions include: (i) in the case of a tax-deferred retirement plan, a lump-sum or other distribution after retirement;
(ii) in the case of an IRA or Section 403(b) custodial account, a lump-sum or other distribution after attaining age 59; and (iii) a tax-free return of an excess contribution or plan distributions following the death or disability of the shareholder, provided that the shares were purchased prior to death or disability. The waiver does not apply in the case of a tax-free rollover or transfer of assets, other than one following a separation from service, i.e., following voluntary or involuntary termination of employment or following retirement. Under no circumstances will the CDSC be waived on redemptions resulting from the termination of a tax-deferred retirement plan unless such redemptions otherwise qualify as a waiver as described above. In the case of Direct Account and Prudential Securities or Subsidiary Prototype Benefit Plans, the CDSC will be waived on redemptions which represent borrowings from such plans. Shares purchased with amounts used to repay a loan from such plans on which a CDSC was not previously deducted will thereafter be subject to a CDSC without regard to the time such amounts were previously invested. In the case of a 401(k) plan, the CDSC will also be waived upon the redemption of shares purchased with amounts used to repay loans made from the account to the participant and from which a CDSC was previously deducted.

  Systematic Withdrawal Plan. The CDSC will be waived (or reduced) on certain redemptions from a Systematic Withdrawal Plan. In an annual basis, up to 12% of the total dollar amount, subject to the CDSC may be redeemed without charge. The Transfer Agent will calculate the total amount available for this waiver annually on the anniversary date of your purchase. The CDSC will be waived (or reduced) on redemptions until this threshold 12% is reached.

  In addition, the CDSC will be waived on redemptions of shares held by a Director of the Company.

  You must notify the Transfer Agent either directly or through Prudential Securities or Prusec, at the time of redemption, that you are entitled to waiver of the CDSC and provide the Transfer Agent with such supporting documentation as it may deem appropriate. The waiver will be granted subject to confirmation of your entitlement. See "Purchase and Redemption of Fund Shares--Waiver of the Contingent Deferred Sales Charge--Class B Shares" in the Statement of Additional Information.

 WAIVER OF CONTINGENT DEFERRED SALES CHARGES--CLASS C SHARES

  PruArray or SmartPath Plan. The CDSC will be waived on redemptions from qualified and non-qualified retirement and deferred compensation plans that participate in the Transfer Agent's PruArray and SmartPath Programs.

CONVERSION FEATURE--CLASS B SHARES

  Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. Conversions will be effected at relative net asset value without the imposition of any additional sales charge.

  Since each Fund tracks amounts paid rather than the number of shares bought on each purchase of Class B shares, the number of Class B shares eligible to convert to Class A shares (excluding shares acquired through the automatic reinvestment of dividends and other distributions) (the Eligible Shares) will be determined on each conversion date in accordance with the following formula: (i) the ratio of (a) the amounts paid for Class B shares purchased at least seven years prior to the conversion date to (b) the total amount paid for all Class B shares purchased and then held in your account (ii) multiplied by the total number of Class B shares then in your account. Each time any Eligible Shares in your account convert to Class A shares, all shares or amounts representing Class B shares then in your account that were acquired through the automatic reinvestment of dividends and other distributions will convert to Class A shares.

  For purposes of determining the number of Eligible Shares, if the Class B shares in your account on any conversion date are the result of multiple purchases at different net asset values per share, the number of Eligible Shares calculated as described above will generally be either more or less than the number of shares actually purchased approximately seven years before such conversion date. For example, if 100 shares were initially purchased at $10 per share (for a total of $1,000) and a second purchase of 100 shares was subsequently made at $11 per share (for a total of $1,100), 95.24 shares would convert approximately seven years from the initial purchase (i.e., $1,000 divided by $2,100 or 47.62% multiplied by 200 shares or 95.24 shares). The Manager reserves the right to modify the formula for determining the number of Eligible Shares in the future as it deems appropriate on notice to shareholders.

  Since annual distribution-related fees are lower for Class A shares than Class B shares, the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion. Thus, although the aggregate dollar value will be the same, you may receive fewer Class A shares than Class B shares converted. See "How Each Fund Values its Shares."

  For purposes of calculating the applicable holding period for conversions, all payments for Class B shares during a month will be deemed to have been made on the last day of the month, or for Class B shares acquired through exchange, or a series of exchanges, on the last day of the month in which the original payment for purchases of such Class B shares was made. For Class B shares previously exchanged for shares of a money market fund, the time period during which such shares were held in the money market fund will be excluded. For example, Class B shares held in a money market fund for one year will not convert to Class A shares until approximately eight years from purchase. For purposes of measuring the time period during which shares are held in a money market fund, exchanges will be deemed to have been made on the last day of the month. Class B shares acquired through exchange will convert to Class A shares after expiration of the conversion period applicable to the original purchase of such shares.

  The conversion feature is subject to the continuing availability of opinions of counsel or rulings of the Internal Revenue Service (i) that the dividends and other distributions paid on Class A, Class B, Class C and Class Z shares will not constitute "preferential dividends" under the Internal Revenue Code and (ii) that the conversion of shares does not constitute a taxable event. The conversion of Class B shares into Class A shares may be suspended if such opinions or rulings are no longer available. If conversions are suspended, Class B shares of the Funds will continue to be subject, possibly indefinitely, to their higher annual distribution and service fee.

HOW TO EXCHANGE YOUR SHARES

  AS A SHAREHOLDER OF A FUND YOU HAVE AN EXCHANGE PRIVILEGE WITH CERTAIN OTHER PRUDENTIAL MUTUAL FUNDS, INCLUDING ONE OR MORE SPECIFIED MONEY MARKET FUNDS, SUBJECT TO THE MINIMUM INVESTMENT REQUIREMENTS OF SUCH FUNDS. CLASS A, CLASS B, CLASS C AND CLASS Z SHARES MAY BE EXCHANGED FOR CLASS A, CLASS B, CLASS C AND CLASS Z SHARES, RESPECTIVELY, OF ANOTHER FUND OF THE COMPANY OR ANOTHER FUND ON THE BASIS OF THE RELATIVE NAV. No sales charge will be imposed at the time of exchange. Any applicable CDSC payable upon the redemption of shares exchanged will be that imposed by the fund in which shares are initially purchased and will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. Class B and Class C shares may not be exchanged into money market funds other than Prudential Special Money Market Fund, Inc. For purposes of calculating the holding period applicable to the Class B conversion feature, the time period during which Class B shares were held in a money market fund will be excluded. See "Conversion Feature--Class B Shares" above. An exchange will be treated as a redemption and purchase for tax purposes. See "Shareholder Investment Account--Exchange Privilege" in the Statement of Additional Information.

  IN ORDER TO EXCHANGE SHARES BY TELEPHONE, YOU MUST AUTHORIZE TELEPHONE EXCHANGES ON YOUR INITIAL APPLICATION FORM OR BY WRITTEN NOTICE TO THE TRANSFER AGENT AND HOLD SHARES IN NON-CERTIFICATE FORM. Thereafter, you may call either Fund at (800) 225-1852 to execute a telephone exchange of shares, on weekdays, except holidays, between the hours of 8:00 A.M. and 6:00 P.M., New York time. For your protection and to prevent fraudulent exchanges, your telephone call will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. NEITHER THE FUNDS NOR THEIR AGENTS WILL BE LIABLE FOR ANY LOSS, LIABILITY OR COST WHICH RESULTS FROM ACTING UPON INSTRUCTIONS REASONABLY BELIEVED TO BE GENUINE UNDER THE FOREGOING PROCEDURES. All exchanges will be made on the basis of the relative NAV of the two funds next determined after the request is received in good order. The exchange privilege is available only in states where the exchange may legally be made.

  IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES, YOU MUST EXCHANGE YOUR SHARES BY CONTACTING YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER.

  IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES, MUST BE RETURNED IN ORDER FOR THE SHARES TO BE EXCHANGED. SEE "HOW TO SELL YOUR SHARES" ABOVE.

  You may also exchange shares by mail by writing to Prudential Mutual Fund Services LLC, Attention: Exchange Processing, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

  IN PERIODS OF SEVERE MARKET OR ECONOMIC CONDITIONS THE TELEPHONE EXCHANGE OF SHARES MAY BE DIFFICULT TO IMPLEMENT AND YOU SHOULD MAKE EXCHANGES BY MAIL BY WRITING TO PRUDENTIAL MUTUAL FUND SERVICES LLC, AT THE ADDRESS NOTED ABOVE.

  SPECIAL EXCHANGE PRIVILEGES. A special exchange privilege is available for shareholders who qualify to purchase Class A shares at NAV (see "Alternative Purchase Plan--Class A Shares--Reduction and Waiver of Initial Sales Charges" above) and for shareholders who qualify to purchase Class Z shares (see "Alternative Purchase Plan--Class Z Shares" above). Under this exchange privilege, amounts representing any Class B and Class C shares (which are not subject to a CDSC) held in such a shareholder's account will be automatically exchanged for Class A shares for shareholders who qualify to purchase Class A shares at NAV on a quarterly basis, unless the shareholder elects otherwise. Similarly, shareholders who qualify to purchase Class Z shares, will have their Class B and Class C shares which are not subject to a CDSC and their Class A shares exchanged for Class Z shares on a quarterly basis. Eligibility for this exchange privilege will be calculated on the business day prior to the date of the exchange. Amounts representing Class B or Class C shares which are not subject to a CDSC include the following: (1) amounts representing Class B or Class C shares acquired pursuant to the automatic reinvestment of dividends and distributions, (2) amounts representing the increase in the net asset value above the total amount of payments for the purchase of Class B or Class C shares and (3) amounts representing Class B or Class C shares held beyond the applicable CDSC period. Class B and Class C shareholders must notify the Transfer Agent either directly or through Prudential Securities or Prusec that they are eligible for this special exchange privilege.

  Participants in any fee-based program for which either Fund is an available option will have their Class A shares, if any, exchanged for Class Z shares when they join the program. Upon leaving the program (whether voluntarily or not), such Class Z shares (and, to the extent provided for in the program, Class Z shares acquired through participation in the program) will be exchanged for Class A shares at net asset value. Similarly, participants in Prudential Securities' 401(k) Plan for which a Fund's Class Z shares is an available option and who wish to transfer their Class Z shares out of the Prudential Securities 401(k) Plan following separation from service (i.e., voluntary or involuntary termination of employment or retirement) will have their Class Z shares exchanged for Class A shares at net asset value.

  The exchange privilege is not a right and may be suspended, terminated or modified on 60 days' notice to shareholders.

  FREQUENT TRADING. The Funds and the other Prudential Mutual Funds are not intended to serve as vehicles for frequent trading in response to short-term fluctuations in the market. Due to the disruptive effect that market timing investment strategies and excessive trading can have on efficient portfolio management, the Funds reserve the right to refuse purchase orders and exchanges by any person, group or commonly controlled accounts, if, in the Manager's sole judgment, such person, group or accounts were following a market timing strategy or were otherwise engaging in excessive trading (Market Timers).

  To implement this authority to protect each Fund and its shareholders from excessive trading, a Fund will reject all exchanges and purchases from a Market Timer unless the Market Timer has entered into a written agreement with the Fund or its affiliates pursuant to which the Market Timer has agreed to abide by certain procedures, which include a daily dollar limit on trading. The Fund may notify the Market Timer of rejection of an exchange or purchase order subsequent to the day on which the order was placed.

SHAREHOLDER SERVICES

  In addition to the exchange privilege, as a shareholder in a Fund, you can take advantage of the following additional services and privileges:

  . AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS WITHOUT A SALES CHARGE. For your convenience, all dividends and distributions of a Fund are automatically reinvested in full and fractional shares of such Fund at NAV without a sales charge. You may direct the Transfer Agent in writing not less than 5 full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. If you hold shares through Prudential Securities, you should contact your financial adviser.

  . AUTOMATIC SAVINGS ACCUMULATION PLAN (ASAP). Under ASAP you may make regular purchases of a Fund's shares in amounts as little as $50 via an automatic debit to a bank account or Prudential Securities account (including a Command Account). For additional information about this service, you may contact your Prudential Securities financial adviser, Prusec registered representative or the Transfer Agent directly.

  . TAX-DEFERRED RETIREMENT PLANS. Various tax-deferred retirement plans, including a 401(k) plan, self-directed individual retirement accounts and "tax-sheltered accounts" under Section 403(b)(7) of the Internal Revenue Code are available through the Distributor. These plans are for use by both self-employed individuals and corporate employers. These plans permit either self-direction of accounts by participants, or a pooled account arrangement. Information regarding the establishment of these plans, the administration, custodial fees and other details is available from Prudential Securities or the Transfer Agent. If you are considering adopting such a plan, you should consult with your own legal or tax adviser with respect to the establishment and maintenance of such a plan.

  . SYSTEMATIC WITHDRAWAL PLAN. A systematic withdrawal plan is available to shareholders, which provides for monthly or quarterly checks. Withdrawals of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares--Contingent Deferred Sales Charges." See also "Shareholder Investment Account--Systematic Withdrawal Plan" in the Statement of Additional Information.

  . REPORTS TO SHAREHOLDERS. The Funds will send you annual and semi-annual reports. The financial statements appearing in annual reports are audited by independent accountants. In order to reduce duplicate mailing and printing expenses, the Funds will provide one annual and semi-annual shareholder report and annual prospectus per household. You may request additional copies of such reports by calling (800) 225-1852 (toll-free) or by writing to a Fund at Gateway Center Three, 100 Mulberry Street, 9th Floor, Newark, New Jersey 07102-4077. In addition, monthly unaudited financial data are available upon request from the Funds.

  . SHAREHOLDER INQUIRIES. Inquiries should be addressed to the Company at Gateway Center Three, 100 Mulberry Street, 9th Floor, Newark, New Jersey 07102-4077, or by telephone, at (800) 225-1852 (toll-free) or, from outside the U.S.A. at (908) 417-7555 (collect).

  For additional information regarding the services and privileges described above, see "Shareholder Investment Account" in the Statement of Additional Information.

             APPENDIX A--INFORMATION ABOUT JENNISON ASSOCIATES LLC

  Jennison has been engaged in the equity investment management business since 1969. As of December 31, 1997, Jennison managed $37.8 billion in assets for 182 clients, including approximately $6.6 billion (17%) in mutual funds. Of the $37.8 billion in assets, $20.9 billion in assets were in equity portfolios for 96 clients, with an average account size of $174.1 million. Approximately 30% of Jennison's equity clients are "Fortune 500" companies (as defined by Fortune Magazine in the issue dated April 28, 1997). As of December 31, 1997, Jennison also managed $394 billion in growth and income portfolios, $1.8 billion in balanced portfolios, $4.0 billion in international equity portfolios, and $10.7 billion in fixed- income portfolios.

  Jennison has an experienced team of investment professionals. The following chart shows the total number of equity professionals employed by Jennison, as of December 31, 1997, including the total number of portfolio managers and the total number of equity research analysts.

                                                        AVERAGE YEARS
                                          AVERAGE YEARS OF EXPERIENCE
      NUMBER                              OF EXPERIENCE WITH JENNISON
      ------                              ------------- -------------
       15    Total Equity Professionals         20            15
        5    Equity Portfolio Managers          26            21
        7    Equity Research Analysts           13             7

JENNISON'S ACTIVE BALANCED STRATEGY:

  Jennison's balanced account strategy uses an active approach to asset allocation which involves strategically shifting among stocks, bonds and cash in order to attempt to approach long-term equity returns with significantly less risk than an all equity portfolio. Jennison believes that each asset class--stocks, bonds and cash--must earn its respective role in the portfolio on a 12-18 month time frame. Jennison's general asset allocation ranges are broad enough to enable the portfolio managers to respond to changes in the capital markets while assuring adequate diversification. In determining the exposure to stocks, bonds and cash, Jennison focuses on relative valuation, integrating a wide range of macroeconomic, fundamental, quantitative and technical factors.

  For the equity portion of Jennison's balanced portfolios, Jennison seeks to select attractively valued stocks with superior relative earnings momentum. Jennison believes that this approach will generate investment results superior to the stock market over long time periods. While current earnings momentum is important, a portion of the portfolio will also be invested in stocks which may be out of favor, but in the opinion of the portfolio manager, are likely to experience a positive earnings cycle within an intermediate time frame. This style has traditionally allowed the equity portion of the portfolios to exhibit superior, absolute and relative earnings growth at a reasonable valuation level.

  As for fixed-income, Jennison maintains commitments to high quality bonds, typically U.S. Treasuries, when returns appear to be competitive with stocks. In addition to adjusting the duration of the bond position in response to the changing outlook for fixed-income returns, Jennison actively increases or decreases the percentage of the portfolio invested in bonds in an attempt to maximize return. Of course, there can be no assurance that the asset allocations will achieve the objective of the Active Balanced Fund.

JENNISON'S GROWTH STRATEGY:

  Growth stocks are stocks of companies that have long-term growth rates in sales and earnings that are higher than those of the overall economy. Growth stocks are generally more expensive than the average stock (sell at a higher price/earnings ratio) because investors are often willing to pay a premium in order to participate in the superior growth they expect from these companies. Consequently, these stocks also entail somewhat higher risk if expectations are not met.

  Growth stock investing is subject to market risk. The returns from the S&P 500 Index for the past fifteen years have been particularly favorable from a historical standpoint and there can be no assurance that this growth in the overall stock market will continue. Securities in which the Growth Fund may primarily invest have historically been more volatile than the S&P 500 Index. Accordingly, during periods when stock prices are declining generally, it can be expected that the value of the Growth Fund will decline more than market indices.

  Jennison seeks to select attractive growth companies. The Jennison portfolio managers' challenge is to select about 60 stocks that are believed to have the potential to be the best performers among the larger universe of growth stocks. Consequently, a growth stock portfolio managed by Jennison normally consists of companies that the firm believes will experience superior earnings growth over the next 12 to 18 months, on both an absolute and relative basis, and which appear reasonably valued relative to growth expectations. Of course, there can be no assurance that these stocks will achieve their growth potential.

JENNISON'S GROWTH AND INCOME STRATEGY:

  Jennison uses a bottom-up approach to research and select attractively priced growth and income stocks. The Growth & Income Fund's stock holdings are selected primarily on the basis of fundamental analysis. In considering a stock for ownership, a company's underlying intermediate-term potential growth in sales and earnings is a critical determining factor. Jennison's growth and income investment team, in conjunction with Jennison's equity research analysts, focuses on companies that combine superior current or perceived future earnings dynamics with attractive valuation characteristics. The common investment discipline that is required for all holdings is an attractive risk versus reward relationship. Jennison believes that dividend growth will develop as a result of improving fundamental characteristics. Of course, there can be no assurance that the holdings in the portfolio will achieve the investment objective of the Growth & Income Fund.

   APPENDIX B--HISTORICAL PERFORMANCE INFORMATION OF JENNISON ASSOCIATES LLC

                              GROWTH EQUITY CHARTS

  The chart below demonstrates the total return of $10,000 invested separately from July 1969 through December 31, 1997 in the Jennison Growth Equity Composite and the S&P 500 Index. Total return reflects actual performance over a stated period. Total return shows how much an investment has increased (decreased) over a specified period of time assuming the reinvestment of dividends and interest, as appropriate.

      TOTAL RETURN OF $10,000 INVESTED FROM JULY 1969*-DECEMBER 1997


                             [CHART APPEARS HERE]

              GEMN        S-P
7/31/69         10000      10000
8/29/69      10277.63   10400.74
9/30/69      10405.64   10224.33
10/31/69      10965.2   10663.51
11/28/69     11001.13   10300.09
12/31/69     11004.66   10199.07
1/30/70      10582.16    9420.16
2/27/70      10840.85    9916.54
3/31/70      10696.85   10017.36
4/30/70       9458.13    9110.95
5/29/70       8751.79    8562.21
6/30/70       8620.27    8215.74
7/31/70       9037.51    8817.9
8/31/70       9416.71    9209.94
9/30/70       10293.4    9601.97
10/30/70     10092.85    9491.37
11/30/70     10483.21     9942.9
12/31/70     10920.67   10597.41
1/29/71      11383.35   11026.37
2/26/71      11785.45   11126.41
3/31/71      12841.51   11622.07
4/30/71      13341.85   12043.81
5/28/71      13075.55   11543.28
6/30/71      13039.65   11638.29
7/30/71      12129.08   11157.34
8/31/71      12593.07   11560.08
9/30/71      12476.06   11569.41
10/29/71     11792.95   11085.88
11/30/71     11946.87   11057.65
12/31/71     13111.08   12101.18
1/31/72      13649.86   12320.47
2/29/72      14374.32   12632.21
3/31/72       14528.9   12795.79
4/28/72      14759.44    12851.9
5/31/72      15176.37   13171.78
6/30/72       14435.8   12881.74
7/31/72      14306.24    12911.8
8/31/72       14828.4   13356.66
9/29/72      14731.58   13385.51
10/31/72     14654.36   13510.22
11/30/72     15181.66   14126.53
12/29/72     15899.01   14395.33
1/31/73      15389.75      14149
2/28/73      14857.37   13618.55
3/30/73       14633.2   13692.94
4/30/73      13387.49   13166.19
5/31/73      13351.56   12949.57
6/29/73      13474.91   12902.68
7/31/73      14516.01   13426.17
8/31/73      14124.67   12967.13
9/28/73      14430.34   13523.13
10/31/73     14454.82   13539.35
11/30/73      12649.4    12031.5
12/31/73     12628.24   12282.26
1/31/74      12085.24   12192.87
2/28/74      12247.61   12184.03
3/29/74      11677.56   11935.84
4/30/74      11391.77   11506.57
5/31/74      11108.81   11158.74
6/28/74      10492.07   11033.45
7/31/74       9453.49   10213.64
8/30/74       8830.14    9331.48
9/30/74        7744.9    8258.01
10/31/74      9060.33    9646.04
11/29/74      8815.14    9174.83
12/31/74      8595.11    9031.91
1/31/75       9324.17   10180.65
2/28/75      10126.73      10830
3/31/75      10430.57   11104.77
4/30/75      10993.82   11670.93
5/30/75      11532.82   12227.07
6/30/75      11957.03    12810.6
7/31/75      11179.67   11984.28
8/29/75      10723.88   11773.62
9/30/75      10278.77   11407.73
10/31/75     10868.91    12153.1
11/28/75      11236.7   12495.68
12/31/75     11037.68   12394.34
1/30/76      12269.69   13901.88
2/27/76      12053.48    13786.1
3/31/76      12490.52   14252.05
4/30/76      12187.57   14138.34
5/28/76      12055.61   13978.37
6/30/76      12650.33   14593.71
7/30/76      12537.22   14522.33
8/31/76      12393.14   14495.65
9/30/76      12673.76   14871.74
10/29/76     12281.41   14593.35
11/30/76     12269.14   14533.78
12/31/76     12704.01   15350.86
1/31/77      11838.66   14625.18
2/28/77      11561.22   14309.82
3/31/77      11543.91   14207.69
4/29/77      11547.98   14266.88
5/31/77      11462.35   13987.16
6/30/77       12306.2   14678.38
7/29/77      12138.26   14497.23
8/31/77      12158.37   14249.38
9/30/77      12076.81   14271.47
10/31/77     11695.31   13708.18
11/30/77     12289.27   14130.13
12/30/77      12337.5    14233.7
1/31/78      11561.44   13417.56
2/28/78      11421.71   13132.83
3/31/78      11812.17   13533.18
4/28/78      12933.01   14756.62
5/31/78       13322.3   14884.81
6/30/78      13486.72   14687.97
7/31/78      14432.09   15547.89
8/31/78      15017.53   16016.98
9/29/78      14698.94   15966.97
10/31/78     13144.54   14570.77
11/30/78     13850.17    14883.7
12/29/78     14278.68   15179.37
1/31/79      14826.95   15857.21
2/28/79      14323.74   15335.96
3/30/79      15260.92   16255.65
4/30/79      15417.02    16357.9
5/31/79      15063.55   15999.01
6/29/79      15663.31   16690.65
7/31/79      15874.76   16912.15
8/31/79      17342.68   17886.53
9/28/79       17666.9   17960.54
10/31/79     16843.98   16816.98
11/30/79     18362.01   17608.29
12/31/79     18889.21   17994.92
1/31/80      20461.31   19126.67
2/29/80      20456.67   19115.78
3/31/80      18429.98   17247.88
4/30/80      19092.48   18052.94
5/30/80      20092.32   18974.13
6/30/80      20768.26   19579.47
7/31/80      23184.78   20935.95
8/29/80      24222.88   21139.76
9/30/80      25824.58   21774.54
10/31/80     26482.68   22208.82
11/28/80     30515.99   24568.69
12/31/80     29603.47    23843.2
1/30/81       27581.8   22835.45
2/27/81      28343.71   23225.21
3/31/81      30094.61   24161.21
4/30/81      31005.28   23686.25
5/29/81      32738.35   23740.29
6/30/81      30535.77   23605.23
7/31/81      29701.36   23647.96
8/31/81      27910.38   22281.02
9/30/81      26856.11   21185.88
10/30/81     28951.82   22323.47
11/30/81     29097.06   23245.74
12/31/81     28477.44   22658.11
1/29/82      28394.78   22359.49
2/26/82      26718.01   21101.26
3/31/82      26291.07   21009.36
4/30/82      27628.59   21951.77
5/28/82      26194.37   21207.49
6/30/82      25663.83   20888.83
7/30/82      25333.88   20509.69
8/31/82       28400.8   23023.78
9/30/82         28706   23301.55
10/29/82     32795.87   25976.39
11/30/82     36455.38   27037.06
12/31/82     35971.85   27555.38
1/31/83       37212.2   28584.12
2/28/83      38615.06    29227.7
3/31/83      39993.84   30316.29
4/29/83      42174.97   32699.31
5/31/83      42918.46   32416.01
6/30/83      45132.86   33670.41
7/29/83      42656.59   32668.34
8/31/83      42003.61   33170.63
9/30/83      42855.67   33623.95
10/31/83     40787.88   33234.35
11/30/83     42534.93   33940.17
12/30/83     42159.82   33757.59
1/31/84      39977.12   33579.34
2/29/84      37825.13   32398.62
3/30/84      38529.81   32948.96
4/30/84      38356.46   33269.75
5/31/84      36024.29   31430.16
6/29/84      38054.79   32104.74
7/31/84      37205.25   31721.34
8/31/84      41507.77   35226.32
9/28/84      40832.43    35221.6
10/31/84     41175.14   35364.71
11/30/84     39761.94   34954.52
12/31/84     40968.88   35884.56
1/31/85      45522.14   38692.74
2/28/85       45677.3   39164.51
3/29/85      44618.66   39187.53
4/30/85       44313.1   39147.85
5/31/85      47656.35   41429.33
6/28/85       48560.3   42078.92
7/31/85      48321.51   42042.84
8/30/85      47910.32   41671.19
9/30/85      46061.31   40357.81
10/31/85     49334.58   42242.76
11/29/85     53687.07   45127.15
12/31/85     56130.12   47310.87
1/31/86      57996.73   47562.55
2/28/86       62925.1    51111.3
3/31/86      66066.28   53994.06
4/30/86      65284.97   53409.46
5/30/86      69299.47   56242.03
6/30/86      70364.22   57184.75
7/31/86      66136.93    54007.9
8/29/86      69404.87   58003.34
9/30/86      61880.19   53192.73
10/31/86     66118.29   56290.62
11/28/86     67630.86   57647.69
12/31/86     66586.39   56161.26
1/30/87      77549.31   63715.97
2/27/87      84437.05   66221.37
3/31/87      84927.69   68156.64
4/30/87      84331.46   67535.43
5/29/87      86286.96   68111.88
6/30/87      89626.87    71578.3
7/31/87      92921.68   75203.84
8/31/87      98572.56   77993.08
9/30/87      96791.14   76306.73
10/30/87      74358.5   59848.91
11/30/87     68079.55   54891.39
12/31/87     75309.84   59099.61
1/29/88         75229   61665.71
2/29/88       80130.8    64438.7
3/31/88      77265.75   62466.88
4/29/88      77459.84    63239.3
5/31/88      77099.73   63661.04
6/30/88      82868.61   66632.65
7/29/88      80591.94   66467.11
8/31/88      76405.13   64118.02
9/30/88      79586.14   66859.09
10/31/88     79325.32   68810.63
11/30/88     77789.05   67727.01
12/30/88      80238.1   68905.67
1/31/89      86192.81   74029.52
2/28/89       84865.2   72073.33
3/31/89      87108.14   73790.91
4/28/89      92956.38    77742.9
5/31/89         99240   80723.36
6/30/89      97781.66    80304.4
7/31/89      106358.6   87638.34
8/31/89     108066.49   89263.18
9/29/89      109330.9   88909.07
10/31/89     107410.6   86920.81
11/30/89    110083.32   88605.69
12/29/89    109926.78   90739.94
1/31/90     100916.55   84737.23
2/28/90     103079.82   85675.74
3/30/90     106991.89   88005.64
4/30/90     104654.31   85900.74
5/31/90     118661.79   94095.13
6/29/90     120047.74   93536.35
7/31/90     115459.63    93208.2
8/31/90     103443.08   84793.54
9/28/90      96784.58   80666.97
10/31/90      95752.4   80324.46
11/30/90    104571.13   85539.22
12/31/90    108216.94   87901.54
1/31/91     117562.34   91725.41
2/28/91     127390.27   98289.21
3/28/91     132288.64  100671.11
4/30/91     130363.31  100889.99
5/31/91     136064.92  105267.59
6/28/91      126645.3  100438.74
7/31/91     135408.42  105115.82
8/30/91     140400.16  107597.81
9/30/91     139263.41  105805.17
10/31/91    144240.43  107223.93
11/29/91    139865.04  102900.35
12/31/91    161352.43  114673.43
1/31/92     158595.28  112537.43
2/28/92     162051.37  113991.45
3/31/92     155326.42  111776.54
4/30/92     152572.39  115058.08
5/29/92     155248.34     115622
6/30/92     148699.41  113901.35
7/31/92     155119.09  118559.92
8/31/92     151890.13  116132.55
9/30/92     155836.88  117493.08
10/30/92    161989.51  117900.61
11/30/92    171533.35  121907.49
12/31/92    174201.92  123406.71
1/29/93     175368.52  124437.97
2/26/93     168141.38  126154.52
3/31/93     173639.08  128796.97
4/30/93     166432.35  125682.36
5/28/93     175797.76  129028.93
6/30/93     174832.24  129422.78
7/30/93     173146.31  128903.26
8/31/93     181003.26  133783.59
9/30/93     184102.14  132765.45
10/29/93    187557.91     135510
11/30/93    182244.36     134216
12/31/93    190295.02  135838.33
1/31/94     196996.28  140471.15
2/28/94     194854.71  136655.82
3/31/94     181885.46  130699.68
4/29/94     181953.91  132376.56
5/31/94     183772.33  134534.38
6/30/94     172696.76  131249.78
7/29/94     179683.13  135560.81
8/31/94     191999.54  141106.29
9/30/94      188421.8  137643.94
10/31/94    194758.14  140739.73
11/30/94     190633.5  135610.14
12/30/94    189197.74  137623.23
1/31/95     187905.26  141191.96
2/28/95     196286.18  146691.95
3/31/95     205076.59  151024.45
4/28/95     211381.78  155450.53
5/31/95     218357.41  161671.62
6/30/95     235852.96  165439.17
7/31/95     249290.24  170929.88
8/31/95     248105.14  171358.06
9/29/95     255428.58  178587.32
10/31/95    256037.98  177949.92
11/30/95     261129.2  185760.54
12/29/95    253842.67  189338.54
1/31/96     256097.52  195782.87
2/29/96     266107.69  197598.18
3/29/96     265045.57  199500.47
4/30/96      277576.3  202441.78
5/31/96     284884.44  207661.74
6/28/96      279159.1  208454.36
7/31/96     257796.32  199246.45
8/30/96     270001.48  203449.31
9/30/96        289712  214900.36
10/31/96    292089.41  220827.64
11/29/96    315709.53  237519.26
12/31/96    307096.63   232813.3
1/31/97     328413.93  247358.57
2/28/97     317950.38  249297.23
3/31/97     301069.86  239054.32
4/30/97     320301.18   253321.6
5/30/97     347483.39  268728.96
6/30/97     358974.28  280768.26
7/31/97     402829.15   303106.3
8/29/97      387930.1  286127.91
9/30/97     413554.07  301798.24
10/31/97     394092.7  291719.27
11/28/97     400384.6  305223.86
12/31/97    403418.84  310465.65

-------
*Inception Date: 7/31/69 = $10,000.
Source: Jennison Associates LLC

  All Jennison composite information, index information, and asset class performance information rely on data provided by Jennison or from statistical services, reports, or other sources believed by Jennison to be reliable, including data from Standard & Poor's and The Wall Street Journal. Such information, however, has not been verified and is unaudited. Of course, past performance should not be interpreted as indicative of future performance.
  The Jennison composite historical rates of return are time-weighted rates of total return calculated in accordance with Performance Presentation Standards of the Association for Investment Management and Research (AIMR). They are calculated by dividing the period of time under study into subperiods whose boundaries are the dates of cash and other asset flows into and from the accounts constituting a given composite and by computing the internal rate of return for each subperiod. The time-weighted rate of return is the average of the rates for these subperiods with each rate being given a weight proportionate to the length of time of its subperiod.
  Jennison's results are based on the time-weighted rate of return achieved for "Growth Equity" accounts managed by Jennison. As of December 31, 1997, Jennison managed 107 accounts representing approximately $19.9 billion in assets using a "Growth Equity" strategy. These accounts include the Prudential Jennison Growth Fund and institutional and other mutual fund accounts whose investment objectives and techniques are similar to the Prudential Jennison Growth Fund. The institutional accounts are not registered investment companies and are not subject to the investment limitations, diversification requirements, and other restrictions that are imposed on mutual funds by the Investment Company Act and Subchapter M of the Internal Revenue Code which, if applicable, may have adversely affected the performance results of the Jennison Growth Equity Composite. Performance results are net of Jennison advisory fees and assume the reinvestment of dividends and distributions. The figures do not reflect the deduction of operating expenses of mutual funds, such as distribution (Rule 12b-1) fees, or any applicable sales charges. The net effect of the operating expenses of the funds on annualized performance, including the compounded effect over time, will vary by the size of the fee and the accounts investment performance, and may be substantial. The accounts reflected in the "Growth Equity" performance data have been determined by Jennison based on the manner in which it prepares performance data generally.

                                              (footnotes continued on next page)

  As of December 31, 1997, the "Growth Equity" accounts represented 95% of all equity assets (approximately $20.9 billion) managed by Jennison, and 53% of the aggregate assets (approximately $37.8 billion) managed by Jennison. The only accounts using the "Growth Equity" investment strategy not included in the composite are not fully discretionary (for example, do not permit certain types of investments in the account), and individual taxable accounts which represented approximately 0.1% of Jennison's equity assets under management, as of December 31, 1997. The performance shown above for the "Growth Equity" composite is not the performance of the Growth Fund and should not be considered indicative of the past or future performance of the Growth Fund. The "Growth Equity" composite is not a substitute for the Growth Fund's own past performance.
  The performance of an investment in the S&P 500 Index was measured on a calendar monthly basis. The S&P 500 Index is a capital-weighted index representing the aggregate market value of the common equity of 500 stocks primarily traded on the NYSE. These 500 stocks are composed of 400 industrial, 40 utility, 40 financial, and 20 transportation companies. The weight of each stock in the index is proportional to its price times the number of shares outstanding. The S&P 500 Index is an unmanaged index and includes the reinvestment of all dividends. Investors cannot invest directly in an index. Common stocks represent the ownership of a corporation, which can fluctuate in value.

                         ANNUALIZED TOTAL RETURN DATA

  The chart below demonstrates annualized total returns as of the fiscal year ended December 31, 1997 of the Jennison Growth Equity Composite and the S&P 500 Index. Annualized total return is a hypothetical rate of return that if achieved annually would have produced the same aggregate total return if performance had been consistent over the period.

               ANNUALIZED TOTAL RETURNS AS OF DECEMBER 31, 1997*

                                                    JENNISON GROWTH
                                                        EQUITY         S&P 500
                         PERIOD                    COMPOSITE (/1/)** INDEX (/2/)
                         ------                    ----------------- -----------
      Since July 31, 1969 (inception)-1997........       13.88%         12.84%
      25 Years (1972-1997)........................       13.80          13.06
      20 Years (1977-1997)........................       19.03          16.65
      15 Years (1982-1997)........................       17.47          17.51
      10 Years (1987-1997)........................       18.26          18.03
       7 Years (1990-1997)........................       20.66          19.74
       5 Years (1992-1997)........................       18.28          20.25
       3 Years (1994-1997)........................       28.68          31.12
       1 Year (1996-1997).........................       31.37          33.35

Sources: Jennison Associates LLC for Jennison Growth Equity Composite and S&P
     500 Index.

(/1/) Jennison's results are based on the time-weighted rate of return achieved for "Growth Equity" accounts managed by Jennison. As of December 31, 1997, Jennison managed 107 accounts representing approximately $19.9 billion in assets using a "Growth Equity" strategy. These accounts include Prudential Jennison Growth Fund and institutional and other mutual fund accounts whose investment objectives and techniques are similar to the Prudential Jennison Growth Fund. The institutional accounts are not registered investment companies and are not subject to the investment limitations, diversification requirements, and other restrictions that are imposed on mutual funds by the Investment Company Act and Subchapter M of the Internal Revenue Code, which, if applicable, may have adversely affected the performance results of the Jennison Growth Equity Composite. Performance results are net of Jennison advisory fees only and assume the reinvestment of dividends and distributions. The Composite performance figures do not reflect the deduction of operating expenses of mutual funds, such as distribution (Rule 12b-1) fees, or any applicable sales charges. The net effect of the operating expenses of the funds on annualized performance, including the compounded effect over time, will vary by the size of the fee and the accounts investment performance, and may be substantial. As of December 31, 1997, the "Growth Equity" accounts represented 95% of equity assets (approximately $20.9 billion) managed by Jennison and 53% of the aggregate assets (approximately $37.8 billion) managed by Jennison. The only accounts using the "Growth Equity" investment strategy not included in the composite are not fully discretionary (for example, do not permit certain types of investments in the account), and individual taxable accounts which represented approximately 0.1% of Jennison's equity assets under management, as of December 31, 1997. The accounts reflected in the "Growth Equity" performance data have been determined by Jennison based on the manner in which it prepares performance data generally. Of course, past performance should not be interpreted as indicative of future results. The performance shown above for the "Growth Equity" composite is not the performance of the Growth Fund and should not be considered indicative of the past or future performance of the Growth Fund. The "Growth Equity" composite is not a substitute for the Growth Fund's own past performance.
(/2/) The S&P 500 is a capital-weighted index representing the aggregate market value of the common equity of 500 stocks primarily traded on the NYSE. These 500 stocks are composed of 400 industrial, 40 utility, 40 financial, and 20 transportation companies. The weight of each stock in the index is proportional to its price times the number of shares outstanding. The S&P 500 Index is an unmanaged index and includes the reinvestment of all dividends. Investors cannot invest directly in an index. Common stocks represent the ownership of a corporation, which can fluctuate in value.
     * These results are unaudited. Past performance should not be interpreted as indicative of future performance.
    ** Preliminary data.

  Class A, B and C shares of the Growth Fund commenced investment operations on November 2, 1995; Class Z shares of the Growth Fund commenced investment operations on April 15, 1996. Aggregate total returns (after fees and expenses) for the one year and from inception periods ended September 30, 1997 were 40.29%, 39.39%, 39.39% and 40.71%, and 53.9%, 51.8%, 51.8% and 49.71% for
Class A, B, C and Z shares, respectively, and average annual total returns for the one year and since inception periods ended September 30, 1997 were 33.28%, 34.39%, 38.39% and 40.71% and 21.99%, 22.68%, 24.41% and 31.85% for Class A,
B, C and Z shares, respectively.

  On September 20, 1996, the assets and liabilities of Growth Stock Fund (a series of Prudential Index Series Fund, formerly Prudential Dryden Fund, and formerly The Prudential Institutional Fund) were transferred to the Growth Fund in exchange solely for Class Z shares of the Growth Fund (the Reorganization). The investment objectives and policies of the Growth Stock Fund were substantially similar to those of Growth Fund and both funds had the same investment adviser. Accordingly, if you purchased shares of Growth Stock Fund at its inception on November 5, 1992, owned such shares through September 20, 1996 (thereby participating in the Reorganization), and continued to own Class Z shares received in the Reorganization through September 30, 1997, your average annual total returns (after fees and expenses) for the one, three and since inception (November 5, 1992) periods ended September 30, 1997 would have been 40.71%, 28.90% and 21.37%, respectively. In addition, the aggregate total returns for such periods would have been 40.71%, 114.22% and 158.39%, respectively.

                           ANNUAL TOTAL RETURN DATA

  The chart below demonstrates annual total returns as of December 31, 1997 of the Jennison Growth Equity Composite and the S&P 500 Index for the listed calendar year. Total return reflects actual performance over a stated period. Annual total return shows how much an investment has increased (or decreased) over a one year period assuming the reinvestment of dividends and interest, as appropriate.

                 ANNUAL TOTAL RETURNS AS OF DECEMBER 31, 1997*

                                                          JENNISON
                                                       GROWTH EQUITY   S&P 500
                         YEAR                          COMPOSITE(/1/) INDEX(/2/)
                         ----                          -------------- ----------
1969 (7/31/69 through 12/31/69).......................      10.05%        1.99%
1970..................................................       (.76)        3.91
1971..................................................      20.06        14.19
1972..................................................      21.26        18.96
1973..................................................     (20.57)      (14.68)
1974..................................................     (31.94)      (26.46)
1975..................................................      28.42        37.23
1976..................................................      15.10        23.85
1977..................................................      (2.88)       (7.28)
1978..................................................      15.73         6.64
1979..................................................      32.29        18.55
1980..................................................      56.72        32.50
1981..................................................      (3.80)       (4.97)
1982..................................................      26.32        21.61
1983..................................................      17.20        22.51
1984..................................................      (2.82)        6.30
1985..................................................      37.01        31.84
1986..................................................      18.63        18.71
1987..................................................      13.10         5.23
1988..................................................       6.54        16.59
1989..................................................      37.00        31.69
1990..................................................      (1.56)       (3.13)
1991..................................................      49.10        30.46
1992..................................................       7.96         7.62
1993..................................................       9.24        10.07
1994..................................................       (.58)        1.31
1995..................................................      34.17        37.58
1996..................................................      20.98        22.96
1997..................................................      31.37**      33.35

-------
Sources: Jennison Associates LLC for Jennison Growth Equity Composite and S&P 500 Index.

                                             (footnotes continued on next page)

(/1/) Jennison's results are based on the time-weighted rate of return achieved for "Growth Equity" accounts managed by Jennison. As of December 31, 1997, Jennison managed 107 accounts representing approximately $19.9 billion in assets using a "Growth Equity" strategy. These accounts include the Growth Fund, and institutional and other mutual fund accounts whose investment objectives and techniques are similar to the Growth Fund. The institutional accounts are not registered investment companies and are not subject to the investment limitations, diversification requirements, and other restrictions that are imposed on mutual funds by the Investment Company Act and Subchapter M of the Internal Revenue Code, which, if applicable, may have adversely affected the performance results of the Jennison Growth Equity Composite. Performance results are net of Jennison advisory fees only and assume the reinvestment of dividends and distributions. The Composite performance figures do not reflect the deduction of operating expenses of mutual funds, such as distribution (Rule 12b-1) fees, or any applicable sales charges. The net effect of the operating expenses of the funds on annualized performance, including the compounded effect over time, will vary by the size of the fee and the accounts' investment performance, and may be substantial. As of December 31, 1997, the "Growth Equity" accounts represented 95% of equity assets (approximately $20.9 billion) managed by Jennison and 53% of the aggregate assets (approximately $37.8 billion) managed by Jennison. The only accounts using the "Growth Equity" investment strategy not included in the composite are not fully discretionary (for example, do not permit certain types of investments in the account), and individual taxable accounts which represented approximately 0.1% of Jennison's equity assets under management, as of December 31, 1997. The accounts reflected in the "Growth Equity" performance data have been determined by Jennison based on the manner in which it prepares performance data generally. Of course, past performance should not be interpreted as indicative of future results. The performance shown above for the "Growth Equity" composite is not the performance of the Growth Fund and should not be considered indicative of the past or future performance of the Growth Fund. The "Growth Equity" composite is not a substitute for the Growth Fund's own past performance.
(/2/) The S&P 500 is a capital-weighted index representing the aggregate market value of the common equity of 500 stocks primarily traded on the NYSE. These 500 stocks are composed of 400 industrial, 40 utility, 40 financial, and 20 transportation companies. The weight of each stock in the index is proportional to its price times the number of shares outstanding. The S&P 500 Index is an unmanaged index and includes the reinvestment of all dividends. Investors cannot invest directly in an index. Common stocks represent the ownership of a corporation, which can fluctuate in value.
    * These results are unaudited. Past performance should not be interpreted as indicative of future performance.
   ** Preliminary data.

   On September 20, 1996, the assets and liabilities of Growth Stock Fund (a series of Prudential Index Series Fund, formerly Prudential Dryden Fund, and formerly The Prudential Institutional Fund) were transferred to the Growth Fund in exchange solely for Class Z shares of the Growth Fund. The investment objectives and policies of the Growth Stock Fund were substantially similar to those of Growth Fund and both funds had the same investment adviser. Accordingly, if you purchased shares of Growth Stock Fund at its inception on November 5, 1992, owned such shares through September 20, 1996 (thereby participating in the Reorganization), and continued to own such Class Z shares received in the Reorganization through September 30, 1997, your annual total returns (after fees and expenses) would have been:

                             ANNUAL TOTAL RETURNS

       FISCAL YEAR ENDED
       -----------------
       11/5/92-9/30/93.................................................. 21.22 %
       9/30/94.......................................................... (0.50)%
       9/30/95.......................................................... 35.14 %
       9/30/96.......................................................... 12.65 %
       9/30/97.......................................................... 40.71 %

                            GROWTH AND INCOME CHARTS

  The chart below demonstrates the total return of $10,000 invested separately from August 1980 through December 31, 1997 in the Jennison Growth & Income Composite and the S&P 500 Index. Total return reflects actual performance over a stated period. Total return shows how much an investment has increased (decreased) over a specified period of time assuming the reinvestment of dividends and interest, as appropriate.

     TOTAL RETURN OF $10,000 INVESTED FROM AUGUST 1980*-DECEMBER 1997


              FEMN        S-P
8/29/80         10000      10000
9/30/80       10492.8   10300.28
10/31/80     10622.35   10505.71
11/28/80     11768.05   11622.03
12/31/80     11604.65   11278.84
1/30/81      11024.91   10802.13
2/27/81      11423.85   10986.51
3/31/81      12187.37   11429.27
4/30/81      12560.41    11204.6
5/29/81      13149.06   11230.16
6/30/81      12380.12   11166.27
7/31/81      11970.09   11186.48
8/31/81       11321.6   10539.86
9/30/81      10950.78   10021.82
10/30/81     11617.11   10559.95
11/30/81     11751.74   10996.22
12/31/81     11604.63   10718.24
1/29/82      11612.65   10576.98
2/26/82       11215.7    9981.79
3/31/82      11143.21    9938.32
4/30/82       11612.3   10384.12
5/28/82       11116.1   10032.04
6/30/82      10977.79     9881.3
7/30/82      10846.68    9701.95
8/31/82      12068.79   10891.22
9/30/82      12183.69   11022.62
10/29/82     13706.97   12287.93
11/30/82      15172.8   12789.67
12/31/82     15185.99   13034.86
1/31/83      15577.34    13521.5
2/28/83      16211.71   13825.94
3/31/83      16830.44   14340.89
4/29/83      17732.01   15468.16
5/31/83       17898.2   15334.14
6/30/83      18767.43   15927.53
7/29/83       17868.1    15453.5
8/31/83      17664.65   15691.11
9/30/83      18075.33   15905.55
10/31/83      17500.1   15721.25
11/30/83     18185.29   16055.14
12/30/83     18150.42   15968.77
1/31/84      17599.64   15884.45
2/29/84      16613.22   15325.92
3/30/84       16963.1   15586.25
4/30/84      16891.99      15738
5/31/84      15904.25   14867.79
6/29/84      16712.19    15186.9
7/31/84      16300.07   15005.53
8/31/84       18226.4   16663.54
9/28/84      18024.95    16661.3
10/31/84      18292.3      16729
11/30/84     17835.42   16534.96
12/31/84     18494.88   16974.92
1/31/85      20374.38    18303.3
2/28/85      20568.32   18526.47
3/29/85      20200.54   18537.36
4/30/85      20019.42   18518.59
5/31/85      21520.68   19597.83
6/28/85      22036.57   19905.11
7/31/85       21989.4   19888.04
8/30/85      21847.75   19712.24
9/30/85       21213.3   19090.95
10/31/85     22604.17   19982.61
11/29/85     24323.41   21347.05
12/31/85      25505.3   22380.04
1/31/86      26490.25    22499.1
2/28/86      28565.89    24177.8
3/31/86      30029.76   25541.47
4/30/86      29422.28   25264.93
5/30/86      31042.42   26604.86
6/30/86      31078.96    27050.8
7/31/86      29442.74   25548.02
8/29/86      31213.79   27438.03
9/30/86      28315.16   25162.41
10/31/86     30324.84   26627.84
11/28/86     31103.27   27269.79
12/31/86     30498.54   26566.65
1/30/87      34941.84   30140.35
2/27/87      37185.29   31325.51
3/31/87      37491.78   32240.97
4/30/87      37425.89   31947.11
5/29/87       38077.5    32219.8
6/30/87      39346.86   33859.56
7/31/87      40881.32    35574.6
8/31/87      42968.35   36894.02
9/30/87       42826.2   36096.31
10/30/87     34221.99   28311.07
11/30/87     32000.42   25965.95
12/31/87     35059.78   27956.61
1/29/88      35673.78   29170.49
2/29/88      37973.21   30482.23
3/31/88      37135.74   29549.47
4/29/88      36906.62   29914.86
5/31/88      36977.49   30114.36
6/30/88      39637.39   31520.06
7/29/88      39132.88   31441.75
8/31/88      37694.61   30330.54
9/30/88      39181.54   31627.17
10/31/88     39343.96   32550.34
11/30/88     38597.24   32037.74
12/30/88     39177.67   32595.29
1/31/89      41936.45   35019.09
2/28/89      41507.68   34093.73
3/31/89      42718.94   34906.22
4/28/89      45647.53   36775.68
5/31/89       48438.7   38185.56
6/30/89      47954.44   37987.38
7/31/89      51925.08   41456.64
8/31/89      52785.97   42225.26
9/29/89      52915.67   42057.75
10/31/89     51548.56   41117.22
11/30/89     52911.58   41914.24
12/29/89     53001.19   42923.83
1/31/90      49612.63   40084.29
2/28/90      50296.03   40528.25
3/30/90      51342.44   41630.39
4/30/90      50623.13   40634.68
5/31/90      56354.96   44510.98
6/29/90      56727.42   44246.65
7/31/90      56278.92   44091.42
8/31/90      51196.53   40110.93
9/28/90      48613.48   38158.89
10/31/90     48548.77   37996.86
11/30/90     52666.59   40463.67
12/31/90     54961.04   41581.14
1/31/91      58430.76      43390
2/28/91      62547.41   46494.95
3/28/91      65059.57   47621.69
4/30/91      64611.51   47725.23
5/31/91      67111.71   49796.02
6/28/91      62865.32   47511.77
7/31/91      65730.71   49724.23
8/30/91      67009.59   50898.31
9/30/91       66307.1   50050.32
10/31/91      70003.5   50721.45
11/29/91     66984.23   48676.22
12/31/91     75052.68   54245.38
1/31/92      74198.16   53234.96
2/28/92      76672.02   53922.78
3/31/92      73285.62   52875.03
4/30/92      73332.17   54427.34
5/29/92      73596.21   54694.09
6/30/92      71557.29   53880.15
7/31/92      74726.11   56083.85
8/31/92      72266.93   54935.61
9/30/92      73825.99    55579.2
10/30/92     76237.07   55771.97
11/30/92     79957.09   57667.39
12/31/92     81454.73   58376.59
1/29/93      82555.27   58864.42
2/26/93      82131.62   59676.42
3/31/93       85043.5   60926.41
4/30/93      84194.01   59453.07
5/28/93      87155.83   61036.14
6/30/93      87235.82   61222.44
7/30/93      88125.59   60976.69
8/31/93      92298.25   63285.29
9/30/93      92354.52   62803.67
10/29/93     94190.88   64101.96
11/30/93     92742.42   63489.84
12/31/93     95386.84   64257.27
1/31/94       99693.7   66448.79
2/28/94      98282.04   64643.98
3/31/94      93451.18   61826.47
4/29/94      93801.91   62619.71
5/31/94      95321.11   63640.45
6/30/94      92048.78    62086.7
7/29/94       95295.4      64126
8/31/94      98725.84   66749.24
9/30/94      96168.71    65111.4
10/31/94     96206.56   66575.84
11/30/94     93191.58   64149.33
12/30/94     93394.07    65101.6
1/31/95      94559.74   66789.76
2/28/95      100478.7   69391.49
3/31/95      105078.3   71440.95
4/28/95     108487.18   73534.67
5/31/95     110684.28   76477.51
6/30/95      116982.1   78259.72
7/31/95     121941.61   80857.06
8/31/95     123289.81   81059.61
9/29/95     124432.35   84479.35
10/31/95    123137.29   84177.83
11/30/95    128002.58   87872.59
12/29/95     127366.4   89565.13
1/31/96     130026.54   92613.58
2/29/96     133506.27   93472.29
3/29/96     135568.23   94372.15
4/30/96     138923.27   95763.52
5/31/96     141468.07   98232.78
6/28/96     139344.91   98607.73
7/31/96     132739.42   94251.99
8/30/96     140048.98   96240.13
9/30/96      143769.4  101656.96
10/31/96     147285.5  104460.81
11/29/96    158263.18  112356.65
12/31/96    156359.82  110130.53
1/31/97     160362.77  117011.06
2/28/97     162158.56  117928.13
3/31/97     158100.65   113082.8
4/30/97     160280.65  119831.83
5/30/97     170781.95  127120.16
6/30/97     176969.58  132815.26
7/31/97     189389.87  143382.09
8/29/97     187208.75   135350.6
9/30/97      198043.5  142763.33
10/31/97    188839.34  137995.55
11/28/97    191674.62  144383.79
12/31/97     192847.7  146863.38


* Inception Date: 8/31/80 = $10,000

Source: Jennison Associates LLC

  All Jennison composite information, index information, and asset class performance information rely on data provided by Jennison or from statistical services, reports, or other sources believed by Jennison to be reliable, including data from Standard & Poor's and The Wall Street Journal. However, such information has not been verified and is unaudited. Of course, past performance should not be interpreted as indicative of future performance.

                                              (footnotes continued on next page)

  The Jennison composite historical rates of return are time-weighted rates of total return calculated in accordance with Performance Presentation Standards of the Association for Investment Management and Research (AIMR). They are calculated by dividing the period of time under study into subperiods whose boundaries are the dates of cash and other asset flows into and from the accounts constituting a given composite and by computing the internal rate of return for each subperiod. The time-weighted rate of return is the average of the rates for these subperiods with each rate being given a weight proportionate to the length of time of its subperiod.
  Jennison's results are based on the time-weighted rate of return achieved for "Growth and Income" accounts managed by Jennison. As of December 31, 1997, Jennison managed 3 accounts representing approximately $394 million in assets using a "Growth & Income" strategy. These accounts consist of institutional accounts whose investment objectives and techniques are similar to those of the Prudential Jennison Growth & Income Fund. Performance results are net of Jennison advisory fees only and assume the reinvestment of dividends and distributions. As of December 31, 1997, the "Growth and Income" accounts represented 100% of all equity assets managed by Jennison, and 1% of the aggregate assets (approximately $37.8 billion) managed by Jennison. None of the accounts included in the Jennison Growth & Income Composite is a registered investment company, nor do these accounts have the ability to engage in short sales. Additionally, the institutional accounts are not subject to the investment limitations, diversification requirements, and restrictions that are imposed on mutual funds by the Investment Company Act and Subchapter M of the Internal Revenue Code, which, if applicable, may have adversely affected the performance results of the Jennison Growth & Income Composite. The accounts reflected in the "Growth and Income" performance data have been determined by Jennison based on the manner in which it prepares performance data generally. Of course, past performance should not be interpreted as indicative of future performance. The performance shown above for the "Growth & Income" composite is not the performance of the Growth & Income Fund and should not be considered indicative of the past or future performance of the Growth & Income Fund. The "Growth & Income" composite is not a substitute for the Growth & Income Fund's own past performance.
  The performance of an investment in the S&P 500 was measured on a calendar monthly basis. The S&P 500 is a capital-weighted index representing the aggregate market value of the common equity of 500 stocks primarily traded on the NYSE. These 500 stocks are composed of 400 industrial, 40 utility, 40 financial and 20 transportation companies. The weight of each stock in the index is proportional to its price times the number of shares outstanding. The S&P 500 Index is an unmanaged index and includes the reinvestment of all dividends. Investors cannot invest directly in an index. Common stocks represent the ownership of a corporation, which can fluctuate in value.

                           ANNUALIZED TOTAL RETURNS

  The chart below demonstrates annualized total returns as of the fiscal year ended December 31, 1997 of the Jennison Growth and Income Composite and the S&P 500 Index. Annualized total return is a hypothetical rate of return that if achieved annually would have produced the same aggregate total return if performance had been consistent over the period.

               ANNUALIZED TOTAL RETURNS AS OF DECEMBER 31, 1997*

                                       JENNISON GROWTH &
                 PERIOD             INCOME COMPOSITE(/1/)** S&P 500 INDEX(/2/)
                 ------             ----------------------- ------------------
     Since August 31, 1980 (incep-
      tion)-1997...................          18.60%               16.76%
     15 Years (1982-1997)..........          18.45                17.51
     10 Years (1987-1997)..........          18.57                18.03
      7 Years (1990-1997)..........          19.62                19.74
      5 Years (1992-1997)..........          18.80                20.25
      3 Years (1994-1997)..........          27.31                31.12
      1 Year(1996-1997)............          23.34                33.35

-------
Source: Jennison Associates LLC
(/1/) Jennison's results are based on the time-weighted rate of return achieved for "Growth and Income" accounts managed by Jennison. As of December 31, 1997, Jennison managed 3 accounts representing approximately $394 million in assets using a "Growth & Income" strategy. These accounts consist of institutional accounts whose investment objectives and techniques are similar to those of Prudential Jennison Growth & Income Fund. Performance results are net of Jennison advisory fees only and assume the reinvestment of dividends and distributions. As of December 31, 1997, the "Growth & Income" accounts represented 100% of all Growth & Income equity assets managed by Jennison and 1% of the aggregate assets (approximately $37.8 billion) managed by Jennison. None of the accounts included in the Jennison Growth & Income Composite is a registered investment company, nor do these accounts have the ability to engage in short sales. Additionally, the institutional accounts are not subject to the investment limitations, diversification requirements, and restrictions that are imposed on mutual funds by the Investment Company Act and Subchapter M of the Internal Revenue Code, which, if applicable, may have adversely affected the performance results of the Jennison Growth & Income Composite. The accounts reflected in the "Growth & Income" performance data have been determined by Jennison based on the manner in which it prepares performance data generally. The performance shown above for the "Growth & Income" composite is not the performance of the Growth & Income Fund and should not be considered indicative of the past or future performance of the Growth & Income Fund. The "Growth & Income" composite is not a substitute for the Growth & Income Fund's own past performance.
(/2/) The S&P 500 is a capital-weighted index representing the aggregate market value of the common equity of 500 stocks primarily traded on the NYSE. These 500 stocks are composed of 400 industrial, 40 utility, 40 financial and 20 transportation companies. The weight of each stock in the index is proportional to its price times the number of shares outstanding. The S&P 500 Index is an unmanaged index and includes the reinvestment of all dividends. Investors cannot invest directly in an index. Common stocks represent the ownership of a corporation, which can fluctuate in value.

      * These results are unaudited. Past performance should not be interpreted as indicative of future performance.
     ** Preliminary data.

                           ANNUAL TOTAL RETURN DATA

  The chart below demonstrates annual total returns, net of fees, for the Jennison Growth and Income Composite and the S&P 500 Index for the listed calendar year. Total return reflects actual performance over a stated period. Annual total return shows how much an investment has increased (decreased) over a one year period of time assuming the reinvestment of dividends and interest, as appropriate.

                             ANNUAL TOTAL RETURNS*

                                                     JENNISON
                                                     GROWTH &
                                                      INCOME
                          YEAR                     COMPOSITE/1/ S&P 500 INDEX/2/
                          ----                     ------------ ----------------
      1980 (8/31/80 through 12/31/80).............    16.05%         12.79%
      1981........................................     0.00          (4.97)
      1982........................................    30.86          21.61
      1983........................................    19.52          22.51
      1984........................................     1.90           6.30
      1985........................................    37.90          31.84
      1986........................................    19.58          18.71
      1987........................................    14.96           5.23
      1988........................................    11.75          16.59
      1989........................................    35.28          31.69
      1990........................................     3.70          (3.13)
      1991........................................    36.56          30.46
      1992........................................     8.53           7.62
      1993........................................    17.10          10.07
      1994........................................    (2.09)          1.31
      1995........................................    36.38          37.58
      1996........................................    22.76          22.96
      1997........................................    23.34**        33.35

-------
  Source: Jennison Associates LLC

/1/ Jennison's results are based on the time-weighted rate of return achieved for "Growth & Income" accounts managed by Jennison. As of December 31, 1997, Jennison managed 3 accounts representing approximately $394 million in assets using a "Growth & Income" strategy. These accounts consist of institutional accounts whose investment objectives and techniques are substantially similar to those of Prudential Jennison Growth & Income Fund. Performance results are net of Jennison advisory fees only and assume the reinvestment of dividends and distributions. As of December 31, 1997, the "Growth & Income" accounts represented 100% of all Growth & Income equity assets managed by Jennison, and 1% of the aggregate assets (approximately $37.8 billion) managed by Jennison. None of the accounts included in the Jennison Growth & Income Composite is a registered investment company, nor do these accounts have the ability to engage in short sales. Additionally, the institutional accounts are not subject to the investment limitations, diversification requirements, and restrictions that are imposed on mutual funds by the Investment Company Act and Subchapter M of the Internal Revenue Code, which, if applicable, may have adversely affected the performance results of the Jennison Growth & Income Composite. The accounts reflected in the "Growth & Income" performance data have been determined by Jennison based upon the manner in which it prepares performance data generally. The performance shown above for the "Growth & Income" composite is not the performance of the Growth & Income Fund and should not be considered indicative of the past or future performance of the Growth & Income Fund. The "Growth & Income" composite is not a substitute for the Growth & Income Fund's own past performance.
/2/ The S&P 500 Index is a capital-weighted index representing the aggregate market value of the common equity of 500 stocks primarily traded on the NYSE. These 500 stocks are composed of 400 industrial, 40 utility, 20 financial and 40 transportation companies. The weight of each stock in the index is proportional to its price times the number of shares outstanding. The S&P 500 Index is an unmanaged index and includes the reinvestment of all dividends. Investors cannot invest directly in an index.

 *These results are unaudited. Past performance should not be interpreted as indicative of future performance.
**Preliminary data.

                       THE PRUDENTIAL MUTUAL FUND FAMILY


  Prudential offers a broad range of mutual funds designed to meet your individual needs. We welcome you to review the investment options available through our family of funds. For more information on the Prudential Mutual Funds, including charges and expenses, contact your Prudential Securities financial adviser or Prusec representative or telephone either Fund at (800) 225-1852 for a free prospectus. Read the prospectus carefully before you invest or send money.









   TAXABLE BOND FUNDS

Prudential Diversified Bond Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
  Short-Intermediate Term Series
Prudential High Yield Fund, Inc.
Prudential Mortgage Income Fund, Inc.
Prudential Structured Maturity Fund, Inc.
  Income Portfolio

     TAX-EXEMPT BOND
          FUNDS

Prudential California Municipal Fund
  California Series
  California Income Series
Prudential Municipal Bond Fund
  High Yield Series
  Insured Series
  Intermediate Series
Prudential Municipal Series Fund
  Florida Series
  Maryland Series
  Massachusetts Series
  Michigan Series
  New Jersey Series
  New York Series
  North Carolina Series
  Ohio Series
  Pennsylvania Series
Prudential National Municipals Fund, Inc.

      GLOBAL FUNDS

Prudential Europe Growth Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Global Limited Maturity Fund, Inc.
  Limited Maturity Portfolio
Prudential Intermediate Global Income Fund, Inc.
Prudential International Bond Fund, Inc.
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential World Fund, Inc.
  Global Series
  International Stock Series
The Global Total Return Fund, Inc.
Global Utility Fund, Inc.


     EQUITY FUNDS

Prudential Balanced Fund
Prudential Distressed Securities Fund, Inc.
Prudential Emerging Growth Fund, Inc.
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Prudential Index Series Fund
  Prudential Bond Market Index Fund
  Prudential Europe Index Fund
  Prudential Pacific Index Fund
  Prudential Small-Cap Index Fund
  Prudential Stock Index Fund
Prudential Jennison Series Fund, Inc.
  Prudential Jennison Active Balanced Fund
  Prudential Jennison Growth Fund
  Prudential Jennison Growth & Income Fund
Prudential Multi-Sector Fund, Inc.
Prudential Small-Cap Quantum Fund, Inc.
Prudential Small Company Value Fund, Inc.
Prudential Utility Fund, Inc.
Nicholas-Applegate Fund, Inc.
  Nicholas-Applegate Growth Equity Fund

  MONEY MARKET FUNDS

 . Taxable Money Market Funds
Cash Accumulation Trust
  Liquid Assets Fund
  National Money Market Fund
Prudential Government Securities Trust
  Money Market Series
  U.S. Treasury Money Market Series
Prudential Special Money Market Fund, Inc.
  Money Market Series
Prudential MoneyMart Assets, Inc.
 . Tax-Free Money Market Funds
Prudential Tax-Free Money Fund, Inc.
Prudential California Municipal Fund
  California Money Market Series
Prudential Municipal Series Fund
  Connecticut Money Market Series
  Massachusetts Money Market Series
  New Jersey Money Market Series
  New York Money Market Series
 . Command Funds
Command Money Fund
Command Government Fund
Command Tax-Free Fund
 . Institutional Money Market Funds
Prudential Institutional Liquidity Portfolio, Inc.
  Institutional Money Market Series

No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by any Fund or the Distributor. This Prospectus does not constitute an offer by any Fund or by the Distributor to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.
--------------------------------------------------------------------------------
                               TABLE OF CONTENTS

                           PAGE
                           ----
FUND HIGHLIGHTS..........    2
 What are Each Fund's
  Risk Factors and
  Special
  Characteristics?.......    2
FUND EXPENSES............    6
FINANCIAL HIGHLIGHTS.....    9
HOW THE FUNDS INVEST.....   18
 Investment Objectives      18
  and Policies...........
 Other Investments and      25
  Policies...............
 Risk Factors and Special
  Considerations of
  Investing in Foreign
  Securities.............   27
 Risk Factors Relating to
  Investing in Debt
  Securities Rated Below
  Investment Grade (Junk
  Bonds).................   28
 Hedging and Return En-     29
  hancement Strategies...
 Investment Restrictions.   32
HOW THE FUNDS ARE MAN-      32
 AGED....................
 Manager.................   32
 Subadvisers.............   33
 Distributor.............   33
 Fee Waivers and Subsidy.   35
 Portfolio Transactions..   35
 Custodian and Transfer
  and Dividend Disbursing
  Agent..................   35
HOW EACH FUND VALUES ITS    35
 SHARES..................
HOW THE FUNDS CALCULATE     36
 PERFORMANCE.............
TAXES, DIVIDENDS AND DIS-   36
 TRIBUTIONS..............
GENERAL INFORMATION......   38
 Description of Common      38
  Stock..................
 Additional Information..   39
SHAREHOLDER GUIDE........   39
 How to Buy Shares of the   39
  Funds..................
 Alternative Purchase       41
  Plan...................
 How to Sell Your Shares.   45
 Conversion Feature--       48
  Class B Shares.........
 How to Exchange Your       49
  Shares.................
 Shareholder Services....   50
APPENDIX A--INFORMATION
 ABOUT JENNISON ASSOCI-
 ATES LLC................  A-1
APPENDIX B--HISTORICAL
 PERFORMANCE INFORMATION
 OF JENNISON ASSOCIATES
 LLC.....................  B-1
THE PRUDENTIAL MUTUAL      C-1
 FUND FAMILY.............

--------------------------------------------------------------------------------
MF 172A

 Active Balanced Fund         Growth Fund                      Growth & Income Fund
  CUSIP Nos.:                  CUSIP Nos.:                      CUSIP Nos.:
  Class A: 74435A 10 7        Class A: 74437E 10 7             Class A: 74437E 50 3
  Class B: 74435A 20 6        Class B: 74437E 20 6             Class B: 74437E 60 2
  Class C: 74435A 30 5        Class C: 74437E 30 5             Class C: 74437E 70 1
  Class Z: 74435A 40 4        Class Z: 74437E 40 4             Class Z: 74437E 80 0


PRUDENTIAL
JENNISON
ACTIVE
BALANCED FUND
-------------
PRUDENTIAL
JENNISON
GROWTH FUND
-------------
PRUDENTIAL
JENNISON
GROWTH &
INCOME FUND

Prospectus
January 23, 1998

www.prudential.com
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